UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The PNC Financial Services Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

James E. Rohr

Chairman and Chief Executive Officer

March 19, 2009

Dear Fellow Shareholder:

You are invited to attend PNC’s 2009 Annual Meeting of Shareholders on Tuesday, April 28, 2009. The meeting will be held in Pittsburgh, Pennsylvania on the 15th Floor of One PNC Plaza, 249 Fifth Avenue, beginning at 11:00 a.m., Eastern time.

We will consider the matters described in this proxy statement and also review significant developments since our last annual meeting. This year, we have significantly reduced our mailing and printing costs by taking advantage of Securities and Exchange Commission rules that allow us to provide proxy materials to you over the Internet. The accompanying notice of meeting, proxy statement and proxy card for the annual meeting, as well as our 2008 Annual Report on Form 10-K, have been made available to you in accordance with those rules.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy.

If you are unable to attend the annual meeting in person, you may listen to the meeting by teleconference or online webcast. Please see the notice on the next page for more information.

Cordially,

James E. Rohr

The PNC Financial Services Group

One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

The PNC Financial Services Group, Inc.

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME	Tuesday, April 28, 2009, 11:00 A.M., Eastern time

PLACE	The PNC Financial Services Group, Inc.

249 Fifth Avenue –15th Floor

Pittsburgh, Pennsylvania 15222

WEBCAST AND TELECONFERENCE	Webcast: www.pnc.com/investorevents (webcast archived for 30 days)

Conference Call: 1-800-990-2718

1-706-643-0187 (international)

We will also provide an audio replay of the meeting for one week.

Audio Replay:     1-800-642-1687

1-706-645-9291 (international)

Access Code 89237708

Information included on our website, other than our Proxy Statement and form of proxy, is not a part of the proxy soliciting material.

ITEMS OF BUSINESS	1. To elect as directors the 17 nominees named in the Proxy Statement
2. To approve the PNC Employee Stock Purchase Plan
3. To ratify the appointment of PricewaterhouseCoopers LLP
4. To approve an advisory vote on executive compensation
5. A shareholder proposal, if it is properly introduced at the meeting
6. Other business

RECORD DATE	You can vote if you are a shareholder of record on February 27, 2009.

PROXY MATERIALS	We have taken advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to you over the Internet. We mailed a Notice of Internet Availability of Proxy Materials (Notice) to you, which describes how to access and review the proxy statement and annual report, as well as how to vote. It also provides instructions on how to request printed copies of the proxy materials, if you want them.

ANNUAL REPORT	Our annual report to shareholders consists of the 2008 Annual Report on Form 10-K and Chairman’s Letter, which is being furnished to shareholders on the Internet as described in the Notice, but which is not part of the proxy soliciting material.

HOW TO VOTE	It is important that your shares be represented and voted at the Meeting. You can vote your shares, as instructed in the Notice or proxy card, by voting on the Internet or by telephone, or by proxy card if you requested copies of the proxy materials.

March 19, 2009	George P. Long, III Corporate Secretary

IMPORTANT NOTICE REGARDING DELIVERY OF DOCUMENTS

We try to reduce our printing and postage costs. One of the ways we reduce costs is by only delivering one set of proxy materials (or Notice) to multiple shareholders at the same address. This is called “householding”.

If you have more than one shareholder at the same address, you may request additional materials. Please write or call our stock transfer agent, Computershare.

Computershare Investor Services, LLC

P.O. Box 43078

Providence, Rhode Island 02940-3078

1-866-641-4276

You may always write or call Computershare to change the number of copies you receive in the future.

No matter how many sets of materials you receive, we will mail a separate proxy card (or Notice) for each shareholder account. Please vote your shares. We offer several ways for you to vote.

•	Complete, sign and date the proxy card and return it in the enclosed envelope.

•	Vote by telephone or over the Internet. (The instructions are on the proxy card or Notice.)

Our 2008 Annual Report on Form 10-K is not part of our proxy solicitation materials.

WEBCAST AND CONFERENCE CALL DIRECTIONS

Tuesday, April 28, 2009 11:00 a.m. Eastern time Webcast
www.pnc.com/investorevents

Conference Call
1-800-990-2718
1-706-643-0187 (international)

Please make sure you visit the website ahead of time to register and download any necessary software.

If you can’t access the webcast or conference call, we will make a replay of the meeting available at www.pnc.com/investorevents for 30 days. During this time, you may also view or print the slides. Use the instructions above to access the webcast. We will also provide an audio replay of the meeting for one week.

Audio Replay
1-800-642-1687
1-706-645-9291 (international) Access Code 89237708

March 19, 2009

Notice of Annual Meeting of Shareholders

April 28, 2009

TO OUR SHAREHOLDERS:

The 2009 annual meeting of the shareholders of The PNC Financial Services Group, Inc. will be held at One PNC Plaza, 15th Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania on Tuesday, April 28, 2009, beginning at 11:00 a.m., Eastern time, for the purpose of considering and acting upon the following matters:

(1)	Electing as directors the 17 nominees named in the attached proxy statement, to serve until the next annual meeting and until their successors are elected and qualified;

(2)	Approving the PNC Employee Stock Purchase Plan as amended and restated as of January 1, 2009;

(3)	Ratifying the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2009;

(4)	Approving an advisory vote on executive compensation;

(5)	Considering a shareholder proposal, if properly presented before the meeting; and

(6)	Such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 27, 2009 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

We have decided to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders over the Internet. Whether or not you plan to attend the annual meeting in person, please cast your vote over the Internet, by telephone or, if you prefer, by requesting a paper proxy card to sign, date and return by mail.

By Order of the Board of Directors,

George P. Long, III

Corporate Secretary

The PNC Financial Services Group

One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

March 19, 2009

Proxy Statement

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

APRIL 28, 2009

GENERAL INFORMATION

Date, Time and Place of Annual Meeting

Our annual meeting of shareholders will begin at 11:00 a.m., Eastern time, on Tuesday, April 28, 2009. We will hold the meeting in Pittsburgh, Pennsylvania on the 15th Floor of One PNC Plaza, our headquarters building. If you need directions to the annual meeting, please contact our Investor Relations department at investor.relations@pnc.com.

Internet Availability of Proxy Materials; Mailing Date

We are furnishing proxy materials to our shareholders over the Internet as permitted by the Securities and Exchange Commission. On Thursday, March 19, 2009, we mailed the Notice of Internet Availability of Proxy Materials to certain of our shareholders and provided our shareholders access to our proxy materials on that day. For certain other shareholders, we mailed a paper copy of this proxy statement and proxy card on that date. If a broker or bank holds your PNC shares, we generally can’t mail our materials directly to you. Your broker or bank is responsible for providing a Notice of Internet Availability of Proxy Materials to you and letting you know how to vote.

Our Board is Asking for Your Proxy

Our Board of Directors is asking for your proxy. When you give your proxy, you let us vote for you. In giving us the proxy, you also tell us how you want to vote. A proxy allows your shares to be voted at the annual meeting even if you don’t attend.

We offer several ways for you to do this.

•	Vote your shares over the Internet at www.envisionreports.com/PNC by following the instructions there.

•	Vote your shares by telephone. (The instructions are on the proxy card.)

•	Complete, sign and date the proxy card and return it in the envelope provided if you requested copies of these proxy materials.

Please promptly vote your shares. If you change your mind and would like to vote in person at the meeting, you will be able to do so.

If you don’t tell us how you want to vote your shares, we will vote:

•	FOR each of the Board’s 17 nominees for director.

•	FOR approval of The PNC Financial Services Group, Inc. Employee Stock Purchase Plan.

•	FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2009.

•	FOR the advisory resolution on executive compensation.

•	AGAINST the shareholder proposal.

You Can Revoke Your Proxy

You can change your mind about how to vote your shares at the annual meeting. To do this, you must revoke your proxy.

You may revoke by using the Internet or telephone voting options or sending us a signed proxy card in time for us to receive it before the voting closes. This right to revoke ends once voting is declared closed at the annual meeting.

You can revoke your proxy at the annual meeting, but only if you attend in person. You can’t use the webcast or conference call to revoke your proxy. If you do not properly revoke your proxy, we will vote your shares as indicated by your most recent valid proxy.

How Our Board Solicits Proxies

We may solicit proxies by mail, personal interviews, telephone or fax. We may use the Internet to solicit proxies. PNC officers or employees may solicit proxies, but will not receive any special compensation for doing so.

We will ask brokerage houses, banks and other custodians of PNC stock to forward proxy materials to their clients. We will pay for their expenses to do so.

We hired D.F. King & Co., Inc. to help us solicit proxies for the annual meeting. We will pay D.F. King $17,500, plus its out-of-pocket expenses, for the solicitation of proxies, to provide information to our shareholders and to distribute proxy materials.

Shareholders Entitled to Vote

Our Board set February 27, 2009 as the annual meeting record date. You must have been a record owner of PNC stock as of February 27 in order to vote at this year’s annual meeting.

Outstanding Shares on the Record Date

This table shows the number of issued and outstanding shares of our common and preferred stock on February 27, 2009, the record date. The table also shows the number of votes for each share for the matters brought before this meeting. (The number of votes shown for each share of voting preferred stock equals the number of full shares of PNC common stock that can be acquired upon the conversion of a share of preferred stock.)

Class	Shares Issued and Outstanding	Votes Per Share
Common	444,576,187	1
Preferred – Series A	6,448	8
Preferred – Series B	1,137	8
Preferred – Series C	118,737	4 for each 2.4 shares
Preferred – Series D	169,181	4 for each 2.4 shares
Preferred – Series K	50,000	0
Preferred – Series L	1,500	0
Preferred – Series N	75,792	0

Quorum

In order to conduct voting at an annual meeting, there must be a quorum. A quorum is the number of shares that must be present at the meeting—either in person or by proxy.

To have a quorum at our meeting, we need the presence of shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast.

In counting a quorum, we count votes “against” our director nominees. We also count abstentions from voting. At the meeting, holders of common and preferred stock will vote together as a single class.

The NYSE has rules for how many votes must be cast. For each item, the total votes cast must represent more than 50% of the total interest in the common stock and voting preferred stock, voting together as a single class.

If a holder abstains from voting on an item, it will count against the threshold for that item—it is not considered a vote “cast”. Similarly, if a broker cannot vote on behalf of a client, it will not count. (These are called “broker non-votes” and you can read more about them at page 4.) Of course, a share that is not voted will also not count as a vote cast.

How to Vote

If you hold your shares directly, you have four ways to vote, as explained on your proxy card. If you hold your shares in an account at a brokerage firm or bank, you will receive information on how to give voting instructions to your bank or brokerage firm.

You may:

•

Vote over the Internet or by telephone. Instructions are provided on your Notice of Internet Availability of Proxy Materials and the proxy card. The Internet voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately. If you vote this way, you may incur costs associated with electronic access, such as usage charges from Internet service providers and telephone companies.

OR

•	Complete, sign, date and return a proxy card in the envelope provided if you requested copies of these proxy materials. The envelope requires no postage if mailed in the United States.

OR

•

Vote in person by attending the annual meeting. We will distribute ballots on request to shareholders who are eligible to vote at the annual meeting. Even if you returned a proxy before the annual meeting, you may withdraw it and vote in person.

Pennsylvania law permits properly authenticated proxies to be transmitted by telephone or the Internet. Pennsylvania law also permits a beneficial owner to communicate a vote by telephone or Internet to a shareholder of record, such as a brokerage firm or securities depositary.

How to Attend the Meeting

Please detach the admission ticket from the attached proxy card and bring it to the annual meeting. The ticket will admit you and one other person.

If you hold your PNC shares in an account at a brokerage firm or bank, your name will not appear on our shareholder list. Please bring an account statement or a letter from your broker showing your PNC shareholdings. Please show this documentation at the meeting registration desk to attend the meeting.

Everyone who attends the annual meeting must abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda.

If You Can’t Attend the Meeting

If you can’t attend the annual meeting in person, you can still listen to the meeting by using the webcast or conference call options that are explained in the notice at the beginning of this proxy statement.

Have You Received More Than One Set of Proxy Materials?

If two or more PNC shareholders live in your household, you may have received more than one set of our proxy materials. This may also happen if you maintain more than one shareholder account on the books of our transfer agent.

To reduce costs and improve efficiency, we make available a delivery method called “householding”. If you consent to householding, we will only deliver one proxy statement and one annual report to your address. Householding reduces the number of proxy packages you receive and saves your company money.

Even if you choose householding, we will always deliver a separate proxy card for each account. Householding will not affect your right to vote all of your PNC shares.

If householding interests you, please see the details in the notice at the beginning of this proxy statement. Our householding process does not include accounts that you maintain at a brokerage firm or bank. Some brokerage firms and banks now offer householding—please contact your broker directly about householding for your brokerage accounts.

What is a Broker Non-Vote?

If you hold PNC shares in a brokerage account, your broker must vote the shares as you instruct. If you don’t provide any voting instructions, your broker’s ability to vote your shares depends on whether the item is “routine” or “non-routine”. The NYSE decides whether an item is routine.

Under NYSE rules, if a customer does not give voting instructions within ten days of the annual meeting, brokers may vote on routine items in their discretion on behalf of those customers. Brokers may not vote on any non-routine items without customer instructions.

A broker “non-vote” occurs when the customer provides no voting instructions and the item is non-routine. We do not include broker non-votes in calculating the votes cast for any item. They have no effect on the outcome of a non-routine item.

What Vote is Required for a Proposal to Pass?

Under Pennsylvania law, the act of “voting” does not include (1) abstentions, (2) failing to vote for a candidate, or (3) failing to vote for the approval or disapproval of a proposal. This is true whether or not the person entitled to vote characterizes the conduct as voting. In other words, only those shareholders who indicate an affirmative or negative decision on a matter are treated as having voted. Assuming that there is a valid quorum (see page 3) for NYSE purposes, an abstention or a mere absence or failure to vote is not the same thing as a negative decision.

Election of Directors (Item 1). A majority of the votes cast shall elect directors. This means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast include votes “against” but exclude any abstentions. If a nominee receives a greater number of “against” votes than “for” votes, the nominee will offer to resign in accordance with our by-laws and Corporate Governance Guidelines.

Approval of Employee Stock Purchase Plan (Item 2). The approval of the PNC Employee Stock Purchase Plan, as amended and restated as of January 1, 2009, will be approved if a majority of the votes cast are voted in favor of this proposal. Abstentions will not affect the results of the voting.

Ratification of Auditors (Item 3). The ratification of our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009 will be approved if a majority of the votes cast are voted in favor of this proposal. Abstentions will not affect the results of the voting.

Advisory Vote on Executive Compensation (Item 4). The advisory vote on executive compensation will be approved if a majority of the votes cast are voted in favor of this proposal. Abstentions will not affect the results of the voting

Shareholder Proposal (Item 5). The shareholder proposal, if properly presented before the meeting, will be approved if a majority of the votes cast are voted in favor of this proposal. Abstentions will not affect the results of the voting.

Confidential Voting

We keep votes confidential and do not disclose them to our directors, officers or employees, except:

•	As necessary to meet legal requirements or to pursue or defend legal actions.

•	To allow the Judge of Election to certify the voting results.

•	When a shareholder or benefit plan participant expressly requests that we disclose their votes.

•	If there is a contested proxy solicitation.

Our Board has adopted a “confidential voting” policy. With the exceptions described above, this policy states that all proxies, ballots, voting instructions from employee benefit plan participants and voting tabulations that identify the particular vote of a shareholder or benefit plan participant be kept permanently confidential and not be disclosed.

Computershare Investor Services, LLC, our independent vote tabulator and Judge of Election for the 2009 annual meeting, confirmed that its procedures will be consistent with this policy.

CORPORATE GOVERNANCE AT PNC

In this section, we discuss our corporate governance policies and practices. We also discuss how shareholders can communicate with our Board.

Please visit the corporate governance section of the PNC website at www.pnc.com/corporategovernance. It includes additional information about our Board, its committees and corporate governance at PNC. We include more information on these topics in other sections of this proxy statement.

If you want printed copies of:

•	PNC’s Corporate Governance Guidelines

•	PNC’s Code of Business Conduct and Ethics

•	Audit Committee Charter

•	Nominating and Governance Committee Charter

•	Personnel and Compensation Committee Charter

please send a written request to:

Corporate Secretary

The PNC Financial Services Group, Inc.

One PNC Plaza—21st Floor

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(412) 762-2000

For a copy of this proxy statement, a form of proxy and annual report to shareholders, you may contact the Corporate Secretary at the address above, or contact Computershare Investor Services, LLC at 1-866-641-4276 (within the U.S. and Canada) or (312) 360-5235 (elsewhere). You may also send e-mail inquiries to investor.relations@pnc.com. This proxy statement is also available at www.pnc.com/proxystatement.

We will provide these items at no cost, and they are also available on our website. These will be available for the 2009 meeting and, when available, any future meetings. (If any of the contact information changes, we will update it in a future filing.)

Director Independence

Background. We have long maintained a Board with a substantial majority of directors who are not PNC employees. Under NYSE rules, the majority of our Board must also be independent from our management.

To be independent, our Board must affirmatively determine that a director does not have a “material relationship” with PNC. A material relationship may include a relationship between PNC and an organization affiliated with a director.

The NYSE describes specific relationships that will impair independence. The absence of one of these “bright-line” relationships does not mean that a director is automatically independent. The Board must consider all relevant facts and circumstances.

Material relationships to consider may include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The ownership of a significant amount of PNC stock, by itself, will not prevent a finding of independence.

The NYSE Bright-Line Relationship Tests. Each of the following bright-line relationship tests adopted by the NYSE describes circumstances that will impair a director’s independence.

•	A director who is also an employee of PNC.

•	A director whose immediate family member is a PNC executive officer.

•	The receipt of more than $120,000 a year in direct compensation from PNC, except for certain permitted payments (such as director fees).

•	Certain relationships with PNC’s external or internal auditors.

•	A director (or immediate family member) who has been an executive officer of a company where a PNC executive officer serves or served on that company’s compensation committee.

•	Business relationships involving companies that make payments to, or receive payments from, PNC in excess of certain amounts.

An employee-director of PNC (or a director with an immediate family member who is a PNC executive officer) will not be independent until three years after the employment relationship ends. The other bright-line tests will impair independence if they exist at any time within the past three years.

For more information about the NYSE’s bright-line director independence tests, including the commentary explaining the application of the tests, please go to the NYSE’s website at www.nyse.com.

Our Categorical Standards of Independence. The NYSE also permits a Board to adopt “categorical standards” of independence. The standards identify categories of relationships that will not impair a director’s independence. Categorical standards cannot override the bright-line tests, but they can assist the Board in deciding who is independent. If a transaction or relationship falls within a categorical standard, it is deemed “non-material” and will not be analyzed further by our Board.

The NYSE recognizes that these standards allow investors to assess the quality of a Board’s independence while avoiding excessive disclosure of immaterial relationships. Our Board, acting on the recommendation of its Nominating and Governance Committee, has adopted four categorical standards of independence. The Board applied these standards in determining the independence of the director nominees.

We have attached our categorical standards as Exhibit B to this proxy statement. We also post them at www.pnc.com/corporategovernance.

As required by the NYSE, we disclose whether all of a director’s relationships with us meet our categorical standards. If a director has a relationship that would be deemed non-material under a categorical standard, but meets one of the bright-line tests, the bright-line test governs and the director will not be treated as independent.

Our Board’s Independence Determinations. At its meeting on February 6, 2009, the Board made an independence determination for each of our 17 director nominees. Each nominee currently serves as a director.

In making these determinations, our Board relied on the findings and recommendations made by the Nominating and Governance Committee. The Board considered all relevant facts and circumstances when making these determinations. Our Board based the independence decisions on information known as of February 6, 2009. The Nominating and Governance Committee and Board will consider any additional relevant information that may impact independence.

Non-Independent Directors. Our Board affirmatively determined that Mr. Rohr is the only non-independent director. He meets the NYSE’s bright-line test as an executive officer of PNC.

Independent Directors—Relationships Meeting Our Categorical Standards. Our Board affirmatively determined that each of the directors listed below has no material relationship with PNC. This would include a direct material relationship or a material relationship as a partner, shareholder or officer of an organization that has a relationship with PNC.

As a result, our Board has affirmatively determined that each of these directors is independent under the NYSE’s corporate governance rules: Messes. James, Pepper and Steffes and Messrs. Bunch, Chellgren, Clay, Kelson, Lindsay, Massaro, Shepard, Strigl, Thieke, Usher, Walls and Wehmeier. In 2008, the Board had previously affirmed the independence of George A. Davidson, who will not be standing for re-election at this meeting. Mr. Davidson has reached age 70 and is required to retire from the Board under our Corporate Governance Guidelines. As further described below, each of these directors, as well as Mr. Berndt, who has a relationship that does not meet our categorical standards of independence, has one or more relationships with PNC that meet these categorical standards.

Of the categorical standards of independence that we have adopted, our non-employee directors had the following relationships with PNC or its subsidiaries, in the ordinary course of business, either individually or through an entity affiliated with the director:

Name	General Banking Accounts and Services*	Lending Relationships	Deposit and Liquidity Products	Treasury Management Services	Capital Markets Products and Services	Charitable Contributions**
Richard O. Berndt	X	X	X			X
Charles E. Bunch	X	X	X	X	X	X
Paul W. Chellgren	X	X	X	X		X
Robert N. Clay	X	X	X	X	X	X
Kay Coles James	X
Richard B. Kelson	X	X	X	X		X
Bruce C. Lindsay	X					X
Anthony A. Massaro	X					X
Jane G. Pepper	X	X	X	X		X
Donald J. Shepard	X	X	X	X	X	X
Lorene K. Steffes	X					X
Dennis F. Strigl	X	X	X	X	X	X
Stephen G. Thieke	X					X
Thomas J. Usher	X	X	X	X	X	X
George H. Walls, Jr.	X	X		X	X	X
Helge H. Wehmeier	X	X	X	X		X

* Includes checking and savings accounts, wealth management services and insurance products.

**     Includes both charitable contributions made to entities affiliated with directors, as well as matching gifts provided to charities supported by a director. See footnote (d) on page 22 and the discussion under “Certain Charitable Contributions” on page 24 for more information.

For purposes of this chart, “affiliated” entities do not include entities that have not been affiliated with the director during the last three fiscal years. None of these relationships crossed any numerical threshold under either the NYSE bright-line tests or PNC’s categorical standards of independence.

Independent Directors – Relationships Not Meeting Categorical Standards. Mr. Berndt is the Managing Partner of the law firm of Gallagher Evelius & Jones LLP. This law firm provided legal services in each of the last three years to PNC and a predecessor, Mercantile Bankshares Corporation. These services do not meet our categorical standards of independence for services provided in the ordinary course of business, as they involve the provision of legal services from a firm where a director is a partner or managing member.

In reviewing the relationship, however, the Board concluded that Mr. Berndt is independent, noting:

•	The annual fees earned by the firm from its representation of PNC (and Mercantile) in each of the last three years was less than 5% of the firm’s revenues. In 2008, the fees represented approximately 1% of the firm’s revenues. For 2006, 2007 and 2008, the total fees received by the firm were $784,000, $306,223 and $266,266, respectively.

•	The legal services involved ordinary course banking transactions and not strategic issues or advice.

•	Mr. Berndt did not participate actively in the legal services provided by his firm to PNC or Mercantile.

•	There is no anticipation of a significant increase in the amount of legal services or change in the nature of legal services to be provided by his firm.

Mr. Berndt has other relationships that meet our categorical standards of independence.

See “Transactions With Related Persons, Indemnification, and Advancement of Costs” beginning on page 23 for additional disclosure regarding relationships between PNC and our directors and other related persons. This section also discusses our policies and procedures governing related person transactions and charitable contributions to director-affiliated entities.

Meetings of Our Non-Management and Independent Directors

Our non-management directors have met and will continue to meet in regularly scheduled executive sessions without management present. The only management director is Mr. Rohr. The non-management directors have designated Mr. Usher as the Board’s Presiding Director. Among other responsibilities, he presides at these executive sessions.

Our Board has adopted a policy that all independent directors will meet by themselves in executive session at least quarterly, rather than the annual session required by the NYSE. The Board’s Presiding Director also presides at these executive sessions. All of our non-management directors are currently also deemed to be independent from PNC management. In the future, a “non-management” director could include a director who our Board deems to be not independent.

Communicating with Our Directors

You may communicate directly with any director, including the Presiding Director, or any subset of our directors, including the full Board. To do so, please write to:

Presiding Director

The PNC Financial Services Group, Inc. Board of Directors

P.O. Box 2705

Pittsburgh, Pennsylvania 15230-2705

Our employees will not screen any communications sent to this P.O. Box address. They will be delivered directly to the Presiding Director, who will determine how to respond. If you send director-related communications to our offices, we will handle them in accordance with a collection and organization process approved by the Board’s independent directors. These communications are subject to a screening process that will determine which communications will be relayed to directors. We describe this process at www.pnc.com/corporate governance.

Please follow the instructions beginning on page 89 if you are a shareholder and want to:

•	Make a nomination for the election of a director.

•	Submit proposals to be considered for inclusion in our 2010 proxy materials.

•	Make a proposal for action at an annual meeting of shareholders.

Our Board, acting on the recommendation of its Nominating and Governance Committee, has adopted a policy that strongly encourages each director to attend the annual meeting in person, if possible. We remind each director of this policy before the date of the annual meeting. Sixteen directors attended PNC’s 2008 annual meeting of shareholders.

Our Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to address key governance principles, including:

•	Director qualification standards.

•	Director access to management and independent advisors.

•	Director compensation.

•	Director orientation and continuing education.

•	Management succession.

•	Annual Board performance evaluations.

We post these corporate governance guidelines, which are annually reviewed and reassessed by the Nominating and Governance Committee, at www.pnc.com/corporategovernance. Any shareholder may also request a free print copy by writing to our Corporate Secretary at the address given on page 7.

Our Code of Business Conduct and Ethics

Our Board of Directors, acting on the recommendation of its Audit Committee, has adopted a Code of Business Conduct and Ethics. The code applies to our directors, officers and employees. SEC regulations require the adoption of a code of ethics that applies to our CEO and senior financial officers. Our Board intends that this code satisfies those requirements. The code also contains compliance standards and procedures that are designed to facilitate the code’s operation.

The Audit Committee must approve any exceptions to code provisions for our directors or executive officers. We will publicly disclose such exceptions as required by law or the NYSE.

Our Code of Business Conduct and Ethics addresses these important topics, among others:

•	Conflicts of interest.

•	Use of corporate opportunities.

•	Confidentiality of information.

•	Fair dealing.

•	Protection and proper use of our assets.

•	Compliance with laws, rules and regulations.

•	Encouraging the reporting of any illegal or unethical behavior.

We post a copy of our Code of Business Conduct and Ethics at www.pnc.com/corporategovernance. Any shareholder may also request a free print copy by writing to our Corporate Secretary at the address given on page 7.

Board Committees

Our Board currently has five standing committees.

•	Audit Committee

•	Executive Committee

•	Nominating and Governance Committee

•	Personnel and Compensation Committee

•	Risk Committee

Our by-laws authorize the Board to create other committees. Each committee may form and delegate authority to subcommittees of one or more committee members.

Each committee operates under a written charter approved by the Board. The committee annually reviews and reassesses each charter. The descriptions of the committee functions in this proxy statement are qualified by reference to the committee charters and our relevant by-law provisions.

The Executive Committee generally acts, as appropriate, in between meetings of the Board. Its purpose is to provide an efficient means of considering matters and taking actions (such as merger and acquisition activities) that may require the Board’s attention or the exercise of the Board’s powers or authority.

The Risk Committee’s purpose is to provide oversight of our enterprise-wide risk structure and the processes established to identify, measure, monitor and manage our credit risk, market risk (including liquidity risk) and operating risk (including technology, operational, compliance and fiduciary risk).

The principal purposes of the Audit, Nominating and Governance, and Personnel and Compensation Committees are described below.

The Audit Committee

Our Board has a standing Audit Committee with a charter approved by our Board. Our Audit Committee satisfies the requirements of SEC Rule 10A-3, which establishes the following audit committee listing standards:

•	The independence of audit committee members.

•	The audit committee’s responsibility to select and oversee the company’s independent auditors.

•	Procedures for handling complaints regarding the company’s accounting practices.

•	The authority of the audit committee to engage advisors.

•	Funding for payment of the independent auditors and any outside advisors engaged by the audit committee and for the payment of the ordinary administrative expenses of the committee.

The Audit Committee’s primary purposes are to:

•

Provide assistance to the Board by: (1) monitoring the integrity of our consolidated financial statements; (2) monitoring compliance with legal and regulatory requirements and with our Code of Business Conduct and Ethics; (3) evaluating and monitoring the independent auditors’ qualifications and independence; and (4) evaluating and monitoring the performance of our internal audit function and independent auditors.

•	Prepare the report required by SEC regulations to be included in our annual proxy statement. The committee’s report is on page 41.

The committee is directly responsible for the appointment, compensation and oversight of our independent auditors (including the resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. For work performed by the independent auditors, the committee must approve all audit engagement fees and terms, as well as all permitted non-audit engagements. The committee pre-approves all auditing services and permitted non-audit services. The committee considers whether providing non-audit services will impair the auditors’ independence. The Audit Committee’s procedures for the pre-approval of audit and permitted non-audit services are described beginning on page 39.

The committee regularly holds separate sessions with our management, internal auditors and independent auditors. The independent auditors report directly to the committee. Our General Auditor reports directly to the committee, which is responsible for reviewing his or her performance evaluation and approving his or her compensation.

We post the committee’s current charter, which is annually reviewed and reassessed by the committee, at www.pnc.com/corporategovernance. Any shareholder may also request a free print copy by writing to our Corporate Secretary at the address given on page 7.

The Audit Committee consists entirely of independent directors. When our Board holds its organization meeting on April 28, 2009, only independent directors will be appointed to the committee. The current members are Messrs. Chellgren (Chairman), Davidson, Kelson, Lindsay, Shepard and Walls. Acting on the recommendation of the Nominating and Governance Committee, the Board of Directors has determined that Messrs. Chellgren and Kelson are each “audit committee financial experts,” as that term is defined in the SEC’s regulations.

Committee members may only serve on three public company audit committees, including PNC’s. We adopted this limit in recognition of our Audit Committee’s responsibilities and time commitment required. This limit is included in the corporate governance guidelines, which are discussed on page 12.

The Nominating and Governance Committee

Our Board has a standing Nominating and Governance Committee with a charter approved by our Board. The primary purpose of our Nominating and Governance Committee is to assist our Board in promoting the best interests of PNC and its shareholders through the implementation of sound corporate governance principles and practices. The committee also assists the Board by identifying individuals qualified to become Board members. The committee recommends to the Board the director nominees for each annual meeting, and may also recommend the appointment of qualified individuals as directors between annual meetings.

The Nominating and Governance Committee identifies individuals qualified to become Board members consistent with criteria approved by our Board of Directors. These criteria include:

•	A sustained record of high achievement in financial services, business, industry, government, academia, the professions, or civic, charitable or non-profit organizations.

•	Manifest competence and integrity.

•	A strong commitment to the ethical and diligent pursuit of shareholders’ best interests.

•

The strength of character necessary to challenge management’s recommendations and actions when appropriate and to confirm the adequacy and completeness of management’s responses to such challenges to his or her satisfaction.

•	Our Board’s strong desire to maintain its diversity in terms of race and gender.

•	Personal qualities that will help to sustain an atmosphere of mutual respect and collegiality among the members of our Board.

The Nominating and Governance Committee has identified the following specific qualities or skills as being necessary for one or more of our directors to possess:

•	A majority of our directors must satisfy the NYSE independence standards.

•	Enough independent directors must be financially literate and have accounting or related financial management expertise to satisfy the current and anticipated membership needs of the Audit Committee.

•	Directors are expected to gain a sound understanding of our strategic vision, our mix of businesses and our approach to regulatory relations and risk management.

•	The Board as a whole must possess a mix of qualities and skills adequate to address the risk factors to which we are subject.

When the Nominating and Governance Committee evaluates our current directors for possible nomination for reelection at our annual meeting, it considers all of the factors listed above. In addition, the committee considers:

•	Meeting attendance and participation.

•	The value of the director’s contributions to the effectiveness of our Board and its committees.

The Nominating and Governance Committee has not decided to adopt specific, minimum qualifications for a director nominee. It may do so in the future.

The committee currently identifies potential directors through a variety of sources. The committee considers recommendations made by current or former directors or members of executive management. When appropriate, the committee may retain search firms to identify director candidates. Potential candidates also may be identified through contacts in the business, civic, academic, legal and non-profit communities. Potential candidates may be informally approached by Mr. Rohr, as the Chairman of the Board, or Mr. Usher, as the Chairman of the Nominating and Governance Committee.

Each potential director nominee is initially evaluated during a meeting of the Nominating and Governance Committee. The committee considers available relevant information, in light of the Board’s criteria for qualified director candidates. The committee also considers the Board’s current and anticipated needs in terms of diversity, specific qualities or skills, experience or background.

If the committee decides not to recommend a candidate for nomination or appointment, or for more evaluation, no further action is taken. The committee will later report this decision to the full Board. If a shareholder had recommended the candidate, the committee’s secretary will inform the shareholder of the decision and the date of the meeting.

If the committee decides to recommend a candidate to our Board as a nominee for election at an annual meeting of shareholders or for appointment by our Board, the committee chairman will report that decision to the full Board at its next meeting. Before that meeting, each of the other directors will receive the same biographical and other background information about the candidate that the committee considered.

After discussion and questions, the entire Board votes on whether to nominate the candidate for election or appoint the candidate to the Board. The Board may postpone this vote if it needs more information or deliberation.

As stated in our corporate governance guidelines, invitations to join the Board should come from the Chairman of the Board or the Chairman of the Nominating and Governance Committee, jointly acting on behalf of our entire Board.

We post the Nominating and Governance Committee’s current charter, which is annually reviewed and reassessed by the committee, at www.pnc.com/corporategovernance. Any shareholder may also request a free print copy by writing to our Corporate Secretary at the address given on page 7.

The Nominating and Governance Committee consists entirely of independent directors. When our Board holds its organization meeting on April 28, 2009, only independent directors will be appointed to the committee. The current members are Messrs. Usher (Chairman), Bunch, Clay, Massaro and Wehmeier.

The Personnel and Compensation Committee

Our Board has a standing Personnel and Compensation Committee with a charter approved by our Board. The committee’s principal purpose is to discharge our Board’s oversight responsibilities relating to the compensation of our executive officers. The committee must evaluate and approve or recommend for approval executive officer benefit, bonus, incentive compensation, severance, equity-based or other compensation plans, policies and programs.

The committee also reviews the Compensation Discussion and Analysis and recommends to our Board that the CD&A be included in this proxy statement. This recommendation may be found in the

Compensation Committee Report on page 68. The CD&A begins on page 46. The committee has responsibility for reviewing and evaluating the development of an executive management succession plan and for reviewing our progress on diversity.

We post the committee’s current charter, which is annually reviewed and reassessed by the committee, at www.pnc.com/corporategovernance. Any shareholder may also request a free print copy by writing to our Corporate Secretary at the address given on page 7.

The Personnel and Compensation Committee consists entirely of independent directors. The committee membership satisfies the independence standards established by applicable federal income tax and securities laws, as well as the NYSE independence standards. When our Board holds its organization meeting on April 28, 2009, only independent directors will be appointed to the committee. The current members are Ms. James and Messrs. Strigl (Chairman), Bunch, Chellgren, Kelson and Usher.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Personnel and Compensation Committee are officers or former officers of PNC or any of our subsidiaries. None of our executive officers served as a member of the compensation committee of another entity whose executive officer served as our director or on our Personnel and Compensation Committee. None of our executive officers served as a director of an entity whose executive officer served on our Personnel and Compensation Committee.

Certain members of the committee, and their associates, were our customers or had transactions with us (or our subsidiaries) during 2008. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Please see “Transactions With Related Persons, Indemnification, and Advancement of Costs—Related Person Transactions Policies and Procedures—Regulation O Policies and Procedures” on page 26 for more information.

2008 Board Meetings

The chart below shows the names of our directors who served in 2008 and did not resign. The chart also shows each Board committee on which he or she served, and the number of meetings held. We also identify the chairs of each committee, and the directors designated by our Board as “audit committee financial experts”.

There were 15 Board meetings held in 2008. Each director attended at least 75% of the combined total number of meetings of the Board and all committees on which the director served.

Committees
Director	Audit		Nominating and Governance	Personnel and Compensation	Risk	Executive
Richard O. Berndt					X
Charles E. Bunch			X	X
Paul W. Chellgren	C	*		X		X
Robert N. Clay			X
George A. Davidson, Jr.	X
Kay Coles James				X
Richard B. Kelson	X	*		X
Bruce C. Lindsay	X				X
Anthony A. Massaro			X		X
Jane G. Pepper					X
James E. Rohr					X	X
Donald J. Shepard	X				X
Lorene K. Steffes					X
Dennis F. Strigl				C		X
Stephen G. Thieke					C	X
Thomas J. Usher			C	X		C
George H. Walls, Jr.	X
Helge H. Wehmeier			X
Number of Meetings in 2008	15		6	10	8	3

X – Member

C – Chair

* – Designated as Audit Committee Financial Expert

Director Compensation for Fiscal 2008

Our Board’s Nominating and Governance Committee reviews non-employee director compensation and makes an annual compensation recommendation to the Board. The Committee reviews the annual retainer and meeting fees, committee Chairman and Presiding Director retainers, equity-based grants and the three compensation plans applicable to non-employee directors. In addition to annual compensation, the committee may approve special compensation to a director for extraordinary service.

The committee also receives a report from Towers Perrin that analyzes the non-employee director compensation program and compares the program to peer group programs. The primary objectives of the committee’s annual review are to confirm continued alignment with business and shareholder interests, evaluate the competitiveness of our director compensation program relative to the peer group and to identify and respond to continued changes in director compensation in light of the competitive environment.

Mr. Rohr receives no additional compensation for serving as a PNC director. All other directors are paid under compensation schedules approved by the Nominating and Governance Committee.

We explain the elements of the 2008 compensation program for non-employee directors below. On April 28, 2009, the Nominating and Governance Committee will conduct its annual compensation review for 2009.

Annual Retainer Schedule

Retainer for each Director	$45,000
Committee Chair’s retainer, for each Committee chaired	$10,000
Additional retainer for Chairs of the Audit and Risk Committees	$10,000
Presiding Director’s retainer	$10,000

Meeting Fee Schedule

Each Board meeting, except quarterly telephonic dividend meetings	$1,500
Each quarterly telephonic dividend meeting	$750
For each of the first six meetings held annually by each Committee or Subcommittee on which the Director serves	$1,500
For the seventh and each succeeding meeting held annually by each Committee or Subcommittee on which the Director serves	$2,000

2008 Equity-Based Grants

Value of January 2, 2009 annual grant of PNC common stock under the 1992 Director Share Incentive Plan*	$5,005
Value of 1,493 deferred stock units awarded to each Director’s account under the Outside Directors Deferred Stock Unit Plan as of April 22, 2008	$98,135

*	Under accounting rules (FAS 123R), PNC recognized compensation expense in 2008 for this 2009 grant.

Deferred Compensation Plans. Our non-management directors are also eligible to participate in the two deferred compensation plans described in this table:

	Directors Deferred Compensation Plan	Outside Directors Deferred Stock Unit Plan
Purpose	Voluntary deferral of retainers and meeting fees.	Automatic deferral of any deferred phantom stock unit awards.

Investment Options	May choose to invest in phantom shares of PNC common stock or an interest rate alternative (10-year Treasury note). Minimum annual deferral of $11,250.	Phantom shares of PNC common stock. All awards are deferred.

Payout Date and Beneficiary	Director chooses both.	Director chooses both. (In general, payout date can’t be before retirement from the Board or age 70.)

Voting Rights and Dividends	If invested in phantom shares, each share receives deemed dividends, but has no voting rights.	Deemed dividends, but no voting rights.

Form of Payment	Cash only.	Cash only.

Other Director Benefits. Our directors are generally entitled to the following benefits:

•

PNC Directors Charitable Matching Gift Program. We will match a director’s personal gifts to qualifying charities up to an aggregate limit of $5,000 a year. Mr. Rohr is only eligible to participate in our employee matching gift program ($2,500 annual limit).

•	Insurance Policies. We pay for various insurance policies that protect directors and their families from personal loss connected with Board service.

•	Travel, Lodging and Meals. We pay for expenses connected with our directors’ Board service, including travel, lodging and meals.

•

Incidental Benefits. We may provide various incidental benefits, including: holiday gifts; tickets to sports, cultural, social and other events; and travel on corporate aircraft for personal purposes in very limited circumstances, such as a family emergency or when a seat is available on a trip already planned by one of our officers.

With respect to fiscal year 2008, we provided the following compensation to our directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
	(a)	(b)	(c)	(d)
Richard O. Berndt	$75,750	$103,140	$—	$34,295	$213,185
Charles E. Bunch	$79,750	$103,140	$—	$10,305	$193,195
Paul W. Chellgren	$130,750	$103,140	$—	$107,483	$341,373
Robert N. Clay	$71,750	$103,140	$—	$58,807	$233,697
George A. Davidson, Jr.	$89,250	$103,140	$—	$45,224	$237,614
Kay Coles James	$78,750	$103,140	$—	$10,392	$192,282
Richard B. Kelson	$107,750	$103,140	$—	$28,682	$239,572
Bruce C. Lindsay	$100,750	$103,140	$—	$42,821	$246,711
Anthony A. Massaro	$80,750	$103,140	$—	$22,967	$206,857
Jane G. Pepper	$71,750	$103,140	$—	$31,640	$206,530
Donald J. Shepard	$83,250	$103,140	$—	$54,683	$241,073
Lorene K. Steffes	$75,750	$103,140	$—	$30,736	$209,626
Dennis F. Strigl	$93,750	$103,140	$—	$38,071	$234,961
Stephen G. Thieke	$100,250	$103,140	$—	$22,945	$226,335
Thomas J. Usher	$121,250	$103,140	$—	$74,972	$299,362
George H. Walls, Jr.	$90,750	$103,140	$—	$13,957	$207,847
Helge H. Wehmeier	$70,250	$103,140	$—	$59,353	$232,743

(a)	This column includes the annual retainer for directors and the 2008 Board and committee meeting fees paid in 2008. This includes the meeting fees for the fourth quarter of 2007, which were paid in arrears in 2008, but does not include the meeting fees for the fourth quarter of 2008, which were paid in 2009. The amounts in this column also include the following fees deferred under our Directors Deferred Compensation Plan, a non-qualified defined contribution plan: Messes. James ($19,688), Pepper ($10,000) and Steffes ($15,150) and Messrs. Chellgren ($130,750), Shepard ($74,250), Strigl ($93,750), Thieke ($10,000), Usher ($121,250) and Walls ($90,750).

(b)	The dollar values in this column include the recognized compensation expense for 2008, as described in FAS 123R, for 1,493 deferred stock units awarded to each director’s account under our Outside Directors Deferred Stock Unit Plan as of April 22, 2008, and 103 shares awarded to each Director on January 2, 2009 under the 1992 Director Share Incentive Plan.

The 1,493 deferred stock units were valued at $98,135 based on the closing PNC stock price of $65.73 a share on April 22, 2008, the date of grant. The 103 shares of common stock were valued at $5,005 based on the closing PNC stock price of $48.59 a share on January 2, 2009, the date of grant.

As of December 31, 2008, each non-employee director had the following outstanding stock and option awards:

Name	Deferred Stock Units	Stock Options
Richard O. Berndt	2,832	0
Charles E. Bunch	2,832	0
Paul W. Chellgren	12,435	14,000
Robert N. Clay	10,267	8,000
George A. Davidson, Jr.	16,565	14,000
Kay Coles James	4,256	0
Richard B. Kelson	7,788	2,000
Bruce C. Lindsay	13,005	0
Anthony A. Massaro	7,788	6,000
Jane G. Pepper	10,739	14,000
Donald J. Shepard	2,832	0
Lorene K. Steffes	8,267	14,000
Dennis F. Strigl	7,788	14,000
Stephen G. Thieke	7,788	6,000
Thomas J. Usher	13,120	14,000
George H. Walls, Jr.	4,257	0
Helge H. Wehmeier	12,844	14,000

No stock options were granted in 2008, 2007, or 2006. Awards granted to non-employee directors in 2008 include, in the aggregate, 25,381 deferred stock units awarded to 17 directors under the Outside Directors Deferred Stock Unit Plan. A deferred stock unit is a phantom share of our common stock, which requires liability accounting treatment under FAS 123R until such awards are paid to the participants as cash. As there are no vesting or service requirements on these awards, total compensation expense is recognized in full on all awarded units on the date of grant.

(c)	Please see footnote (b).

(d)	This column reflects matching gifts made by us in 2008 to charitable organizations on behalf of the following directors: Ms. Steffes ($4,085), and Messrs. Berndt ($5,000), Bunch ($5,000), Chellgren ($4,500), Clay ($2,500), Davidson ($5,000), Lindsay ($5,000), Shepard ($5,000), Strigl ($5,000), Thieke ($2,750), and Wehmeier ($5,000). This column also includes income under the Director Deferred Compensation Plan and Outside Director Deferred Stock Unit Plan in the following amounts: Messes. James ($10,392), Pepper ($31,640), and Steffes ($26,651), and Messrs. Berndt ($17,300), Bunch ($5,305), Chellgren ($90,530), Clay ($56,307), Davidson ($40,224), Kelson ($28,682), Lindsay ($37,821), Massaro ($22,967), Shepard ($27,494), Strigl ($33,071), Thieke ($20,195), Usher ($74,972), Walls ($13,957), and Wehmeier ($54,353), dividend income under the Mercantile Bankshares Corporation Deferred Compensation Plan for Messrs. Berndt ($11,995) and Shepard ($22,189), and dividend income under the PNC Bank Kentucky, Inc. Directors Deferred Compensation Plan for Mr. Chellgren ($12,453).

Directors Stock Ownership Requirement. Our Board has adopted a common stock purchase requirement for our non-management directors. Each director must annually purchase or acquire PNC common stock (or phantom shares) equaling at least 25% of the annual retainer for that year. Currently, this amount equals $11,250. A director may satisfy this requirement through open market purchases, participation in our Dividend Reinvestment and Stock Purchase Plan or investments in phantom shares of common stock in our two deferred compensation plans. Any non-management director who holds at least 5,000 shares of PNC common stock (or phantom shares) as of the last business day of the preceding calendar year is not subject to this requirement. All directors comply with this policy. As of the end of 2008, all directors owned shares of PNC equity or equity-based units, and all non-employee directors had at least 5,000 shares of PNC common stock or common stock units.

TRANSACTIONS WITH RELATED PERSONS,

INDEMNIFICATION, AND ADVANCEMENT OF COSTS

This section discusses relationships between PNC (or our subsidiaries) and directors, executive officers, or entities affiliated with them. During 2008, some of these persons or entities were our customers. Some transacted other business with us. This section also describes the policies and procedures we have to monitor “related person” transactions.

Transactions with Directors

The following summarizes our transactions with directors and their affiliated entities. No transaction fails the NYSE’s bright-line tests for independence. Except as discussed on pages 10 and 11 with respect to Mr. Berndt, all of these transactions meet our categorical standards of independence.

Customer Relationships. We provide financial services to most of our directors. We also provide financial services to certain immediate family members and affiliated entities. We offer these services in the ordinary course of our business. We provide the services on substantially the same terms and conditions, including price, as we provide to other similarly situated customers.

We also extend credit to certain directors, immediate family members and affiliated entities. Federal banking law (Regulation O) governs these extensions of credit. We discuss Regulation O and our process for managing these transactions on page 26.

Business Relationships. We also enter into other business relationships with entities affiliated with our directors or their immediate family members. These relationships are in the ordinary course of business, and include the following:

Mr. Berndt is the Managing Partner of the law firm of Gallagher Evelius & Jones LLP. This law firm provided legal services to PNC and its predecessor, Mercantile Bankshares Corporation, which we acquired in 2007. The law firm continues to provide limited legal services to PNC, as described on pages 10 and 11.

Mr. Shepard was the Chief Executive Officer and Chairman of the Executive Board of AEGON N.V. (AEGON), an insurance company. He retired from this position in April 2008. PNC engages in ordinary course business relationships with AEGON or its subsidiaries. PNC or its predecessors has purchased bank-owned life insurance from AEGON. We also offer our clients some fixed and variable annuity and life insurance products offered by AEGON. AEGON entities are investors in three funds in which general partners are PNC subsidiaries. AEGON companies also own various securities issued by PNC and its affiliates.

Mr. Strigl is the President and Chief Operating Officer of Verizon Communications, which provides certain telecommunications services to us. These services are provided to us in the ordinary course of business at rates and fees applicable to similarly situated customers.

Mr. Thieke is a director of RiskMetrics Group, Inc. We use services from RiskMetrics and its subsidiary, Institutional Shareholder Services, from time to time. These services are provided to us in the ordinary course of business at rates and fees applicable to similarly situated customers.

Certain Charitable Contributions. Ms. Pepper is the President of the Pennsylvania Horticultural Society (PHS). Since 1992, PNC has supported the Philadelphia Flower Show, an annual exhibition produced by the PHS. Our annual sponsorship amount does not exceed the dollar thresholds described in our categorical standards.

Apart from the contribution to the PHS, we make certain contributions to charitable organizations where our directors serve as directors or trustees, but not as executive officers. We also match charitable contributions made by our directors. We describe this matching gift program on page 20.

Family Relationships

No family relationship exists between any of our directors or executive officers and any of our other directors or executive officers. There are family relationships between certain executive officers and some of the approximately 60,000 PNC employees. These employees participate in compensation and incentive plans or arrangements on the same basis as other similarly situated employees.

The information on the compensation paid during 2008 to all related employees is included below.

•

Norma Hajduk, a Senior Vice President and National Sales Manager of a subsidiary of PNC Bank, National Association, is the sister of Timothy G. Shack, Vice Chairman of PNC. For 2008, she received a base salary of $190,000 and a bonus of $204,250. In addition, during 2008, she received 1,200 options and 560 restricted shares of our common stock.

Indemnification and Advancement of Costs

People may incur liabilities for services rendered on our behalf and at our request. As our by-laws contemplate, we indemnify people against certain of these liabilities. We indemnify directors, officers and, in some cases, employees and agents. We also advance the costs incurred in connection with certain claims or proceedings on their behalf. Each person with this coverage must promise to repay the amounts we provide if the person is ultimately not entitled to indemnification.

We also have directors and officers insurance. This insurance provides coverage against certain liabilities and other expenses.

The indemnification provisions and the insurance coverage provide potentially significant benefits to our directors and executive officers. During 2008, we advanced costs on behalf of certain current and former PNC executive officers in connection with certain matters. In 2008, we did not advance costs on behalf of any current PNC director.

Related Person Transactions Policies and Procedures

SEC regulations (Item 404(b) of Regulation S-K) require disclosure of our related person transactions policies and procedures. In this regard, our principal policies and procedures are contained in our Employee Conduct Policies. The Employee Conduct Policies are a broad set of ethics-related policies that provide more detailed rules and guidance supporting our Code of Business Conduct and Ethics. The code is described in more detail on page 12.

In addition, we have policies and procedures to support our compliance with Regulation O, the federal banking regulation relating to the extensions of credit by our subsidiary banks to insiders. For these purposes, insiders include our directors, executive officers and entities in which the individuals have specific control positions.

We believe that these policies and procedures provide appropriate levels of control and monitoring of the types of related person transactions that are likely to arise in our business. We describe the policies and procedures in more detail below.

Employee Conduct Policies. Our Employee Conduct Policies contain several provisions that regulate related person transactions. The policies apply generally to all employees, including executive officers. The policies apply in some cases to directors.

Doing Business with PNC. Sometimes, a director or employee (or an immediate family member) has a significant personal or financial interest in an entity seeking to do business with PNC in a material transaction. For these transactions, we require prior approval from our Corporate Ethics Office before a director or employee becomes involved in a decision-making capacity, or other non-ministerial role on behalf of PNC. Under the Employee Conduct Policies, we use the phrase “extended family member” which is similar to the SEC’s definition of “immediate family member” in Item 404(a) of Regulation S-K. Our definition of “immediate family member” is more restrictive than the SEC’s definition, as it focuses on individuals residing with, or supported by, our director or employee.

Transacting PNC Business. We prohibit directors and employees from transacting business on behalf of PNC with respect to their own accounts, or the accounts of their extended family members. We also prohibit them from directing subordinates to perform any transaction that they would be prohibited from doing themselves.

Buying or Selling Goods and Services—Employees. Our employees may purchase properties or services from us if the properties or services are also available to:

•	The general public.

•	Substantially all employees.

•	Substantially all employees within a particular market or business. The person may only purchase at the market rate or the general employee rate.

An employee may also sell or lease properties or services to us. The properties or services sold or leased to us must be at the market rate and on terms as favorable to us as what the employee would offer to an unrelated third party under similar circumstances.

Buying or Selling Goods and Services—Non-Employee Directors. Directors may not purchase properties or services from us unless they are offered in the regular course of our business. They must be purchased on terms comparable to those available to our other similarly situated customers.

Directors and their affiliated companies may not sell any properties or services to us unless the properties or services are sold in the regular course of business and sold on terms comparable to those available to our other similarly situated customers.

We employ relatives of executive officers and may employ relatives of directors, in some cases under circumstances that constitute related person transactions. See “Family Relationships” on page 24. We track the employment and compensation of relatives of executive officers and directors. The Employee Conduct Policies restrict special treatment in the hiring or compensation of a relative of an executive officer or director. Our employment of a director’s relative would be a factor in the determination of the director’s independence under NYSE rules and our categorical standards for director independence. See “Corporate Governance at PNC—Director Independence,” beginning on page 7.

Under the Employee Conduct Policies, employees may generally request exemptions from our Corporate Ethics Office. The Corporate Ethics Office may refer specific requests to the Ethics Policy Committee, a committee of senior managers that provides management oversight of ethics-related issues. The Ethics Policy Committee may refer such requests to the Board’s Audit Committee, which provides Board-level oversight of ethics-related issues, another appropriate Board committee or the entire Board of Directors.

If an executive officer requests an exemption under the Employee Conduct Policies, we generally refer the request to at least the Ethics Policy Committee. In 2008, no directors or executive officers requested an exemption under any of the provisions described above.

Regulation O Policies and Procedures. We design policies and procedures to achieve conduct resulting in compliance with Regulation O. Regulation O governs the extension of credit to directors and certain officers. If we extend credit in compliance with our Regulation O policies and procedures, we satisfy the requirements of the Employee Conduct Policies.

Our Regulation O policies and procedures require that:

•

Extensions of credit to covered individuals or entities must be made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with those who are not covered. For credit extensions under a benefit or compensatory program widely available to all employees, we may not give preference to any covered individual.

•

The covered extension of credit be made following credit underwriting procedures no less stringent than those prevailing at the time for comparable transactions with non-covered individuals or entities. The extension of credit may not involve more than the normal risk of repayment or present other unfavorable features.

•	Individual and aggregate lending limits, depending on the identity of the borrower and the nature of the loan.

Each of PNC’s principal subsidiary banks has a Regulation O Credit Officer who reviews extensions of credit to determine our compliance with these policies. If an extension of credit would result in an aggregate credit extension of more than $500,000, the Board of the lending bank must approve it. The Board of the lending bank receives a report of all Regulation O credit extensions made to executive officers of the lending bank (which may not be the same as PNC’s executive officers).

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The table below shows the stock ownership of our directors and officers. Under the caption “Common Stock Ownership,” we list beneficial ownership of common stock as of February 27, 2009 for each director, each executive officer named in the Summary Compensation Table on page 69, and all directors and executive officers as a group. Unless we otherwise note, each person exercises sole voting and investment power over these shares of common stock.

We determine the number of shares in the Common Stock Ownership column as beneficially owned by each director and executive officer pursuant to SEC regulations. This information does not necessarily indicate beneficial ownership for any other purpose. Beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power. We also include any shares of common stock that the individual has the right to acquire within 60 days of February 27, 2009 through the exercise of any option, warrant or right.

Under the caption “Common Stock Unit Ownership,” we list the phantom or deferred common stock units owned. The SEC does not require us to list this information because the units carry no voting rights and can only be settled in cash. We include this information to provide a more complete picture of the financial stake that our directors and executive officers have in our company.

Name	Common Stock Ownership* (Number of Shares)	Common Stock Unit Ownership (Number of Units)
(a)	(b)	(c)
Non-Employee Directors:
Richard O. Berndt	17,850	4,171(a)(b)
Charles E. Bunch	281	2,894(b)
Paul W. Chellgren	37,507(1)(2)(3)	38,583(b)(c)
Robert N. Clay	12,355(4)(5)	23,395(b)(c)
George A. Davidson, Jr.	26,008(2)	16,930(b)
Kay Coles James	264	5,172(b)(c)
Richard B. Kelson	2,624(6)	12,290(b)(c)
Bruce C. Lindsay	2,668	16,198(b)(c)
Anthony A. Massaro	8,828(3)(7)(8)	9,993(b)(c)
Jane G. Pepper	16,840(2)	13,688(b)(c)
Donald J. Shepard	8,967	11,008(a)(b)
Lorene K. Steffes	16,041(2)(13)	11,567(b)(c)
Dennis F. Strigl	15,714(2)	14,055(b)(c)
Stephen G. Thieke	7,661(7)(13)	9,087(b)(c)
Thomas J. Usher	21,138(2)(13)	32,268(b)(c)
George H. Walls, Jr.	362	7,113(b)(c)
Helge H. Wehmeier	31,683(2)	22,608(b)(c)

Named Executive Officers:
William S. Demchak	637,426(9)(10)(13)	32,949(d)(e)
Joseph C. Guyaux	610,038(9)(10)(11)	1,582(d)
Richard J. Johnson	193,337(9)(10)(13)	6,287(d)(e)
James E. Rohr	2,384,632(9)(10)(12)	92,872(d)(e)
Timothy G. Shack	486,727(9)(13)	10,097(e)
Seven remaining executive officers	1,517,586(9)(10)(13)(14)	24,302(d)(e)
Directors and Executive Officers as a Group (29 persons):	6,056,537(15)	419,109(f)
*	As of February 27, 2009, there were 444,576,187 shares of PNC common stock issued and outstanding. The number of shares of common stock held by each individual is less than 1% of the outstanding shares of common stock; the total number of shares of common stock held by the group is approximately 1.4% of the class. If employee or director stock options were exercisable within 60 days of February 27, 2009, we added those numbers to the total of shares issued and outstanding. No director or executive officer beneficially owns shares of PNC preferred stock.

(1)	Includes share units held in the PNC Bank, Kentucky Deferred Compensation Plan.

(2)	Includes 14,000 shares subject to non-employee director non-statutory exercisable stock options.

(3)	Includes shares held by spouse.

(4)	Includes 8,000 shares subject to non-employee director non-statutory exercisable stock options.

(5)	Includes 3,653 shares held as custodian.

(6)	Includes 2,000 shares subject to non-employee-director non-statutory exercisable stock options.

(7)	Includes 6,000 shares subject to non-employee director non-statutory exercisable stock options.

(8)	Includes 1,000 shares held in a limited partnership.

(9)	Includes shares subject to employee non-statutory stock options held by the executive officers and exercisable as of April 28, 2009. The shares subject to those options are as follows: Messrs. Rohr (1,773,859); Johnson (139,999); Demchak (413,005); Guyaux (504,828); and Shack (402,436). The aggregate number of shares subject to such options for the remaining seven executive officers is 1,149,876.

(10)	Includes shares held in our Incentive Savings Plan.

(11)	Includes 19 shares held indirectly as custodian for grandchild.

(12)	Includes 516 shares held indirectly as custodian for daughter, 58,200 shares owned by spouse, 3,555 shares held as assets of a grantor retained annuity trust; and 21,320 shares held in trust for daughter.

(13)	Includes shares held jointly with spouse.

(14)	Includes, for an executive officer not named in the table, six shares held directly by the executive officer’s daughter, as to which six shares the individual disclaims beneficial ownership.

(15)	Includes, for 11 non-employee directors, an aggregate total of 120,000 shares subject to director non-statutory exercisable stock options. Also includes the text of footnotes (1) through (14).

(a)	Includes phantom common stock units credited to an account established under the Mercantile Deferred Compensation Plan.

(b)	Includes phantom common stock units credited to an account established under the PNC Outside Directors Deferred Stock Unit Plan.

(c)	Includes phantom common stock units credited to an account established under the PNC Directors Deferred Compensation Plan.

(d)	Includes phantom common stock units held in our Supplemental Incentive Savings Plan.

(e)	Includes phantom common stock units held in our Deferred Compensation Plan.

(f)	Includes the text of footnotes (a) through (e).

Security Ownership of Certain Beneficial Owners. We know that the following entity owns at least five percent of our common stock. We base our knowledge on a review, as of February 27, 2009, of Schedules 13D and 13G filed with the SEC. The numbers shown on the table below represent holdings as of December 31, 2008 and should be interpreted in light of the related footnotes.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR LLC(1) 82 Devonshire Street Boston, Massachusetts 02109	25,486,194 (1)(2)	5.73%

(1)	According to the Schedule 13G filed by FMR LLC with the SEC, the shares of our common stock are beneficially owned by Fidelity Management & Research Company (23,479,202 shares), Strategic Advisers, Inc. (2,492 shares), Pyramis Global Advisors, LLC (513,869 shares), Pyramis Global Advisors Trust Company (676,336 shares), direct and indirect wholly owned subsidiaries of FMR LLC, and FIL Limited (814,295 shares).

(2)	FMR LLC and FIL Limited are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934, as amended, and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under that Act. They are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC made the filing on a voluntary basis as if all of the shares were beneficially owned by FMR LLC and FIL on a joint basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities (currently, none) to file with us, the SEC and the NYSE initial reports of ownership and reports in changes in ownership of any PNC equity securities. With respect to 2008, to the best of our knowledge, all required report forms were filed on a timely basis. In making this statement, we have relied in part on the written representations of our current non-employee directors and our current and certain former executive officers and on copies of the reports provided to us.

ITEM 1

ELECTION OF DIRECTORS

Information Concerning Nominees. Our Board of Directors determines the number of directors to nominate each year. Our by-laws require between five and 36 directors. Acting on the recommendation of the Nominating and Governance Committee, our Board has fixed the number of directors to be elected at the annual meeting at 17.

The Board has nominated the persons named on pages 32 and 33 for election as directors, to hold office until the next annual meeting of shareholders and the election and qualification of their successors.

Your proxy, unless you direct otherwise, will be voted FOR all of the nominees named on pages 32 and 33. All of our nominees are currently directors.

All nominees consent to being named in this proxy statement and to serve if elected. Our Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director. If for any reason, however, any nominee is not available or able to serve, your proxy will be voted in accordance with the recommendation of our Board.

The table on pages 32 and 33 lists the following information, as of February 27, 2009, the record date:

•	the names of the nominees for election as directors;

•	their ages and principal occupations;

•	the years the nominees first became directors; and

•	their directorships of other public companies.

All nominees have held the positions indicated or another senior executive position with the same entity or one of its affiliates or a predecessor entity for at least the past five years.

For more information on our directors, please see the following sections:

Corporate Governance at PNC – page 7

Transactions With Related Persons, Indemnification, and Advancement of Costs – page 23

2008 Board Meetings – page 17

Board Committees – page 13

Director Compensation for Fiscal 2008 – page 18

Security Ownership of Directors, Executive Officers and Certain Beneficial Owners – page 27

The Board of Directors recommends a vote FOR each of the nominees listed on page 32 and 33.

Name	Age	Principal Occupation	Director Since	Directorships in Other Public Companies
Richard O. Berndt	66	Managing Partner of Gallagher Evelius & Jones LLP (law firm)	2007	Municipal Mortgage and Equity, L.L.C.

Charles E. Bunch	59	Chairman and Chief Executive Officer of PPG Industries, Inc. (coatings, sealants and glass products)	2007	H.J. Heinz Company, PPG Industries, Inc.

Paul W. Chellgren	66	Operating Partner of Snow Phipps Group, LLC (private equity)	1995	None

Robert N. Clay	62	President and Chief Executive Officer of Clay Holding Company (investments)	1987	None

Kay Coles James	59	President and Founder of The Gloucester Institute (non-profit); Senior Partner, The J.C. Watts Companies (international business and public affairs consulting); Former Senior Executive Vice President, MZM, Inc. (consulting); Former Director, U.S. Office of Personnel Management	2006	AMERIGROUP Corporation

Richard B. Kelson	62	Operating Advisor of Pegasus Capital Advisors, L.P. (private equity); Retired Chairman’s Counsel and Retired Executive Vice President and Chief Financial Officer of Alcoa Inc. (aluminum)	2002	Lighting Science Group Corporation; MeadWestvaco Corporation

Bruce C. Lindsay	67	Chairman and Managing Member of 2117 Associates, LLC (consulting company)	1995	None

Anthony A. Massaro	64	Retired Chairman and Chief Executive Officer of Lincoln Electric Holdings, Inc. (manufacturing)	2002	Commercial Metals Company

Jane G. Pepper	63	President of Pennsylvania Horticultural Society (non-profit); Former Director of Federal Reserve Bank of Philadelphia	1997	None

James E. Rohr	60	Chairman and Chief Executive Officer of PNC	1990	Allegheny Technologies Incorporated; BlackRock, Inc.*; EQT Corporation

Donald J. Shepard	62	Retired Chairman of the Executive Board and Chief Executive Officer, AEGON N.V. (insurance)	2007	CSX Corporation

Name	Age	Principal Occupation	Director Since	Directorships in Other Public Companies

Lorene K. Steffes	63	Independent Business Advisor (technology and technical services); Former Vice President, International Business Machines (technology)	2000	RadiSys Corporation

Dennis F. Strigl	62	President and Chief Operating Officer of Verizon Communications Inc. (telecommunications); Former President and Chief Executive Officer of Verizon Wireless, Inc. (telecommunications)	2001	Eastman Kodak Company

Stephen G. Thieke	62	Retired Chairman, Risk Management Committee of J.P. Morgan Incorporated (financial and investment banking services)	2002	RiskMetrics Group, Inc.

Thomas J. Usher	66	Chairman of Marathon Oil Corporation (oil and gas industry)	1992	H.J. Heinz Company; Marathon Oil Corporation; PPG Industries, Inc.

George H. Walls, Jr.	66	Former Chief Deputy Auditor of the State of North Carolina	2006	Lincoln Electric Holdings, Inc.

Helge H. Wehmeier	66	Retired President and Chief Executive Officer of Bayer Corporation (healthcare, life sciences and chemicals)	1992	Owens-Illinois, Inc.; Terex Corporation

*	BlackRock, Inc. was a former PNC consolidated subsidiary. PNC deconsolidated BlackRock in 2006, and as of December 31, 2008, PNC’s equity interest in BlackRock was approximately 33%. As a result of its equity stake in BlackRock, PNC is contractually entitled to appoint two individuals to BlackRock’s Board of Directors.

ITEM 2

APPROVAL OF THE PNC FINANCIAL SERVICES GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

Introduction. On November 12, 2008, our Board’s Personnel and Compensation Committee adopted, subject to shareholder approval, The PNC Financial Services Group, Inc. Employee Stock Purchase Plan, as amended and restated January 1, 2009 (the Plan), and directed that the proposal to approve the Plan be submitted to our shareholders for their approval at the 2009 meeting. Under this item, we are asking you to approve the Plan. We are also seeking shareholder approval (1) to transfer to the Plan 1,239,371 shares of our common stock available for issuance under the PNC Bank Corp. Employee Stock Purchase Plan (the Prior Plan) and (2) to comply with the NYSE corporate governance listing standards.

Our Board believes that shareholder approval of the Plan will further our compensation and benefits structure and strategy as well as attract, retain and motivate our broad base of almost 60,000 employees. The Board has concluded that these objectives would be enhanced and the interests of our shareholders will be advanced if we can offer employees the opportunity to acquire ownership in PNC. The purpose of the Plan is to allow eligible employees of PNC and its designated subsidiaries (as defined below) to purchase shares of our common stock by means of regular payroll deductions, thereby providing an incentive for them to promote our continued success. Participation in the Plan is entirely voluntary.

If the Plan is approved, 2,000,000 shares of common stock will be available under the Plan, of which 1,239,371 would have been available for issuance under the Prior Plan and will be transferred to the Plan. No additional shares will be issued under the Prior Plan.

The Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the Code). The Plan is not subject to the provisions of ERISA, nor is it qualified as a pension, profit-sharing, or stock bonus plan under Section 401(a) of the Code. The Plan supersedes and replaces the Prior Plan in its entirety.

Based on the current and anticipated level of employee participation in the Plan and the current price of a share of our common stock, we estimate that the 2,000,000 shares currently reserved for issuance under the Plan could be exhausted upon the end of the option period which will conclude on December 31, 2013.

The material terms of the Plan are described below. This summary is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made, a copy of which is attached to this proxy statement as Exhibit A.

Material Features of the Plan. Twice a year the Plan provides employees the opportunity to purchase shares of our common stock through payroll deductions at a price equal to 95% of the fair market value of the shares on the date of purchase. As proposed, 2,000,000 authorized but unissued shares of our common stock may be issued or sold under the Plan, subject to adjustment pursuant to anti-dilution provisions. This includes 1,239,371 shares of common stock previously available for issuance under the Prior Plan.

Term of Plan. The Plan is effective January 1, 2009 and will continue in effect through December 31, 2013. The Board and the Personnel and Compensation Committee of the Board have the right to extend the term of or terminate the Plan at any time. If the Plan is terminated, the balance of any participant’s account will be refunded to the participant or, if a refund is not possible, disposed of in accordance with procedures established by the Plan Committee (as defined below).

Administration. The Plan may be administered by a committee of our officers or designated subsidiaries appointed by our Board or our Personnel and Compensation Committee (Plan Committee). Subject to oversight by the Board and our Personnel and Compensation Committee, the Plan Committee is authorized to interpret the Plan and adopt rules and regulations that are not inconsistent with the Plan. The Plan Committee may appoint an employee as a Plan Manager and delegate to the Plan Manager such authority relating to the administration of the Plan that the Plan Committee, in its sole discretion, deems advisable. The Plan Committee members may participate in the Plan. The Plan Manager is currently James S. Gehlke.

Eligibility. Effective with the first offering period under the Plan, which began on January 1, 2009, (i) each full-time employee of PNC or a subsidiary of PNC designated by the Plan Committee to participate in the Plan (a Designated Subsidiary) with at least six months of continuous service and (ii) each part-time employee of PNC or a Designated Subsidiary (excluding peak-time employees who were not previously participating in the Prior Plan) with at least 12 months of continuous service may become participants in the Plan by submitting a notice to us before the offering period begins. Participants in the Prior Plan will continue to participate in the Plan pursuant to the same elections made under the Prior Plan (unless such elections are modified in accordance with the terms of the Plan). No employee who is deemed to own 5% or more of the total combined voting power or value of all classes of stock of PNC or any subsidiary may participate in the Plan. Employees may not transfer their rights under the Plan.

Offerings Under the Purchase Plan. Plan offerings are made on January 1 and July 1 each year. An offering gives each eligible employee the opportunity to buy shares of our common stock at a 5% discount from “fair market value.” Purchases under the Plan are made by means of payroll deductions over a six-month option period beginning on January 1 and July 1 and ending on June 30 and December 31 of the applicable year. The amount deducted must be a whole number percentage of a participating employee’s base salary from 1% to 10%, and is credited to a Plan account established in the employee’s name. A participant may not increase or decrease the percentage of the payroll deduction during an option period. However, a participant may change the percentage of the payroll deduction for a future option period by filing a notice with us before the applicable option period begins. For a participating employee, the amount in his or her account on the last day of the option period is applied, without interest, to purchase that number of whole shares of our common stock, at a price equal to 95% of the fair market value of a share of our common stock on the exercise date of the option period (which is June 30 or December 31) that such amount will purchase.

Plan participation will be automatically suspended if, during a Plan Year, a participant has reached any applicable limit imposed by law or has taken a hardship withdrawal from the Our Incentive Savings Plan or the PNC Global Investment Servicing Retirement Savings Plan. Participants who cease to participate in the Plan because they have reached the applicable limit will participate again, at the beginning of the next Plan year, at the same percentage. Participants who cease participating in the Plan because of a hardship withdrawal are eligible to enroll in the next offering period.

If an offering is oversubscribed, any balance in an employee’s Plan account not applied to the purchase of shares of our common stock will be carried over to the next offering period. No purchase of shares under the Plan will exceed any statutory limits imposed under section 423(b)(8) of the Code, which generally limits the accrual of the right of any employee to purchase shares under employee stock purchase plans to an annual rate of $25,000 in fair market value.

An employee may withdraw from an offering at any time before the last day of the option period and may request that all accumulated payroll deductions be refunded. No interest will be paid on the withdrawn amount. An employee may discontinue payroll deductions without the withdrawal of all payroll deductions previously made during that particular option period before the termination of his or her participation in that offering. The amount remaining in the employee’s Plan account will be used to purchase shares of our common stock on the exercise date of the option period, provided that he or she is an employee as of the exercise date. Amounts not used to purchase shares of our common stock will be refunded without interest upon the written request of the participant. A participant who elects to discontinue payroll deductions during an option period may again become a participant in a subsequent option period by filing a new notice with us.

Plan Benefits. The number of shares of Common Stock that would be purchased during our 2009 fiscal year is not determinable because purchase prices will not be set until the end of each option period and the level of participation may fluctuate during the year.

During the first option period, one named executive officer, Richard J. Johnson, is participating in the Plan. No other executive officer has purchased shares of our common stock under the Plan. A non-executive officer employee group of approximately 1,900 persons is participating in the Plan. Non-employee directors are not eligible to participate in the Plan.

Termination of Participation. A participant may withdraw from the Plan at any time and receive the entire amount in the participant’s account without interest. A participant who terminates employment with PNC or a Designated Subsidiary on or after attaining age 55 and completing five years of service, as determined under The PNC Financial Services Group, Inc. Pension Plan (“retires”) may elect to withdraw the participant’s entire account. If during an option period (i) a participant retires and does not withdraw his or her account or (ii) a participant’s employer ceases to be a Designated Subsidiary, the balance of the participant’s account will be used to purchase shares at the next exercise date. If a participant dies during an option period, the participant’s account will be distributed to the participant’s beneficiary (and if there is no beneficiary, to the participant’s personal representative). A participant who terminates employment for any other reason will receive the cash balance remaining in the participant’s account.

Certain Federal Income Tax Consequences. Under the Code, we are deemed to grant employees an “option” on the first day of each offering period and the employee is deemed to exercise the option on the exercise date. Under these provisions, a participant will not recognize income at the time of the grant of an option under the Plan (that is, on the offering date). In addition, a participant will not recognize income on the exercise of such an option (that is, on the exercise date), provided that at no time during the period beginning with the offering date and ending on the date three months before the exercise date, the participant ceased to be an employee of PNC or one of our subsidiaries (“employment requirement”). Under these circumstances, we will not be allowed to take a deduction in connection with either the grant of an option or the issuance of shares upon exercise of an option. If a participant disposes of shares acquired under the Plan more than two years after the purchase date (the

“required holding period”) or in the event of the participant’s death, the participant will recognize compensation income equal to the lesser of (a) the excess, if any, of the fair market value of the shares on the date of disposition or the participant’s death over the amount the participant paid for the shares, or (b) 5% of the fair market value of the shares as of the offering date. In addition, a participant will recognize a capital gain equal to the excess, if any, of the proceeds from the disposition over the sum of the purchase price paid by the participant for the shares and the amount of ordinary income the participant recognizes. If the proceeds from disposition of the shares are less than the purchase price paid by the participant, the participant will be entitled to a long-term capital loss. We will not be allowed to take a deduction if the participant dies or disposes of the shares after the required holding period. If shares acquired under the Plan are held less than the required holding period, the excess of the fair market value of the shares as of the exercise date over the price the participant paid for the shares will be treated as ordinary income to the participant at the time of disposition of the shares. In addition, the participant will recognize capital gain equal to the excess, if any, of the proceeds from sale over the fair market value of the shares as of the exercise date. If the proceeds from disposition of the shares are less than the fair market value of the shares as of the exercise date, the participant will recognize a capital loss equal to the amount of such difference. We will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income a participant recognizes upon disposition of the shares prior to expiration of the required holding period.

If a participant fails for any reason other than the participant’s death or certain temporary leaves to meet the employment requirement, then, upon the receipt of shares upon exercise, the participant generally will recognize ordinary income equal to the difference between the fair market value of the shares purchased as of the date of exercise and the purchase price paid. Under such circumstances, we will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

The rules governing employee stock purchase plans are highly technical, so that the above description of tax consequences is general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Shareholder Approval Required. Approval of the Plan requires the affirmative vote of a majority of the votes cast by the holders of the Corporation’s common stock and the voting preferred stock, voting together as a single class, in person or by proxy, at a meeting at which a quorum is present. The rules of the New York Stock Exchange also require that the total vote cast on this proposal represent over 50% in interest of the Corporation’s common stock and voting preferred stock, voting together as a single class. Please see “What Vote is Required for a Proposal to Pass?” on page 5 for more information.

The Board of Directors recommends a vote FOR the approval of the PNC Employee Stock Purchase Plan, as amended and restated January 1, 2009.

ITEM 3

RATIFICATION OF THE AUDIT COMMITTEE’S

SELECTION OF PRICEWATERHOUSECOOPERS LLP AS

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009

Our Board’s Audit Committee is composed entirely of directors who are independent as defined in the NYSE’s corporate governance rules. Among other things, the Board has also determined that each committee member is financially literate and possesses accounting or related financial management expertise. The Board made these determinations in its business judgment, based on its interpretation of the NYSE’s requirements for committee members.

Under the Audit Committee’s charter, the committee is responsible for selecting PNC’s independent auditors pursuant to a well-organized process. The committee evaluates and monitors the auditors’ qualifications, performance and independence. This responsibility includes a review and evaluation of the lead audit partner. The committee also listens to the opinions of our General Auditor, who supervises the internal audit function, and other members of our management.

You can learn more about the committee’s responsibilities with respect to the independent auditors in the committee’s charter, which is posted at www.pnc.com/corporategovernance.

On February 5, 2009, the Audit Committee presented its conclusions regarding the independent auditors to our Board of Directors. Following this presentation, the Board voted unanimously to recommend that shareholders vote to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP (PwC) as PNC’s independent registered public accounting firm for 2009.

The Audit Committee and Board have adopted a policy that if a majority of the votes cast at the annual meeting is against ratification, the committee will reconsider its selection of PricewaterhouseCoopers LLP. The committee will be under no obligation, however, to select new independent auditors. If the committee does select new independent auditors for 2009, we will not seek shareholder ratification of the committee’s new selection.

Audit and Non-Audit Fees

At its meeting on February 13, 2008, our Audit Committee appointed PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm, to audit our consolidated financial statements for 2008, and our shareholders ratified it on April 22, 2008. We expect representatives of PwC to be available at the annual meeting. They will have an opportunity to make a statement and respond to appropriate questions.

In considering the nature of the services provided by our independent auditors, the Audit Committee determined that the services are compatible with the provision of independent audit services. The committee discussed these services with the independent auditors and our management to determine that they are permitted under the SEC rules and regulations concerning auditor independence.

The following table summarizes the aggregate fees billed to PNC for services rendered by PwC for 2008 and 2007:

	2008	2007
Audit Fees	$12,110,259	$8,636,755
Audit-Related Fees	$2,842,094	$771,607
Tax Fees	$225,095	$403,505
All Other Fees	$166,715	$485,635

Total Fees Billed	$15,344,163	$10,297,502

Audit Fees. The aggregate fees billed for audit services for the years ended December 31, 2008 and December 31, 2007 were $12,110,259 and $8,636,755, respectively. These fees consisted primarily of the audit of PNC’s annual consolidated financial statements, included in Form 10-K filings, reviews of PNC’s quarterly consolidated financial statements included in Form 10-Q filings, comfort letters and other services related to SEC matters, assistance with the implementation of new accounting pronouncements and related expenses. The audit fees were higher in 2008 as a result of significant audit procedures associated with the National City acquisition and related purchase accounting.

Audit-Related Fees. The aggregate fees billed for audit-related services for the years ended December 31, 2008 and December 31, 2007 were $2,842,094 and $771,607, respectively. These fees consisted primarily of SAS 70 reports, compliance reviews and transaction-related services. The audit-related services were higher in 2008 as PwC issued certain SAS 70 reports that were prepared by another audit firm in 2007.

Tax Fees. The aggregate fees billed for tax services for the years ended December 31, 2008 and December 31, 2007 were $225,095 and $403,505, respectively. These amounts were attributable to tax compliance services and international tax consulting.

All Other Fees. The aggregate fees billed for all other services for the years ended December 31, 2008 and December 31, 2007 were $166,715 and $485,635, respectively. These fees primarily consisted of services for transaction-related services.

Procedures for Pre-Approving Audit and Permitted Non-Audit Services

The Audit Committee is responsible for pre-approving audit and permitted non-audited services (such as tax) to be provided to us by our independent auditors. With certain limited exceptions, our auditors may not provide these services without pre-approval.

The committee is given this responsibility to confirm that providing services will not impair our auditors’ independence. The committee performs this function for us, our subsidiaries and our employee benefit plans.

The committee’s responsibility also includes pre-approval of the fees for such services (although SEC regulations do not require the pre-approval of fees) and the other terms of the engagement. The committee may either pre-approve specific fees, or a methodology for determining fees.

Pre-approval may be general (categories of services) or specific (individual services). If the committee pre-approves a general category of services, it will review and pre-approve the category at least every year. The committee will be responsible for approving any fee or other compensation arrangements for services covered by a pre-approval of a general category of services.

During 2008, the committee approved specific services individually. It did not pre-approve a general category.

The full committee may exercise pre-approval authority, or the chairman of the committee may exercise the authority as required between meetings. The committee may also delegate this authority, in whole or in part, to one or more committee members. Any person exercising delegated authority will report on the pre-approvals at the next scheduled meeting of the committee, which will be reflected in the meeting minutes. The Audit Committee may not delegate its pre-approval authority to any other person, including any member of our management or other PNC employee or agent.

Our independent auditors must receive written pre-approval. The written request for pre-approval must include, at a minimum, a description of the nature of the engagement and of the proposed fee for the services. The written request must also include the auditors’ statement as to whether they believe the provision of the services is consistent with SEC and other applicable rules on auditor independence. In reviewing a pre-approval request, the committee or chairman may request members of our management to provide their views on auditor independence questions.

The Audit Committee may amend these procedures from time to time.

Report of the Audit Committee

The PNC Board of Directors has appointed an Audit Committee composed of six directors, each of whom is independent as defined in the New York Stock Exchange listing standards. Acting on the recommendation of the Nominating and Governance Committee, the Board of Directors has determined that each of Messrs. Chellgren and Kelson is an “audit committee financial expert,” as that term is defined in Securities and Exchange Commission rules.

The Board of Directors has approved a written charter for the Audit Committee. A copy of that charter, as approved and amended by the Board on February 14, 2008, is available on PNC’s website at www.pnc.com. The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare PNC’s consolidated financial statements, to plan or conduct audits, or to determine that PNC’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. PNC’s management is responsible for preparing PNC’s consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. PNC’s management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The independent auditors are responsible for the audit of PNC’s consolidated financial statements and the audit of the effectiveness of PNC’s internal control over financial reporting. In addition, the independent auditors are responsible for the audit of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008.

The Audit Committee has reviewed and discussed PNC’s audited consolidated financial statements with management and with PricewaterhouseCoopers LLP, PNC’s Independent Registered Public Accounting Firm for 2008. The Audit Committee has selected PricewaterhouseCoopers LLP as PNC’s independent auditors for 2009. A portion of the Audit Committee’s review and discussion of PNC’s audited consolidated financial statements with PricewaterhouseCoopers LLP occurred in private sessions, without PNC management present.

The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has received from PricewaterhouseCoopers LLP the written statements required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed PricewaterhouseCoopers LLP’s independence with PricewaterhouseCoopers LLP, and has considered the compatibility of non-audit services with the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in PNC’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

The Audit Committee of the

Board of Directors of The PNC

Financial Services Group, Inc.

Paul W. Chellgren, Chairman

George A. Davidson, Jr.

Richard B. Kelson

Bruce C. Lindsay

Donald J. Shepard

George H. Walls, Jr.

In accordance with SEC regulations, the Report of the Audit Committee shall not be incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934, as amended (Exchange Act) or the Securities Act of 1933, as amended (Securities Act). The report is not deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

The Board of Directors recommends a vote FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2009.

ITEM 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As discussed in the Compensation Discussion and Analysis (CD&A) section of this proxy statement, we believe that our compensation policies and procedures strongly align the interests of our executives and our shareholders. We believe that our culture focuses executives on prudent risk management and appropriately rewards them for performance. Our compensation policies and procedures are described in detail on pages 46 to 67 of this proxy statement.

The proposal set forth below, which is advisory and will not bind our Board, gives our shareholders the opportunity to vote on the compensation of our executives.

Upon the recommendation of our Board of Directors, we ask you to consider the following resolution:

“RESOLVED, that the holders of the common stock and the voting preferred stock of The PNC Financial Services Group, Inc. (the “Company”), voting together as a single class, approve the compensation of the Company’s five executives named in the Summary Compensation Table of the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders, as described in the Compensation Discussion and Analysis, the Executive Compensation Tables and the related disclosure contained in the Proxy Statement.”

This proposal has been drafted to comply with Section 7001 of the American Recovery and Reinvestment Act of 2009, which amended Section 111(e) of the Emergency Economic Stabilization Act of 2008. This amendment applies to PNC based on our participation in the TARP Capital Purchase Program, as described in more detail in our CD&A.

The Board of Directors recommends a vote FOR the advisory resolution on executive compensation, as described above.

ITEM 5

SHAREHOLDER PROPOSAL

We expect the following proposal (Item 5 on the proxy card) to be presented by the AFL-CIO Reserve Fund at the annual meeting. We include the full text of the shareholder’s proposal below, but do not independently verify the assertions made by the shareholder. The Board of Directors has recommended a vote against this proposal for broader policy reasons, as described in more detail below. The address and security holdings of the shareholder will be supplied upon request to the Corporate Secretary at the address listed on page 7. The text of the proposal follows.

* * * * * * *

“Resolved, that the shareholders of The PNC Financial Services Group, Inc. (the “Company”) urge the Board of Directors to adopt a policy requiring the Named Executive Officers (“NEOs”) to retain 75% of the shares acquired through the Company’s compensation plans, excluding tax-deferred retirement plans, for two years from the termination of their employment (through retirement or otherwise), and to report to shareholders regarding the adoption of this policy before the Company’s 2010 annual meeting. The policy also should prohibit hedging techniques that offset the risk of losses to executives.

SUPPORTING STATEMENT

Equity-based compensation is an important component of the senior executive compensation program at our Company. According to the Company’s 2008 proxy statement, equity-based awards, including stock and stock option awards, accounted for between 51% and 75% of the total compensation for the NEOs during fiscal 2007. Of the $40.4 million in compensation earned by the five NEOs, $24.5 million, or 61%, came from stock awards and stock options.

Requiring senior executives to hold a significant portion of the shares acquired through the Company’s compensation plans for at least two years after their termination of employment would tie their economic interests to the long-term success of the Company, and motivate them to focus on the Company’s long-term business objectives and better align their interests with that of shareholders. The absence of such a requirement may enable these executives to unduly focus their decisions and actions towards generating short-term financial results at the expense of the Company’s long-term success. The current financial crisis has made it imperative for companies to reconsider and reshape executive compensation policies and practices to discourage excessive risk-taking and promote long-term, sustainable value creation.

Several well-regarded business organizations support “hold past retirement” policies. The Aspen Principles, endorsed by the U.S. Chamber of Commerce, Business Roundtable and the Council of Institutional Investors, recommend that “senior executives hold a significant portion of their equity-based compensation for a period beyond their tenure.”

Further, a 2002 report by The Conference Board endorsed a holding requirement, stating that the long-term focus promoted thereby “may help prevent companies from artificially propping up stock prices over the short-term to cash out options and making other potentially negative short-term decisions.”

Our company requires the NEOs to hold PNC stock with a market value of up to five times their respective base salaries and does not have a post-employment retention requirement. A post-employment retention requirement that is linked to the amount of compensation and the total shares issued to NEOs will ensure they share in both the upside and downside risk of their actions at the Company. We urge shareholders to vote for this proposal.”

STATEMENT BY THE BOARD OF DIRECTORS IN OPPOSITION TO THE PROPOSAL

After careful consideration, the Board of Directors unanimously recommends that you vote against the AFL-CIO Reserve Fund’s proposal. Our Board of Directors and independent Personnel and Compensation Committee believe strongly that stock ownership by senior executives helps align the interests of the executives with the long-term interests of our shareholders and sends a positive message regarding management’s commitment to long-term value. However, this belief is already reflected in our compensation practices and policies, and as discussed below, the proponent’s proposal is not in the best interests of our shareholders.

First, as discussed in our “Compensation Discussion and Analysis” section, our Personnel and Compensation Committee utilizes equity-based compensation as a substantial component of overall executive compensation, which provides strong incentives for executives to improve PNC’s long-term performance and deliver value to our shareholders. This practice helps the Personnel and Compensation Committee fulfill its goal of substantially linking executive compensation with corporate performance and shareholder value over the long-term.

To further this goal, our Personnel and Compensation Committee has established an executive officer ownership policy that maintains the alignment of the financial interests of our executive officers with those of our shareholders. Under this policy, most of our executive officers, including all of the named executive officers, are required to meet and maintain minimum stock ownership guidelines. These guidelines, which are expressed in terms of the value of the equity holdings as a multiple of each officer’s base salary, are:

Officer	Stock Ownership Guidelines
James E. Rohr	5 x base salary
Richard J. Johnson	3 x base salary
William S. Demchak	4 x base salary
Joseph C. Guyaux	4 x base salary
Timothy G. Shack	3 x base salary
Other Executive Officers	1 to 3 x base salary (depending on relative position)

Newly hired or promoted executives have up to four years to meet their stock ownership requirements. Each year, the Personnel and Compensation Committee confirms whether our executive officers meet these guidelines. At the committee’s last review of these guidelines during the fourth quarter of 2008, all executive officers were in compliance with the guidelines. Due to recent sharp declines in our stock price, one executive officer is no longer in compliance, as of the record date of this meeting. All five named executive officers are in compliance with the guidelines as of the annual meeting record date. The committee will monitor ongoing compliance with these guidelines, as necessary or advisable, in light of continued stock price volatility.

Unlike the AFL-CIO Reserve Fund’s proposal, which would set stock ownership requirements only by requiring the retention of stock acquired through the Company’s equity compensation plans (and therefore would provide no assurances regarding actual ownership), our stock ownership policy requires a specific – and substantial – level of ownership of common stock. We believe that this level is set at a point that appropriately balances the need to align executive and stockholders’ interest with the need of executives to engage in legitimate and appropriate financial planning. And as much as the proponent’s policy could result in inappropriately low levels of stock ownership, the policy could result in excessive levels of stock ownership. To the extent that the proponent’s 75% rule resulted in excessive stock ownership relative to an executive’s total wealth (a result that becomes more likely the greater the tenure and experience of the executive), the Personnel and Compensation Committee could find itself unable to utilize the desired level of equity compensation relative to cash compensation without jeopardizing its ability to retain executives. Moreover, we would be at a competitive disadvantage relative to our peers who are able to better balance equity and cash compensation and retain the types of long-term, experienced officers that our company needs in order to succeed in a highly challenging and competitive environment.

The Board of Directors recommends a vote AGAINST this proposal.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our overall executive compensation program, with a focus on 2008 compensation and the changes we have made to our program for 2009. In this section, we explain how our Board’s Personnel and Compensation Committee (the Committee) made its compensation decisions for the following named executive officers:

Name	Current Title
James E. Rohr	Chairman and Chief Executive Officer
Richard J. Johnson	Executive Vice President and Chief Financial Officer
William S. Demchak	Senior Vice Chairman
Joseph C. Guyaux	President
Timothy G. Shack	Vice Chairman

Compensation Philosophy

The Committee approves PNC’s compensation philosophy and supervises the compensation program for executive officers. We design our compensation program to attract, motivate, retain and reward the executives who are crucial to the success of our business.

The Committee believes that compensation should reflect performance and should be fair, competitive and reasonable in light of a person’s responsibilities and experience. The Committee believes that the best way to achieve our principles and objectives is by providing a mix of compensation programs.

We want pay to vary according to performance. Our executives receive a significant amount of variable pay, and our incentives focus on long-term and short-term performance, as well as progress in furthering the goals of our strategic plan. We want the interests of our executives to align with the interests of our shareholders.

The details of our compensation program and how the Committee made its decisions are discussed in detail in the Compensation Decisions section of this CD&A beginning on page 51.

Significant Program Developments

The Committee made the following significant decisions from May 2008 until the present, with respect to our named executive officers:

•	Did not increase base salaries.

•	Eliminated or significantly reduced cash bonus payments for 2008, replacing them with grants of restricted stock.

•	Did not provide an annual incentive performance unit grant in 2009.

•	Granted performance options in 2009 tied to quantitative and qualitative criteria related to the integration of the National City transaction.

•	Granted performance options in July 2008 that were tied to a 20% increase in our stock price.

•	Reformed our overall perquisites policy, beginning in 2009, to:

•	Reduce the perquisite allowance from $50,000 to $10,000.

•	Require the three executives who are required or generally permitted to use corporate aircraft for personal trips to pay for all such trips.

•	Prohibit any tax “gross-ups” on perquisites.

•	Modified the peer group for 2009 to reflect a dramatic reshaping of our industry and PNC’s significant growth.

TARP Investment

Effective December 31, 2008, PNC participated in the U.S. Department of the Treasury’s Troubled Asset Relief Program (TARP). PNC received an investment of approximately $7.6 billion from the Treasury under the TARP Capital Purchase Program. As a recipient of TARP funds, PNC will fully comply with all applicable limitations under the compensation and related rules under the Capital Purchase Program and those to be adopted by the Treasury pursuant to the American Recovery and Reinvestment Act of 2009 (ARRA). As the Treasury has not, as of March 10, 2009, released interpretive regulations pursuant to ARRA, the impact of any future regulations or rulemaking on PNC’s programs, principles, plans and philosophies described in this section is unknown.

Our Executive Compensation Program

This section describes the principal elements of our executive compensation program as it existed in 2008. Where our Committee has made changes for the 2009 fiscal year, we describe them. We include additional details in the tables that follow this CD&A.

Base Salaries. Although the Committee places most of the earning opportunities for our executives into incentive-based programs, it believes that reasonable, fixed annual compensation appropriately meets our compensation objectives. In awarding an annual base salary to provide this fixed compensation, the Committee considers several factors, including:

•	The external competitiveness of the executive’s total compensation package.

•	The relative importance of the job to PNC.

•	The nature and complexity of the job duties.

•	Salary recommendations from our management and CEO.

The Committee does not assign relative weights to any of these factors. The Committee reviews salaries annually, but may also adjust salaries at any point during the year. The Committee does not necessarily adjust an executive’s base salary each year.

Bonuses. The Committee believes that annual incentive awards, or bonuses, provide important performance incentives for our executives and help to further our compensation philosophy. Each year, the Committee approves a target bonus, expressed as a percentage of base salary. The Committee considers the base salary and the target bonus as current cash compensation. It tries to position total current cash compensation in the middle of the competitive marketplace.

When the year ends, the Committee decides whether to award a bonus. The Committee may adjust a bonus award up or down from the target bonus. In recent years, the amount of a bonus has depended primarily on our relative corporate performance, with the Committee reviewing a variety of performance metrics to judge relative performance. The Committee has also considered the financial performance of a line of business, as well as individual performance, if such performance differed significantly from our corporate performance.

Our §162(m) Plan. With respect to our CEO and four other executive officers, the process described above for receiving a bonus has been guided by the terms of our shareholder-approved 1996 Executive Incentive Award Plan. Awards paid under this plan are intended to comply with Section 162(m) of the Internal Revenue Code, as in effect prior to enactment of the Emergency Economic Stabilization Act of 2008. Historically, if the Committee awarded annual bonuses to these five eligible executives, they would be awarded under the terms of this plan.

The highest possible bonus amount that a 1996 Plan participant may receive equals 0.2% of our “Incentive Income,” as defined in the plan. The Committee’s independent compensation consultant previously advised the Committee that the material terms of this plan, including the maximum bonus amount of 0.2%, were competitive with similar plans for our peer group. The Committee selected this maximum amount to help ensure that the executive officer bonus pool would not need to be increased after the end of a year, and that bonuses would still be closely tied to our overall performance.

We determine “Incentive Income” in accordance with generally accepted accounting principles. For 2008, this amount represents our consolidated net income, adjusted to add back income taxes, and further adjusting for the impact of changes in tax law, extraordinary items, discontinued operations, acquisition and merger integration costs, and the impact of our obligation to fund long-term incentive programs at BlackRock, Inc. We have agreed to transfer a portion of our equity ownership interest in BlackRock in the future to help it fund its incentive programs. As a result, prior to February 27, 2009, we recorded a quarterly accounting adjustment based on changes in the market price of BlackRock stock. On that date, we exchanged a portion of our common stock for preferred stock that had the effect of eliminating the impact of the quarterly accounting adjustment going forward.

Once we determine and certify the highest possible bonus amount under the 1996 Plan, the Committee may use its “negative discretion” to reduce the actual bonus awards for each executive, taking into consideration the various performance factors described above.

For 2008, the maximum award amounts under the plan and the actual bonuses awarded in 2009 were:

Plan Participants*	Maximum Award Amount	Actual Bonus **
CEO	$3,292,000	$3,000,000
Highest Compensated Executive Officer (other than CEO)	$3,292,000	$1,244,000
2nd Highest Compensated Executive Officer (other than CEO)	$3,292,000	$1,302,000
3rd Highest Compensated Executive Officer (other than CEO)	$3,292,000	$785,400
4th Highest Compensated Executive Officer (other than CEO)	$3,292,000	$800,000

*	For 2008, one Plan Participant is not a named executive officer.
**	Including amounts deferred into restricted stock.

Payment in Cash and Restricted Stock. Historically, we have paid bonuses in cash and restricted stock. In prior years, executive bonuses were generally paid in the following mix:

•	75% in cash (or voluntarily deferred under our Deferred Compensation Plan)

•	25% in restricted stock, with a 25% premium (or 6.25% of the total bonus amount)

The 25% portion of the bonus paid in restricted stock, and the 25% premium applied to that portion, is known as the “25/25 Program.” This stock cliff-vests after three years, subject to the executive’s continued employment. We apply the 25% premium to reflect the risk that an executive may forfeit a right to the stock and also to account for the stock’s lack of liquidity. During the vesting period, the officer receives regular dividends on the stock and can vote the shares, but cannot sell or transfer them.

We require most of our executive officers and all participants in the 162(m)-qualified plan to take their bonuses subject to the 25/25 Program. The Committee believes that this mandatory restricted stock deferral reinforces the alignment between our executives and our shareholders.

As discussed in Compensation Decisions below, for 2008, the Committee eliminated or significantly reduced the portion of the bonus that had historically been paid in cash.

Equity-Based Compensation. Over the long term, the Committee believes that executive compensation should be substantially linked with corporate performance and shareholder value. The Committee believes that long-term, equity-based compensation provides strong incentives for executives to improve our long-term performance and deliver value to our shareholders. It also helps us to retain our executives.

Starting with an approximate middle of the competitive marketplace, the Committee determines the amount of long-term compensation granted to executives. The Committee also reviews the appropriateness of our equity-based incentive compensation vehicles. Equity-based compensation can include options, including options tied to performance criteria, incentive performance units, restricted stock or restricted share units.

For the three years ending in the first quarter of 2008, the Committee supported a mixture of stock options and incentive performance units. More recently, for the reasons discussed in Compensation Decisions below, the Committee has believed that a mix of traditional stock options and performance-based stock options is the most appropriate.

Stock Options. We grant options to purchase our common stock under our shareholder-approved 2006 Incentive Award Plan. We grant these options to executive officers and other senior employees. Stock options generally become exercisable in equal installments over three years and have a ten-year term. We may also grant performance options that vest based on meeting qualitative or quantitative criteria. Stock options are granted with an exercise price equal to the closing price of PNC common stock on the grant date. We do not reprice options. We no longer grant “reload” options, but prior option grants have this feature.

Stock options reward executives if our stock price rises. Options provide no value if the stock price stays flat or goes down. A practice of regular option grants, made over time, helps align the interests of our executives and our shareholders.

Incentive Performance Units. Incentive performance units are long-term grants currently made under the 2006 Incentive Award Plan. In each of 2006, 2007 and 2008, we granted incentive performance units to certain executive officers, with each grant having a three-year performance period. The 2006 grant resulted in a payout in 2009, as described in Compensation Decisions below.

The Committee believes that these incentive performance units give us the ability to reward outperformance of our peers over time, and help to align the interests of our executives and shareholders. The grants are subject to the achievement of corporate performance goals and other conditions established by the Committee. At the end of the three-year performance period, the

Committee must certify the level of performance and determine any awards. For each year in the performance period, we compare our earnings per share (EPS) growth and return on average common shareholders’ equity (ROCE) to the peer group. Our relative performance under each metric for each year is averaged to determine the maximum award at the end of the performance period.

The initial grants are denominated in share units, and pay out in shares of PNC stock, up to a designated target amount. If we exceed that target, the excess pays out in cash, based on the PNC stock value on the date of payout.

The incentive performance units reward executives for outperforming our peers, with the ultimate value also affected by movement in our stock price. Considered as a whole, our long-term equity-based incentive compensation program is not tied purely to stock price performance. The Committee believes that this package of incentives, which rewards executives both for outperforming our peers and for stock price growth, helps align, in a balanced way, their financial interests with those of our shareholders.

Perquisites. The Committee believes that perquisites should be a minimal part of executive compensation. We consider a benefit to be a perquisite or personal benefit unless its purpose is clearly and exclusively business related.

The principal perquisites that we may provide to some or all of our executive officers include dues we pay for club memberships not used exclusively for business purposes; the services of outside professionals and financial consultants; the incidental costs of medical examinations not covered by health insurance; and home security devices. From time to time, we may provide additional perquisites to an executive officer on an isolated basis. In 2008, we provided to our named executive officers the personal use of corporate aircraft, including where the use was dictated by security concerns, and tax “gross-ups” for club dues.

We value perquisites based on their incremental cost to us. As discussed in more detail in Compensation Decisions below, the Committee recently made several changes to the perquisites policy at PNC.

Change in Control Arrangements. We have entered into change in control agreements with each of our named executive officers and our other executive officers. These agreements have been a valuable component of our executive compensation program for several years. We believe that these arrangements assist in ensuring the impartial and dedicated service of our executive officers, notwithstanding concerns that they might have regarding their continued employment following a change in control. Potential payments under these arrangements do not directly impact the yearly decisions made regarding other elements of our executive compensation.

We also typically include provisions in our equity-based grants providing certain protections to our officers. Upon a change in control of PNC, all of the outstanding unvested employee stock options, restricted stock, and restricted share unit grants will vest, whether or not the employee has a qualifying termination of employment. Our incentive performance unit programs entitle the officer to receive a payment if a change in control occurs. In addition, if an officer is (1) terminated by the surviving company without cause or (2) by the employee for good reason after a change in control, the officer will have three years to exercise his or her options (but the officer cannot extend past the original option expiration date).

Post-Employment Compensation. We provide post-employment compensation to our employees, including our named executive officers. The Committee believes that offering such compensation allows us to attract and retain qualified employees and executives in a highly competitive marketplace.

Compensation Decisions

In deciding compensation for 2008 and in making changes and other decisions for the 2009 program, the Committee used the processes and applied the considerations described in this CD&A. The Committee used the same general process to determine compensation for each of our named executive officers. The compensation paid to our named executive officers differs primarily due to the differences in duties and responsibilities, and the differences in the amount of compensation that our peers pay similarly situated executives. Some of the compensation amounts shown in the Summary Compensation Table, such as the changes in pension value, are also impacted by an officer’s tenure at PNC, and, in particular, how long that officer has been at a senior executive level.

As previously noted, each year, the principal decisions made by the Committee that impact the amount of compensation for each executive officer are the amount of salary for the upcoming year, the bonus to be paid for the prior year and the amounts of any equity-based grants. These decisions are ordinarily all made in the first quarter of each year. For the named executive officers, we believe it is useful to compare the Committee’s compensation decisions made in the first quarters of 2008 and 2009. Although most of this information is contained in the various compensation tables and related disclosure beginning on page 69, we believe that the following tables help you understand the Committee’s decision-making to show the cumulative impact of the decisions in a given year.

As a “snapshot” of the Committee’s decision-making at one point in time, the following tables depict compensation related to or received over several years. For example, any salary changes take effect in March, while the bonus paid in March is based on the previous year’s performance. Options or incentive performance units are generally granted early in the year, but will not be exercisable or payable, if at all, until a future date. The ultimate value of share-based compensation depends on the share price following vesting. For an understanding of the compensation treated as being received in a specific fiscal year, please see the Summary Compensation Table on page 69.

We do not intend these new tables to serve as a substitute for the information contained in the Summary Compensation Table or the other tables included in the Executive Compensation Tables. Those other compensation tables contain important information, and these tables should be reviewed in light of all of the compensation-related information that we disclose.

Compensation Decisions in the First Quarter of 2008

Name	2008 Salary	2007 bonus (determined and paid in 2008)*	Annual Option Grant Value (January 2008) **	Target Incentive Performance Unit Grant Value (January 2008) ***	Total
James E. Rohr	$1,000,000	$3,500,000	$1,824,680	$2,381,600	$8,706,280
Richard J. Johnson	$475,000	$725,000	$456,170	$535,860	$2,192,030
William S. Demchak (a)	$600,000	$1,600,000	$704,990	$3,940,640	$6,845,630
Joseph C. Guyaux	$620,000	$1,625,000	$746,460	$952,640	$3,944,100
Timothy G. Shack	$510,000	$950,000	$539,110	$774,020	$2,773,130

(a)	Includes Mr. Demchak’s special additional incentive performance unit grant, as listed in the tables on pages 72 and 75. This grant was valued at approximately $2,988,000, based on a grant date closing price of $63.57 per share.

*	Appears in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation”. That column only includes the cash amount – this column represents the full bonus (including 25% delivered in restricted stock). The portion delivered in restricted stock (25%) has been further increased by a 25% premium to reflect lack of liquidity and risk of forfeiture.

**	Calculated using the Black-Scholes valuation and based on an option exercise price of $57.21.

***	Represents the value of the target incentive performance units based on the stock price of $59.54, the closing price on grant date.

Compensation Decisions in the First Quarter of 2009

Name	2009 Salary	2008 bonus (determined and paid in 2009)*	Annual Option Grant Value (February 2009)**	2009 LTI Performance Option Value (February 2009)**	Total
James E. Rohr	$1,000,000	$3,000,000	$1,603,008	$2,208,000	$7,811,008
Richard J. Johnson	$475,000	$710,000	$400,752	$496,800	$2,082,552
William S. Demchak (a)	$600,000	$1,244,000	$619,344	$3,993,595	$6,456,939
Joseph C. Guyaux	$620,000	$1,302,000	$655,776	$993,600	$3,571,376
Timothy G. Shack	$510,000	$785,400	$473,616	$717,600	$2,486,616

(a)	Includes Mr. Demchak’s special additional incentive performance unit grant, as described on pages 58 and 59. This grant was valued at approximately $3,000,000, based on a grant date closing price of $31.07 per share.

*	For Messrs. Guyaux and Shack, $250,000 of the amount represented in this column appears in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation”. The column in the Summary Compensation Table reflects only the bonus that is paid in cash – this column represents the full bonus (including the restricted stock portion). A portion delivered in restricted stock (25%) has been further increased by a 25% premium to reflect lack of liquidity and risk of forfeiture. Messrs. Guyaux and Shack were the only named executive officers to receive cash bonuses in 2009.

**	Calculated using the Black-Scholes valuation based on an option exercise price of $31.07.

Peer Group Determination. We measure our corporate performance against a group of financial services companies. Management and the Committee use this group to help us compare our corporate performance and our executive compensation program and awards.

The Committee annually evaluates these companies and determines the composition of the group for the upcoming year. In addition to using this group for general comparative purposes, our incentive performance unit grants specifically require the selection of a defined peer group. As explained above, the corporate performance factors for these grants are based on our performance relative to a peer group for each year of the three-year performance period.

In approving a peer group, the Committee analyzes several factors, including the mix and complexity of businesses, the markets being served, market capitalization, asset size, and changes resulting from mergers or shifts in strategic direction. We also look at the companies with whom we compete for talent.

In 2008 and 2009, the Committee discussed the composition of the peer group with management and McLagan, the Committee’s independent consultant. In 2009, management retained Frederic W. Cook & Co., Inc., an independent compensation consultant, to evaluate the changing financial industry landscape. Due to the many changes in the financial industry generally, our substantially increased size and scope at the beginning of 2009, and a significant number of mergers and other changes with respect to our 2008 peers and other industry leaders, the Committee changed the peer group composition for 2009. The Committee selected the following peer groups for 2008 and 2009:

2008 Peer Group	2009 Peer Group
BB&T Corporation	BB&T Corporation
Comerica Inc.	Bank of America Corporation
Fifth Third Bancorp	Capital One Financial, Inc.
KeyCorp	Comerica Inc.
National City Corporation	Fifth Third Bancorp
Regions Financial Corporation	JPMorgan Chase
SunTrust Banks, Inc.	KeyCorp
U.S. Bancorp	M&T Bank
Wachovia Corporation	Regions Financial Corporation
Wells Fargo & Company	SunTrust Banks, Inc.
U.S. Bancorp
Wells Fargo & Company

As of 2009, PNC had doubled in size and two companies from the 2008 peer group were no longer independent entities. The Committee believes that the 2009 peer group provides a more balanced mix of institutions in light of widespread industry consolidation and our growth and expanded business mix, particularly in light of our recent acquisitions. The Committee also determined that because of the increase in the size of the peer group and changes in the overall environment in which the outstanding 2007 and 2008 incentive performance units must operate, it will consider further what changes should be made in the potential payout schedules for 2009 performance within those awards.

Salaries. Based on an evaluation of the factors described on page 47, and a current understanding of the competitive marketplace in February 2008 and 2009, the Committee reviewed and affirmed the base salaries for each of our executive officers. The Committee did not increase salaries in 2009. The Summary Compensation Table and the accompanying narrative disclosures include more information about 2008 base salaries for each named executive officer.

Bonuses. In making bonus determinations, the Committee focused on several factors and arrived at bonus amounts substantially decreased from last year’s awards and well below the maximum amounts allowable under the 1996 Plan. As part of its review, the Committee also reconsidered the form of bonus payments.

2008 Bonus Determinations. The Committee has long valued the importance of aligning the interest of executives with the interest of our long-term shareholders. As described below, the Committee was pleased with PNC’s relative performance against the peer group, and disappointed in our absolute performance, while recognizing the volatility of the external environment that had a substantial negative impact on our absolute performance. The Committee also supported management’s key strategic initiatives throughout the year, culminating in the acquisition of National City Corporation, and recognized the benefits of our approach to risk management and balance sheet management over the last several years.

Overall, the Committee believed that awarding bonuses for 2008 was reasonable and advisable, particularly in light of our strong relative performance and management’s avoidance of many of the poor decisions and business strategies that have weakened many financial institutions and have caused others to fail or be acquired. However, the Committee strongly believed that limiting or eliminating the cash portion of the bonuses and tying a more significant amount of compensation to PNC’s long-term stock price, as well as deferring the executives’ ability to receive the cash value of this compensation, was appropriate given the acutely challenging circumstances facing our industry and economy.

Although the Committee does not follow an express formula, it has, over the past several years, focused on two primary metrics – relative EPS and ROCE. The Committee believes that these two metrics are currently the best metrics for evaluating annual corporate performance because they represent how effectively our management deploys capital and delivers earnings to our shareholders.

With respect to EPS performance, the Committee looks primarily at EPS growth compared to our peers. For this year’s compensation decisions, the Committee also compared our 2008 performance to an “EPS Goal” for the year.

The EPS Goal for 2008 was based on the projected EPS included in our annual budget. Our Board reviewed this budget in the first quarter of 2008, and the Committee validated the EPS Goal at that time. To validate this number, the Committee reviewed what the ROCE would be for the year if we reached our EPS Goal. The Committee then compared this implied ROCE with the projected ROCE for our peers. We estimated peer ROCE by using the consensus earnings estimates from the stock analysts following those companies. The Committee believes that this process appropriately assessed the competitiveness of the EPS Goal.

Following the disclosure of full-year 2008 financial data for our peers, management reviewed the actual peer group EPS, ROCE and other performance metrics with the Committee and its independent consultant. Our finance department certified our results for the year.

Management then recommended payouts, which were estimated to produce cash compensation consistent with our relative and absolute performance. Management provided information to the Committee to enable it to compare us to peers in adjusted EPS growth, ROCE and the other performance metrics. Following this review, the Committee decided on the actual amount of bonuses to pay to the executive officers, and reaffirmed its long-standing belief that bonuses should not be formulaically determined.

When comparing our 2008 performance to peers, PNC ranked second in EPS Growth and first in adjusted ROCE. For 2008, our actual EPS of $2.46 fell short of the EPS Goal of $5.20, even after adjusting EPS to $3.68 for after-tax acquisition costs totaling $422 million. The Committee gave less weight to absolute performance than it gave to relative performance, but it was still a significant factor in the bonus decisions. As mentioned above, the Committee favorably considered PNC’s successful acquisition of National City Corporation at the end of 2008. The Committee reduced Mr. Demchak’s annual bonus due to the lower absolute performance of our Asset and Liability management unit, which Mr. Demchak manages. The Committee recognized that this unit’s underperformance occurred in an especially difficult and challenging environment.

In taking into account the totality of these factors, the Committee arrived at the following bonus amounts for the four 1996 Plan participants who are also named executive officers. This chart also shows the Committee’s bonus award for Mr. Johnson, a named executive officer who is not a 1996 Plan participant. The Committee used the same process and rationale for awarding Mr. Johnson’s bonus as it used to award bonuses to the plan participants.

Name	Bonus Award (in $)	Cash Portion	Restricted Stock Portion (in $)	25/25 Program Restricted Stock Portion (in $)
James E. Rohr	$3,000,000	None	$2,250,000	$937,500
Richard J. Johnson	$710,000	None	$532,500	$221,875
William S. Demchak	$1,244,000	None	$933,000	$388,750
Joseph C. Guyaux	$1,302,000	$250,000	$726,500	$406,875
Timothy G. Shack	$785,400	$250,000	$339,050	$245,438

Form of 2008 Bonus Payouts. Once the Committee determines the bonus award amount (in dollars), it may choose the form of payment. The 1996 Plan gives the Committee discretion to choose payment in cash, stock or stock units, or a combination.

The Committee had previously indicated that any 2008 bonuses would be paid in a combination of cash and stock or stock units, with the cash portion being equal to 75% of the total bonus (and which the executive could choose to defer). The remaining 25% would consist of a non-cash award – either shares of restricted stock or restricted share units payable in cash or stock. In either case this non-cash award would be subject to forfeiture if the executive officer left our employment during a three-year vesting period (with certain limited exceptions). Consistent with our compensation program, the non-cash portion would be further increased by 25% to reflect the risk of forfeiture and the lack of liquidity during the vesting period. As discussed above, this is sometimes referred to as the 25/25 Program award. The Committee previously approved these conditions for the 1996 Plan participants as well as for most of our other executive officers.

Consistent with the 1996 Plan, the Committee did not change its earlier determination to award a portion of bonuses in restricted stock, subject to the 25/25 Program. For the reasons discussed in more detail above, however, the Committee substantially revised its earlier decision to award 75% of any bonuses in cash.

The Committee determined that no portion of the 2008 bonuses to our CEO, Mr. Rohr, our Senior Vice Chairman, Mr. Demchak, and our CFO, Mr. Johnson, would be in the form of cash, and capped the cash portion of annual bonuses to the remaining three 1996 Plan participants at no more than $250,000. The Committee awarded the remaining portion of the total dollar amount of bonuses for 2008 (in excess of the cash amount and the 25/25 Program portion) in the form of additional restricted stock grants.

The number of shares in the additional restricted stock grant was determined by dividing the dollar amount of the bonus remaining to be paid in such form by $31.07, the closing price of a share of PNC common stock on the grant date. These restricted shares are subject to forfeiture if the executive officer leaves our employment during a three-year vesting period (with certain limited exceptions). Unlike the restricted stock grants made to all of the plan participants as the 25% non-cash awards described above, these additional restricted stock grants were not further increased by 25%.

Under SEC rules, the bonuses for 2008 (paid in 2009) may be included in two separate columns in the Summary Compensation Table on page 69. For the two officers receiving cash bonuses, that amount is included in the column labeled “Non-Equity Incentive Plan Compensation.” The “Stock Awards” column shows the accounting expense related to the restricted stock portion, which generally reflects grants made during the past three years. The stock portion of the 2007 bonus (paid in 2008) is shown in the “All Other Stock Awards” column in the Grants of Plan-Based Awards in 2008 table on page 72.

2006-2008 Incentive Performance Unit Payouts. As previously disclosed, the Committee granted incentive performance unit award opportunities under our 2006 Incentive Award Plan in January 2006 to certain of our senior officers, including our CEO and other named executive officers, and made an additional performance unit grant to Mr. Demchak in February 2006. These grants provide an opportunity for the executive to receive a payout after the end of a three-year performance period based on our performance relative to our peers in the case of the incentive performance units and based on the performance of our Asset & Liability management unit (A&L unit) compared to a benchmark in the case of Mr. Demchak’s additional performance unit grant.

Following the end of the three-year performance period on December 31, 2008, the Committee certified the levels of performance achieved for both programs and determined the final awards.

In the case of the 2006 incentive performance units, the performance period covered the three full years 2006, 2007 and 2008, and measured PNC’s EPS growth and ROCE performance, each adjusted as defined in the grants, relative to the comparable performance of its peers in each of those three years.

The maximum award that the Committee could grant was a percentage of the incentive performance units initially granted (as adjusted for phantom dividends during the performance period). The final maximum payout percentage averaged six separate numbers – our peer group ranking in EPS growth and ROCE for each of the three years in the performance period. In each of those three years the peer group had 11 members, including PNC. The six numbers and their collective average is as follows:

	ROCE		EPS Growth
Performance Year	PNC Rank	Potential Payout Percentage	PNC Rank	Potential Payout Percentage
2006	#1	200%	#1	200%
2007	#4	143.43%	#10	0%
2008	#1	200%	#2	182.84%
Maximum Potential Payout Percentage: 154.38%

Given our very strong performance relative to peers over the three-year period, the Committee awarded the maximum payout permitted for the performance achieved, or 154.38% of the dividend-adjusted target units. The Committee considered the specific impact of the significant gain recognized on completion of the BlackRock/Merrill Lynch Investment Managers transaction in September 2006, which significantly affected our EPS growth ranking of first in 2006 as well as our next-to-last ranking for 2007.

In the case of the additional 2006 incentive performance units granted to Mr. Demchak, the performance period for those units also covered the three full years 2006, 2007 and 2008. Rather than EPS growth and relative ROCE, Mr. Demchak’s grant measured the performance of PNC’s A&L unit relative to a benchmark.

The maximum award that the Committee could grant was a percentage of the share units awarded. The final maximum payout percentage averaged three separate numbers – the percentage assigned to the A&L unit’s performance relative to the benchmark performance index for each of the three years. These percentages came from a Committee-approved schedule and were as follows:

Performance Year	Potential Payout Percentage
2006	200%
2007	0%
2008	0%
Maximum Potential Payout Percentage: 66-2/3%

In making its award decision, the Committee considered the extraordinary performance of PNC’s A&L unit in 2006 and the unprecedented market volatility that negatively affected 2007 and 2008 performance, as well as the balance sheet positioning in 2006 and 2007 that enabled PNC to increase its net interest income for the year by 31% in 2008.

Based on the factors described above, the Committee approved the following awards:

			Share-Equivalents Paid in Cash
Name	Total Units	Paid in Shares	# of Share Equivalents	Cash Paid
James E. Rohr	85,310	50,000	35,310	$1,073,972
Richard J. Johnson	13,649	8,000	5,649	$171,836
William S. Demchak	32,418	19,000	13,418	$408,109
William S. Demchak – A&L Unit Award	20,001	0	20,001	$608,330
Joseph C. Guyaux	32,418	19,000	13,418	$408,109
Timothy G. Shack	25,593	15,000	10,593	$322,192

2009 Long-Term Incentive Compensation Awards. The Committee determined that apart from Mr. Demchak’s special grant discussed below, no named executive officer would receive a grant of incentive performance units in 2009. The Committee made this decision for several reasons, including the continued unpredictability of the economic and industry climate and the importance to PNC of achieving a successful integration of National City. The Committee previously granted incentive performance units to named executive officers in each of 2006, 2007 and 2008.

2009 Performance-Vesting Option Grants (National City Integration). Instead of an incentive performance unit grant, the Committee granted new performance-vesting stock options in February 2009. It made grants to most of the executive officers, including all of the named executive officers. These performance stock options will generally vest in their entirety on the third anniversary of grant, subject to the Committee’s determination in its reasonable discretion that the following criteria related to the National City acquisition and integration have been met:

•	$1.2 billion in annual pre-tax cost savings achieved on a run-rate basis by 2011.

•	On a consolidated basis, a return on assets at least equal to 0.90% by 2011.

•	National City acquisition accretive to PNC’s earnings per share on a GAAP basis by 2010.

•	Internal rate of return on the acquisition of at least 15%.

•	Balance sheet acquired by PNC from National City positioned to meet PNC’s desired risk profile.

•	Successful implementation of PNC’s established enterprise risk management discipline.

•	Strong and reputable leadership team in place.

•	PNC well-positioned for future growth.

The Committee will have the discretion to vest the options in part if these criteria are not met in full if the Committee determines that the vested portion appropriately reflects success against these criteria. The Committee believes that this combination of criteria aligns the interests of our executives with the interests of our shareholders by providing incentives to mitigate a significant risk to PNC – the successful integration of National City Corporation.

2009 Regular Option Grants. In February 2009, each executive officer also received a grant of stock options on the same terms as those granted in the first quarter of 2008.

2008 Performance-Vesting Options (20% Stock Price Increase). In May 2008, the Committee approved the grant of performance-vesting stock options to most of the executive officers, including all of the named executive officers, except for Mr. Shack. These performance stock options will generally vest in their entirety on or after the third anniversary of grant, if PNC stock has closed at or above 120% of the exercise price for the five trading days before the vesting date. Under our option grant timing policy, the options were granted on July 21, 2008, following PNC’s public disclosure of earnings for the second quarter of 2008. Based on an exercise price of $63.69, these options will not be exercisable until the PNC stock price closes above $76.428 a share.

At the time of the grant, the Committee believed that these performance-vesting options were an appropriate way to help keep a strong management team in place during a turbulent economic environment. The Committee believed that this special option grant, tied to a material increase in PNC’s stock price, would enhance management stability. Given PNC’s relative outperformance of its peers, the Committee believed that this would help retain a core group of executives who would otherwise be attractive to competitors and whose stewardship the Committee believed was important to the future of PNC.

Grant Amounts. Throughout 2008 and 2009, the Committee granted the following performance-vesting stock options and regular stock options:

Name	Performance-Vesting Stock Options (July 2008)	Performance-Vesting Stock Options (February 2009)	Regular Stock Options (February 2009)
James E. Rohr	350,000	400,000	290,400
Richard J. Johnson	83,000	90,000	72,600
William S. Demchak	138,000	180,000	112,200
Joseph C. Guyaux	142,000	180,000	118,800
Timothy G. Shack	0	130,000	85,800

2009 Performance Unit Grant Measuring A&L Unit Performance. Also, in recognition of William S. Demchak’s role in the oversight of PNC’s A&L unit, in addition to his role as Senior Vice Chairman and head of the corporate and institutional banking function, the Committee determined to provide him with an additional long-term incentive opportunity award, similar to award opportunities the Committee granted to Mr. Demchak in 2008, 2007 and 2006. This award would depend on the performance of the A&L unit over a three-year performance period.

The Committee provided this incentive in the form of an incentive performance unit grant under our shareholder-approved 2006 Incentive Award Plan. The grant was denominated in shares with a target number of 96,556 share units in the grant.

Similar to the prior grants, the 2009 performance unit award opportunity grant has a three-year performance period, beginning on January 1st of the grant year, and a maximum award size at the end of the performance period of 200% of the target share units. The Committee will certify the level of performance achieved at the end of the performance period and determine the final number of awarded units in early 2012. Awarded performance units would be paid in cash, with the maximum amount of the cash payment determined by multiplying the number of performance units then awarded by the per share price of our common stock on the award date.

At its meeting, the Committee also finalized corporate performance goals for this grant based on the investment performance of PNC’s A&L unit as compared to benchmark performance for each of the three years in the overall performance period. Each of these potential award amounts will be based on the level of performance achieved by the A&L unit for that year relative to the benchmark performance index (in basis points) and the potential award payout schedules for levels of performance established by the Committee for this grant.

The Committee has determined that the benchmark that will be used in making the comparative measurements for these performance goals will be the same benchmark performance index that we use internally to evaluate the investment performance of our A&L unit. As we may adjust the composition of this benchmark from time to time to reflect portfolio changes and changes in corporate strategy, the benchmark against which A&L unit performance will be measured for each year of the overall performance period for this grant will be the benchmark in effect as of March 30 of that year.

The annual potential award payout schedule has a sliding scale that ranges from 0 for performance below the threshold level for a positive award up through 200% for performance significantly above benchmark. The annual potential payout schedule for the 2009 grant is as follows, with percentages interpolated for performance between the points indicated below. This is the same schedule that the Committee approved in February 2008, and will also apply, on a going forward basis, to Mr. Demchak’s 2007 and 2008 grants for purposes of calculating the annual potential award payout for 2009 and, as relevant, 2010 and 2011 performance.

Annual Performance Relative to Benchmark	Annual Potential Payout Percentage of Target
+40 basis points (or higher)	200%
+20 basis points	150%
0 basis points (at benchmark) to -25 basis points	100%
-35 basis points	40%
-40 basis points (or lower)	0%

The final maximum award that Mr. Demchak will be eligible to receive will be the average of the potential award amounts (expressed as a percentage of target) calculated for each of the three covered years. The Committee will have the discretion to award any amount up to, but not exceeding, the maximum amount so determined by the levels of performance achieved, if any.

The Committee intends to engage in a careful review process at the end of the three-year performance period in determining whether and to what extent it will exercise negative discretion, and expects to take into account such factors as absolute A&L unit financial performance, absolute proprietary trading results, cumulative performance relative to the benchmark, adherence to risk parameters, and contributions to the success of our other businesses.

Generally, Mr. Demchak must still be employed by us at the time the Committee makes its determination, with certain limited exceptions, in order to receive an award payout with respect to these performance unit grants. The grants also include a formula for calculating a final award in the event of a change in control.

Please see the Grants of Plan-Based Awards in 2008 table on page 72 for information on the option grants and incentive performance unit grants made in 2008. We have also included a discussion of our stock option and equity granting practices, beginning on page 63.

Other Compensation Decisions. In addition to the other decisions described in this section, the Committee awarded special compensation in 2008 and 2009 to Mr. Shack, owing to his unique importance to our company. Mr. Shack is responsible for PNC Global Investment Servicing, one of our primary business segments. In addition, Mr. Shack has helped to create the robust technology capabilities throughout PNC and is currently responsible for managing the technology integration of National City.

Based on these important responsibilities and the desire to retain the valuable services of Mr. Shack, who is otherwise retirement-eligible, the Committee awarded Mr. Shack 65,000 stock options and 7,000 shares of restricted stock in April 2008. The options have the same conditions as our regular stock options and the shares of restricted stock will vest in one year. In light of this grant, the Committee did not award Mr. Shack the performance-vesting options that the other named executive officers received in July 2008.

In addition, in February 2009, the Committee approved a cash retention amount of $561,000, payable upon Mr. Shack’s retirement. A prorated portion of the 130,000 performance-vesting options that Mr. Shack also received at this time will remain outstanding and eligible for vesting and exercise if Mr. Shack retires. If he completes one year of additional service, one-third of those options will remain outstanding. If he completes two years of additional service, 75% of those options will remain outstanding. If Mr. Shack retires before the end of the second year after grant but has otherwise fulfilled his responsibilities with respect to the National City integration, he will be entitled to retain 75% of the options that would have vested had he stayed for the full three years. In no event will these options vest without satisfaction of the performance criteria.

Perquisites. In 2004, the Committee determined that the annual incremental cost for perquisites should not exceed $50,000 for any executive officer. If perquisites exceeded $50,000 for any year, we ask the executive to reimburse us for the amount over $50,000, if legally permissible. In connection with the cost of perquisites received in 2008, Messrs. Rohr, Guyaux and Demchak each reimbursed PNC for a portion of the cost of the perquisites.

Effective January 1, 2009, the Committee reduced the $50,000 perquisite cap to $10,000. The Committee also formalized a policy that prohibits executive officers from receiving tax “gross-ups” on any perquisites.

The Committee determined that Messrs. Rohr, Guyaux and Demchak will continue to have general access to our corporate aircraft but will no longer be entitled to any such use as a perquisite. Each of these executives will pay for all of their personal trips, in accordance with our aviation policy, and under the terms of “time sharing agreements” described below. Other executives may occasionally use the aircraft for personal purposes in limited circumstances.

Due to certain operational restrictions and administrative efficiencies, we operate our corporate aircraft under Federal Aviation Administration (FAA) rules and regulations that limit our ability to accept reimbursement for personal aircraft usage.

The Committee had previously approved the execution of time sharing agreements between us and Messrs. Rohr, Guyaux and Demchak with respect to use of our corporate aircraft. Such agreements provide a mechanism for obtaining reimbursement from the officer of the incremental cost of corporate aircraft use, while complying with the FAA rules and regulations. The costs paid by our executive officers under the terms of the time sharing agreements include a federal excise tax and other fees that exceed the aggregate incremental cost that we report in this proxy statement as the value of the corporate aircraft perquisite. For flights subject to these time sharing agreements, the officer is required to pay us the maximum amount permissible under FAA regulations. As a result of the Committee’s recent action, each of these three executives will pay for all personal use of our corporate aircraft pursuant to their time sharing agreements with us.

The perquisites for 2008 are discussed in the Summary Compensation Table on pages 70 and 71 the related footnotes.

Change in Control Arrangements. As part of our review of executive compensation arrangements in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended, the Committee approved a form of Change of Control Employment Agreement in September 2008. Each of our named executive officers (and certain other executive officers) entered into these revised agreements, which are described in more detail beginning on page 85. In connection with the execution of these new agreements, we terminated the previous Change in Control Severance Agreements discussed in last year’s proxy statement.

Post-Employment Compensation. We include additional information about our post-employment compensation plans in the Pension Benefits at 2008 Fiscal Year-End table and the Non-Qualified Deferred Compensation in Fiscal 2008 table on pages 79 and 81, respectively.

Review of Risks and Incentives

As stated above, the U.S. Treasury invested approximately $7.6 billion in PNC under the TARP Capital Purchase Program. PNC’s participation in this program was effective on December 31, 2008.

The regulations under the Capital Purchase Program require the Committee to meet with our senior risk officers to ensure that the senior executive officer incentive compensation arrangements do not encourage those officers to take unnecessary and excessive risks that threaten the value of the financial institution. The Committee met with management on multiple occasions in the first quarter of 2009 to review our compensation arrangements and satisfy this requirement. The certification required by the Committee in connection with this review is included in the Compensation Committee Report on page 68.

We are committed to a moderate risk profile at PNC. In the current environment, we do not currently meet that desired profile and are working toward returning to it. Based on the commitment to achieving a moderate risk profile, and the way we conduct our business and manage our risk, we are focused on long-term business growth and stability, rather than short-term revenue growth or profit maximization. Management believes that the incentives built into our executive compensation structure support this approach and that when viewed in the entirety, should not provide incentives to take unnecessary or excessive risks.

As a financial institution, we are inherently in the business of taking risk. Every business decision or transaction involves a degree of risk and it is our responsibility to ensure that we have the enterprise risk management framework and risk management culture to manage this risk for the benefit of our shareholders. The Committee has specifically discussed with management the significant risk inherent in our integration of National City.

Our compensation program is designed to encourage management of risk and discourage inappropriate risk-taking by granting a diverse portfolio of incentive compensation awards to our executives that is expected to reward over time behavior that matches our desired moderate risk profile. Specifically, the portfolio of awards is balanced between fixed and variable compensation; cash and equity-based compensation; and annual and long-term compensation. We base awards on the Committee’s assessment of a variety of quantitative and qualitative performance measurements, both on an absolute and a relative basis. Compensation decisions also take into consideration other factors, such as competition for top talent, benchmarking pay levels for comparable jobs provided to the Committee by third-party compensation consultants and the need to attract, develop, grow and retain the leadership team.

The following are key attributes of our incentive compensation program. These percentages generally reflect the compensation awarded early in the year by the Committee to our five named executive officers over the past several years:

•	No single element of compensation typically represents more than one-third of total compensation.

•	Almost 90% of total compensation awarded to the five executives is incentive-based compensation.

•	Compensation includes short-term and long-term incentives, but is weighted toward long-term incentives (approximately 65-75% of total incentive compensation).

•	Apart from the cash portion of the annual bonus, the ultimate value of the compensation to each executive is, in each case, at least partially dependent on PNC’s stock over time.

•

Our equity ownership guidelines require executives to hold a minimum amount of equity and equity equivalents (not including the shares underlying unexercised options), measured as a percentage of base salary.

•

To the extent that incentive compensation is based on performance metrics (as with the annual bonus and incentive performance unit grants), it generally requires meaningful improvements in performance to create meaningful compensation increases.

The Committee believes that two significant changes to this year’s compensation program align the interests of our executives with the interests of our shareholders and encourage appropriate risk taking. The elimination or reduction of cash bonus payments, by putting more compensation at risk, should limit the incentive for management to take inappropriate risks. Similarly, the decision to grant performance-vesting stock options tied to a successful integration of National City should focus executives on a highly significant risk to PNC and encourage the mitigation of that risk. Tying these performance options to eight separate criteria, both quantitative and qualitative, also strengthens the risk management alignment.

The Committee’s Decision-Making Process

The Committee meets at least six times a year. Before each meeting, the Committee chairman reviews the agenda, materials and issues with members of our management and the Committee’s independent executive compensation consultant, as appropriate. The Committee may invite legal counsel or other external consultants to advise the Committee during meetings and preparatory sessions.

The Committee regularly meets in executive sessions without management present. At each in-person meeting of our full Board, the Committee chairman presents a report of the items discussed and the actions approved at previous Committee meetings. The chairman provides these reports during an executive session of the Board. The Committee consults with the non-management and independent directors regarding significant decisions affecting the CEO’s compensation.

In 2008, the Committee approved guidelines for information presented to the Committee. The guidelines contemplate that any major changes in policies or programs be considered over the course of two separate Committee meetings, with any vote occurring at the later meeting. The guidelines also describe the recommendations for the content and timing of information being submitted to the Committee. For significant proposals, information presented to the Committee should include, among other things, a written analysis and recommendation by the Committee’s independent consultant, an overview of the internal implications of any proposal or decision, and a summary of related public disclosure. The guidelines also note that the Committee’s independent consultant should present any proposals or other recommendations concerning our CEO’s compensation.

The Committee reviews all of the elements of the compensation programs periodically and adjusts those programs as appropriate. Each year, the Committee makes decisions regarding the amount of annual compensation and equity-based or other longer-term compensation. For the most part, these decisions are made in the first quarter of each year, using both forward-looking and historical performance. The Committee reviews aspects of our post-employment compensation programs annually, but does not necessarily adjust them each year.

Like us, our peer group generally makes principal annual compensation decisions in the first quarter of the year. This practice limits our access to real-time information. For example, at the time we award compensation, the most current peer group proxy statements contain data from the previous year. When the Committee makes its decisions, our peers may not yet have disclosed their more recent decisions. The Committee understands that even the best available compensation information often lags the most current practice.

After all peers have disclosed their compensation data for a given year, the Committee compares our compensation awards to the awards made by our peers. The Committee uses this comparison to aid its understanding of the reasonableness and appropriateness of its past compensation decisions.

In addition, the Committee receives an annual succession planning report and management presentation. The materials include, among other things, a discussion of the individual performance of executive officers. These performance appraisals provide necessary background and context to the Committee, and give each Committee member a familiarity with the executive’s position, duties, responsibilities and performance.

As is true for each of our Board’s regular committees, the Committee operates under a written charter, which is reviewed and assessed each year. We provide the charter to the public at www.pnc.com/corporategovernance. The Committee also conducts an annual self-evaluation of its performance and identifies areas for improvement.

Our Policies on Timing of Awards

The Committee has adopted a formal equity compensation granting policy that codifies the practices generally used to grant stock options and other equity awards to our executive officers and senior employees. Under this policy, the Committee may make option grants to these individuals effective on the second business day after we publicly announce our quarterly (including year-end)

earnings. This grant date would be the first such date on or following the decision to grant the option, regardless of the timing of that decision itself.

In the alternative, the Committee could make annual option grants effective on the date of the Board meeting at which the Board discusses the Committee’s determination of annual executive officer bonus determinations for the previous year. This meeting usually occurs in February.

The Committee seeks the flexibility to make all of its principal compensation decisions (salary, bonus, equity-based grants) on one specific date. No changes in the identity of an option grantee or the number of shares subject to the option may be made after the grant date for that option. In 2009, the Committee made all of these decisions on February 12.

The Committee recognizes that other companies have abused option granting practices. In light of those abuses, the Committee believes that granting and pricing options as of specifically identified dates improves transparency and reduces risk.

Our current practice is to use an exercise price for our options equal to the closing price on the grant date. We previously used the average of the high and low price on the grant date. However, because this method of determining the exercise price requires additional disclosure under the SEC’s disclosure rules, we changed the method of determining the exercise price from the average of the high and low to the closing price on the grant date.

Generally, the Committee delegates to management the opportunity to grant options to other senior employees out of a pool of options established by the Committee for each year around the beginning of the year, but the policy for these grants is otherwise the same as the policy applicable to grants to executive officers and other members of senior executive management. Most of these options are granted to these employees as part of the annual performance and compensation review process, with a grant date the same as the one used for the executive officers and other members of senior executive management. To the extent the pool is not fully utilized at that time, management may grant additional options later in the year, all of which are granted as of the date two business days after the quarterly earnings release next following management’s decision to grant such options.

Tax Considerations

Section 162(m) of the Internal Revenue Code disallows, with certain exceptions, a federal income tax deduction for compensation over $1 million paid to each of our CEO and the three highest-paid executive officers other than the CEO and the CFO, provided that they are serving in that capacity as of the last day of our fiscal year. One exception to the deduction disallowance applies to performance-based compensation paid under shareholder-approved plans. Awards made under the 1996 Plan and certain awards under the 2006 Incentive Award Plan (stock options and incentive performance units), are intended to be eligible for the performance-based exception and therefore currently deductible by PNC for federal income tax purposes. Under current SEC and tax rules, the named executive officers are not the same individuals as the executive officers whose compensation is subject to Section 162(m).

Although the Committee keeps in mind the desirability of limiting PNC’s non-deductible compensation expense, the Committee also believes that it is equally important to maintain the flexibility and competitive effectiveness of our executive compensation program. Therefore, the Committee may, from time to time, make grants and awards that may not be deductible for federal income tax purposes due to the provisions of Section 162(m).

Due to our participation in the TARP Capital Purchase Program, we are subject to additional limitations under Section 162(m). Section 162(m) as amended for TARP recipients limits our annual deduction for compensation that is attributable to the services of each of our Section 162(m)-covered executives during the period the Treasury holds an equity or debt interest in PNC, regardless of when paid, to $500,000 and eliminates the performance-based exception. As such, absent further changes in applicable law and assuming PNC continues to be a TARP participant, the Committee does not currently intend to award 2009 bonuses (payable in 2010) under the 1996 Plan, but may award 2009 bonuses outside of the 1996 Plan.

Other Equity Ownership Policies

We have established several policies that reinforce the importance of aligning the financial interests of our executive officers and shareholders, and that impose certain controls and restrictions on the ability of an executive officer to buy or sell our securities.

Executive Officer Stock Ownership Policy. Our executive officers historically have held a significant portion of their personal wealth in the form of our common stock (or phantom stock units that mirror the performance of our common stock). The Committee believes it is important to require most of our executive officers, including all of the named executive officers, to meet minimum stock ownership guidelines. We express these guidelines in terms of the value of equity holdings as a multiple of each officer’s base salary, as follows:

Officer	Stock Ownership Guidelines
James E. Rohr	5 x base salary
Richard J. Johnson	3 x base salary
William S. Demchak	4 x base salary
Joseph C. Guyaux	4 x base salary
Timothy G. Shack	3 x base salary
Other Executive Officers	1 to 3 x base salary (depending on relative position)

Equity interests that count toward satisfaction of the ownership guidelines include shares owned outright by the officer, or his or her spouse and dependent children, restricted shares (subject to vesting requirements), shares held in our Incentive Savings Plan (ISP) and phantom stock units held in our Supplemental Incentive Savings Plan (SISP) or Deferred Compensation Plan.

Newly hired or promoted executive officers have up to four years to meet these stock ownership guidelines. We may reduce future long-term incentive awards for any executive officer who fails to meet the ownership guidelines, depending upon the circumstances.

Each year, the Committee confirms whether our executive officers meet these guidelines. At the Committee’s last review of these guidelines during the fourth quarter of 2008, all executive officers were in compliance with the guidelines. Due to recent sharp declines in our stock price, one executive officer is no longer in compliance, as of the record date of this meeting. All five named executive officers are in compliance with the guidelines as of the annual meeting record date. The Committee will monitor ongoing compliance with these guidelines, as necessary or advisable, in light of continued stock price volatility.

Blackout Periods and Pre-Clearance of Securities Transactions. Our Employee Conduct Policies prohibit certain employees, including all executive officers, from purchasing or selling our securities beginning 15 days before the end of each calendar quarter until the second business day after we release our earnings for that quarter. We may also impose additional blackout periods on our executive officers due to the availability of material, non-public information regarding us or our securities. In addition, we require certain employees, including all executive officers, to pre-clear personal investments (other than in specified types of securities) made by the individual or his or her immediate family members.

Other Trading Restrictions. Our Employee Conduct Policies also prohibit all employees from day trading or short selling PNC securities and prohibit employees from engaging in transactions in any derivative of PNC securities (other than securities issued under a PNC compensation plan), including buying and writing options.

Role of Compensation Consultants

The Committee has the sole authority to retain and terminate any compensation consultant directly assisting it. The Committee also has the sole authority to approve fees and other engagement terms. The Committee receives comparative compensation data from our management, from proxy statements and other public disclosures, and through surveys and reports prepared by McLagan and Towers Perrin.

McLagan. Under its authority, the Committee retains McLagan, an independent consulting firm, to advise it on executive compensation matters. In this capacity, McLagan reports directly to the Committee.

McLagan attends most of the in-person and telephonic meetings of the Committee, and meets regularly with the Committee without members of management present. McLagan also reviews and may contribute to meeting agendas. McLagan and members of management assist the Committee in its review of proposed compensation packages for our executive officers.

Throughout the year, McLagan also assists the Committee in its analysis and evaluation of our overall executive compensation program and the structures used to pay our executive officers. McLagan reviews information supplied by management and compensation-related surveys and reports. From time to time, McLagan may be requested to help the Committee evaluate compensation programs that are specific to business units.

McLagan also provides limited services directly to our management. Management often requests these services due to a particular business or subject matter expertise offered by McLagan. McLagan has provided our management with industry-specific surveys of compensation practices. The Committee reviews reports describing the services provided directly to our management, and the associated fees that McLagan receives. In 2008, the fees received by McLagan for the services it provided directly to the Committee totaled approximately $520,000. The fees received by McLagan for the services provided to management totaled approximately $70,000 (all of which was survey-related). The Committee believes that providing limited services to management, primarily informational rather than advisory, does not impair the independence of the advice that it receives from McLagan.

In February 2009, the Committee evaluated the scope and nature of the services provided by McLagan and McLagan’s overall performance. After discussing the results of the review, and having an opportunity to ask questions of McLagan’s representative, the Committee determined that McLagan was independent from PNC’s management. The Committee also concluded that McLagan provided appropriate support to the Committee. This review was included as part of the Committee’s annual self-evaluation process.

Towers Perrin. Our management retains Towers Perrin, a global professional services firm, as its principal compensation advisor. Towers Perrin provides various actuarial and management consulting services to us. Our management utilizes Towers Perrin to:

•	Analyze the competitiveness of specific compensation programs, such as executive retirement benefits or change of control arrangements.

•	Prepare specific actuarial calculations on values under our retirement plans.

•	Prepare “tally sheets” for management’s use and analysis.

•	Prepare surveys of competitive pay practices.

•	Analyze our director compensation packages and provide reports to our management and the Board’s Nominating and Governance Committee.

•	Update management on the effect of relevant laws and regulations.

Reports prepared by Towers Perrin that relate to executive compensation are also shared with the Committee and McLagan, in its capacity as advisor to the Committee.

As discussed on page 53, management also retained Frederic W. Cook & Co., Inc. in 2008 to assist in the evaluation of the 2009 peer group.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with PNC’s management, and based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

On December 31, 2008, PNC issued approximately $7.6 billion in preferred stock and common stock warrants to the U.S. Treasury under the TARP Capital Purchase Program. As a result of this investment, PNC is subject to Section 111 of the Emergency Economic Stabilization Act of 2008 (EESA), which imposes certain compensation restrictions on “senior executive officers” or “SEOs”. In compliance with Section 111(b)(2) of EESA, we have reviewed the SEO incentive compensation arrangements with PNC’s senior risk officers, to ensure that the SEO incentive compensation arrangements do not encourage SEOs to take unnecessary and excessive risks that threaten the value of PNC. We have discussed and reviewed the relationship between PNC’s risk management policies and practices and the SEO incentive compensation arrangements. We hereby certify that we have reviewed with senior risk officers the SEO incentive compensation arrangements and have made reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the financial institution.

The Personnel and Compensation Committee of the Board of Directors of The PNC Financial Services Group, Inc.

Dennis F. Strigl, Chairman

Charles E. Bunch

Paul W. Chellgren

Kay Coles James

Richard B. Kelson

Thomas J. Usher

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(a)	(b)	(c)	(d)	(e)	(f)	(g)
James E. Rohr	2008	$1,000,000	$—	$7,089,120	$2,887,816	$—	$3,409,755	$232,098	$14,618,789
Chairman and Chief	2007	$950,000		$5,116,734	$5,323,076	$2,625,000	$4,166,770	$271,909	$18,453,489
Executive Officer	2006	$950,000		$5,380,000	$5,281,000	$2,850,000	$3,337,609	$271,917	$18,070,526

Richard J. Johnson	2008	$475,000	$—	$1,190,755	$621,198	$—	$79,680	$79,692	$2,446,325
Chief Financial	2007	$425,000		$710,467	$462,725	$543,750	$84,044	$63,613	$2,289,599
Officer	2006	$377,885		$433,000	$323,000	$660,000	$44,076	$62,311	$1,900,272

William S. Demchak	2008	$600,000	$—	$3,712,827	$1,525,299	$—	$149,737	$117,129	$6,104,992
Vice Chairman	2007	$600,000		$4,320,492	$1,981,889	$1,200,000	$159,474	$117,779	$8,379,634
	2006	$600,000		$3,986,000	$1,759,000	$1,740,000	$110,198	$122,213	$8,317,411

Joseph C. Guyaux	2008	$620,000	$—	$2,665,861	$1,041,662	$250,000	$732,423	$90,253	$5,400,199
President	2007	$620,000		$2,045,905	$1,621,273	$1,218,750	$868,043	$93,777	$6,467,748
	2006	$620,000		$2,563,000	$2,296,000	$1,695,000	$648,974	$92,703	$7,915,677

Timothy G. Shack	2008	$510,000	$—	$2,331,848	$900,662	$250,000	$494,924	$89,898	$4,577,332
Executive Vice President	2007	$510,000		$1,515,498	$1,441,050	$712,500	$623,297	$93,836	$4,896,181
and Chief Information Officer	2006	$510,000		$1,849,000	$1,911,000	$1,141,500	$476,153	$54,440	$5,942,093

*	Effective February 2009, Mr. Demchak’s title is Senior Vice Chairman and Mr. Shack’s title is Vice Chairman.

(a)	These salaries include amounts deferred by each officer under our ISP and our SISP. We describe these plans on page 80. See the Non-Qualified Deferred Compensation in Fiscal 2008 table on page 81 for the aggregate SISP deferrals during 2008.

(b)	For 2008, we did not pay any bonuses that are reportable under this column. As described on pages 48 and 49, our annual bonuses have historically been paid in both cash and restricted stock. For 2008, certain of our named executive officers received their bonuses solely in restricted stock. Under Item 402 of the SEC’s Regulation S-K, any cash portion of our bonuses is included under “Non-Equity Incentive Plan Compensation,” while the compensation expense related to any restricted stock portion is included under “Stock Awards”.

(c)	The dollar amounts in this column reflect the compensation expense recognized in 2008 related to non-option stock awards, as described in Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). For additional information on how we have applied FAS 123R, including our application of the Black-Scholes valuation model, please see Note 16, “Stock-Based Compensation Plans,” to PNC’s financial statements in the Form 10-K for the year ended December 31, 2008 (“10-K Note 16”).

This column also includes compensation expense related to the stock portion of annual bonuses for 2005 through 2008 awarded under our 25/25 Program, which is described on page 49.

This column also includes compensation expense related to the grants of incentive performance units discussed on pages 49 and 50. Mr. Demchak’s amounts include an additional special incentive performance unit grant, which is discussed on pages 56 and 57. Finally, this column includes compensation expense related to various other grants of restricted stock that vest over time.

Please see the Grants of Plan-Based Awards in 2008 table on page 72 for more information regarding the stock awards we granted in 2008. For a discussion of valuation assumptions, please see 10-K Note 16.

(d)	The dollar amounts in this column for 2008 reflect the compensation expense recognized in 2008 under FAS 123R for multiple stock option grants, on dates in 2005, 2006, 2007 and 2008. Please see the Grants of Plan-Based Awards in 2008 table on page 72 for more information regarding the option grants we made in 2008, the Outstanding Equity Awards at 2008 Fiscal Year-End table on pages 74-77 for more information regarding options outstanding at December 31, 2008, and the Option Exercises and Stock Vested in Fiscal 2008 table on page 78 for more information regarding total option exercises during 2008. For a discussion of valuation assumptions, please see 10-K Note 16.

(e)	For Messrs. Guyaux and Shack, the dollar amounts in this column for 2008 equals the cash portion of the officer’s 2008 bonus. Apart from this cash portion, all five named executive officers received their bonuses in restricted stock, a portion of which was awarded under the 25/25 Program. The 2008 compensation expense for the bonuses awarded in restricted stock is reflected in the “Stock Awards” column and discussed in more detail under footnote (c) and in our CD&A, which begins on page 46. In 2005, 2006 and 2007, 75% of each named executive officer’s bonus was paid in cash, with the remainder awarded in restricted stock under the 25/25 Program. For those three prior years, the “Stock Awards” column for 2008 reflects the compensation expense for each of those three awards.

In 2009, each named executive officer received a cash payout under our 2006 incentive performance unit award. Please see the CD&A at pages 56 and 57. In accordance with FAS 123R, a portion of the total cash payment for each officer is included in the “Stock Awards” column and was also included in that column in 2006 and 2007. The total cash payouts for each officer were as follows: Messrs. Rohr ($1,073,972); Johnson ($171,836); Demchak ($1,016,439); Guyaux ($408,109); and Shack ($322,192).

(f)	The dollar amounts in this column include the increase in the actuarial value of our Qualified Pension Plan, ERISA Excess Pension Plan and Supplemental Executive Retirement Plan, as measured from the plan measurement date used for our 2007 audited financial statements to the plan measurement date used for our 2008 audited financial statements. The amounts include both (1) the increase in value due to an additional year of service, compensation increases and plan amendments (if any) and (2) the change in value attributable to interest.

We do not pay above-market or preferential earnings on any compensation that is deferred on a basis that is not tax-qualified, including such earnings on non-qualified defined contribution plans. For an additional explanation on how we calculate the earnings on our deferred compensation plans, please see the 2008 rates of return chart in the Non-Qualified Deferred Compensation in Fiscal 2008 table on page 81.

(g)	The amounts in this column include for all officers: (1) the aggregate incremental cost of perquisites and other personal benefits; (2) the dollar value of matching contributions made by us to the ISP and SISP; (3) the net premiums paid by us in connection with our Key Executive Equity Plan; (4) the executive long-term disability premiums paid by us; and (5) tax reimbursements for two named executive officers. For an additional discussion of perquisites, please see our CD&A on pages 60 and 61. All amounts listed below are net of any reimbursement to us. Certain officers, including one named executive officer, also participate in our Employee Stock Purchase Plan, which allows participants to purchase our common stock at a 5% discount from the market price. As this plan is available to substantially all employees, this column does not reflect any compensation expense related to such discounted stock purchases.

All Other Compensation

Name	Perquisites & Other Personal Benefits ($)	Registrant Contributions to Defined Contribution Plans ($)	Insurance Premiums ($)	Tax Reimbursements ($)	Total to SCT ($)
James E. Rohr	$49,000	$18,800	$158,283	$6,015	$232,098
Richard J. Johnson	$30,254	$18,800	$30,638	$—	$79,692
William S. Demchak	$49,000	$18,800	$49,329	$—	$117,129
Joseph C. Guyaux	$49,000	$18,800	$20,833	$1,620	$90,253
Timothy G. Shack	$26,642	$18,800	$44,456	$—	$89,898

The dollar amount in the “Perquisites & Other Personal Benefits” column includes personal aircraft usage for Messrs. Rohr ($39,975), Johnson ($21,071), Demchak ($46,468), Guyaux ($24,719) and Shack ($14,195). Guests, such as spouses or family members, may accompany these officers on flights, although we do not assign an increased incremental cost to them. We calculate the incremental cost for personal use of the aircraft based on direct operating costs for each hour of flight and including any related pilot expenses. Direct operating costs include the costs of landing and parking, fuel and oil and maintenance. By contract, our maintenance costs are fixed per hour. The other costs are calculated by taking our expenses for the full year and dividing them by total flight hours for the year. These amounts only reflect the costs for personal flights not otherwise reimbursed by an executive under existing time sharing agreements.

In addition to personal aircraft usage for the named executive officers, the following perquisite costs are included in the “Perquisites & Other Personal Benefits” column: Mr. Rohr (use of financial consultants, home security services); Mr. Johnson (use of financial consultants); Mr. Demchak (use of financial consultants); Mr. Guyaux (use of financial consultants, home security services, club dues); and Mr. Shack (use of financial consultants, home security services).

The dollar amount in the “Registrant Contributions to Defined Contribution Plans” column includes our matching contribution to the ISP for all five named executive officers of $13,800 each. It also includes our matching contribution to the SISP for each named executive officer in the amount of $5,000.

We pay premiums for most of our executive officers, including the named executive offices, in connection with our Key Executive Equity Plan, a split-dollar insurance arrangement. In addition, we pay long-term disability premiums on behalf of our named executive officers. The dollar amount in the “Insurance Premiums” column includes the 2008 net premiums we pay in connection with our Key Executive Equity Plan on behalf of Messrs. Rohr ($146,087); Johnson ($20,400); Demchak ($40,534); Guyaux ($9,292); and Shack ($33,282). These net premiums represent the full dollar amounts we pay for both the term and non-term portions of this plan, after any officer contributions. The amounts also include the long-term disability premiums we pay on behalf of Messrs. Rohr ($12,196); Johnson ($10,238); Demchak ($8,795); Guyaux ($11,541); and Shack ($11,174).

For Messrs. Rohr and Guyaux, the dollar amounts in the “Tax Reimbursements” column include tax “gross-up” payments for dues we paid for club memberships in 2008. As discussed in the CD&A on page 60, our Personnel and Compensation Committee prohibited such tax “gross-up” payments starting in 2009.

Grants of Plan-Based Awards in 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)
		Thres- hold ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
								(c)		(d)	(e)
James E. Rohr		$—	$2,000,000	$3,292,000
	January 15, 2008				—	40,000	80,000				$2,091,000
	January 22, 2008								242,000	$57.21	$1,825,000
	February 14, 2008							17,427			$1,094,000
	July 21, 2008								350,000	$63.69	$2,307,000

Richard J. Johnson		$—	$475,000	$—
	January 15, 2008				—	9,000	18,000				$471,000
	January 22, 2008								60,500	$57.21	$456,000
	February 14, 2008							3,609			$227,000
	July 21, 2008								83,000	$63.69	$547,000

William S. Demchak		$—	$960,000	$3,292,000
	January 15, 2008				—	16,000	32,000				$836,000
	January 22, 2008								93,500	$57.21	$705,000
	February 13, 2008				—	47,000	94,000				$2,988,000
	February 14, 2008							7,966			$500,000
	July 21, 2008								138,000	$63.69	$909,000

Joseph C. Guyaux		$—	$930,000	$3,292,000
	January 15, 2008				—	16,000	32,000				$836,000
	January 22, 2008								99,000	$57.21	$746,000
	February 14, 2008							8,091			$508,000
	July 21, 2008								142,000	$63.69	$936,000

Timothy G. Shack		$—	$561,000	$3,292,000
	January 15, 2008				—	13,000	26,000				$680,000
	January 22, 2008								71,500	$57.21	$539,000
	February 14, 2008							4,730			$297,000
	April 22, 2008							7,000			$460,000
	April 23, 2008								65,000	$66.18	$514,000

(a)	For all officers, the amounts listed in these columns relate to the annual incentive awards for 2008, as described in footnote (e) to the Summary Compensation Table on page 70. In 2008, the Personnel and Compensation Committee approved a “Target” amount for each officer. For officers who are covered employees under §162(m) of the Internal Revenue Code of 1986, as amended, the “Maximum” amount for 2008 was determined by the Personnel and Compensation Committee based on the 1996 Executive Incentive Award Plan. There is no “Maximum” amount for Mr. Johnson, as he was not covered by the 1996 Plan. Please see pages 53-55 of the CD&A for a discussion of the 2008 bonuses (paid in 2009).

(b)	The amounts listed in these columns relate to the incentive performance units granted in 2008, as described in footnote (c) to the Summary Compensation Table on page 69. Mr. Demchak also received an additional special incentive performance unit grant. For a discussion of the terms, conditions and performance goals related to these incentive performance unit grants, please see pages 49 and 50. As there is no guaranteed minimum payout for these awards, and the Personnel and Compensation Committee has the discretion to decrease any award otherwise payable, we have not included a “Threshold” amount in this column. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 200% of that grant. For all grants, the performance period began on January 1, 2008 and will end on December 31, 2010.

(c)	For all officers, this column reflects a portion of the bonuses awarded on February 14, 2008 as part of our 25/25 Program, which is described on page 49. The restricted stock portion of the bonuses vests on February 14, 2011.

(d)	The exercise price is calculated using the closing sale price of our common stock on the grant date, as reported in The Wall Street Journal.

(e)	The grant date fair values for stock options, restricted stock/units and incentive performance units are all calculated in accordance with FAS 123R. See 10-K Note 16 for more information. The grant date fair value for stock options represents 100% of the Black-Scholes valuation. The grant date fair value for restricted stock/units represents the closing sale price for our common stock on the grant date. The grant date fair value for incentive performance unit grants represents the closing sale price for our common stock on the grant date, as adjusted for the present value of future dividends, except for Mr. Demchak’s additional special incentive performance unit grant, which is not adjusted for the effect of dividends. All common stock prices are based on the reported prices in The Wall Street Journal.

Outstanding Equity Awards at 2008 Fiscal Year-End

Name		Option Awards							Stock Awards
	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(a)	(b)							(c)	(d)	(e)	(d)
James E. Rohr	January 4, 2001	210,000	**	—		$74.59		January 4, 2011
	February 21, 2001	16,810	*	—		$70.58		January 31, 2010
	February 21, 2001	24,384	*	—		$70.58		January 6, 2010
	January 3, 2002	273,000	**	—		$57.10		January 3, 2012
	January 7, 2002	26,512	*	—		$60.65		January 6, 2010
	January 8, 2004	71,643	*	—		$53.90		January 3, 2013
	February 18, 2004	34,007	*	—		$56.94		February 16, 2010
	January 6, 2005								28,500	$1,396,500
	January 25, 2005	247,000		—		$53.50		January 25, 2015
	April 29, 2005	73,832	*	—		$53.03		January 3, 2013
	October 24, 2005	34,519	*	—		$58.65		February 16, 2010
	January 23, 2006	183,333		91,667		$65.45		January 23, 2016
	February 15, 2006								15,916	$779,900
	November 17, 2006	64,313	*	—		$69.38		January 3, 2013
	January 25, 2007	67,833		135,667		$72.65		January 25, 2017
	February 14, 2007								15,693	$769,000
	February 14, 2007								33,000	$1,617,000
	May 17, 2007	206,507	*	—		$74,65		January 6, 2014
	January 22, 2008	—		242,000		$57,21		January 22, 2018
	February 14, 2008								17,427	$853,900
	July 21, 2008	350,000		—		$63.69	(f)	July 21, 2018
	1/1/2006-12/31/2008										110,520	$5,415,500
	1/1/2007-12/31/2009										75,542	$3,701,600
	1/1/2008-12/31/2010										82,593	$4,047,000

Richard J. Johnson	January 6, 2004	9,000		—		$54.04		January 6, 2014
	April 23, 2004	2,000		—		$52.23		April 23, 2014
	January 25, 2005	20,000		—		$53.50		January 25, 2015
	July 22, 2005	10,000		—		$55.37		July 22, 2015
	January 23, 2006	33,000		16,500		$65.45		January 23, 2016
	February 15, 2006								1,756	$86,000
	January 25, 2007	14,666		29,334		$72.65		January 25, 2017
	February 14, 2007								3,634	$178,000
	January 22, 2008	—		60,500		$57.21		January 22, 2018
	February 14, 2008								3,609	$176,800
	July 21, 2008	—		83,000		$63.69	(f)	July 21, 2018
	1/1/2006-12/31/2008										17,683	$866,500
	1/1/2007-12/31/2009										16,187	$793,200
	1/1/2008-12/31/2010										18,583	$910,600

Name			Option Awards							Stock Awards
	Grant Date or Performance Period		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(a)		(b)							(c)	(d)	(e)	(d)
William S. Demchak	January 6, 2005									15,000	$735,000
	January 23, 2006		73,333		36,667		$65.45		January 23, 2016
	February 14, 2006									52,000	$2,548,000
	February 15, 2006									7,473	$366,200
	February 16, 2006		40,110	*	—		$69.66		January 3, 2013
	February 27, 2006		10,000	*	—		$70.90		January 3, 2013
	November 7, 2006		28,512	*	—		$69.67		January 3, 2013
	November 28, 2006		58,247	*	—		$69.52		September 9, 2012
	January 25, 2007		27,500		55,000		$72.65		January 25, 2017
	February 14, 2007									9,581	$469,500
	October 29, 2007		22,109	*	—		$71.81		September 9, 2012
	October 29, 2007		57,861	*	—		$71.81		January 6, 2014
	January 22, 2008		—		93,500		$57.21		January 22, 2018
	February 14, 2008									7,966	$390,300
	July 21, 2008		138,000		—		$63.69	(f)	July 21, 2018
	1/1/2006-12/31/2008											41,998	$2,057,900
	1/1/2007-12/31/2009											28,058	$1,374,800
	1/1/2008-12/31/2010											33,037	$1,618,800
	1/1/2006-12/31/2008	(g)										30,000	$1,470,000
	1/1/2007-12/31/2009	(g)										0	—
	1/1/2008-12/31/2010	(g)										0	—

Joseph C. Guyaux	January 4, 2001		63,000	**	—		$74.59		January 4, 2011
	January 3, 2002		84,000	**	—		$57.10		January 3, 2012
	January 11, 2002		17,718	*	—		$60.35		January 6, 2010
	January 6, 2004		96,724	**	—		$54.04		January 6, 2014
	January 6, 2005									18,500	$906,500
	January 23, 2005		80,666		40,334		$65.45		January 23, 2016
	February 15, 2006									7,612	$373,000
	January 25, 2007		29,333		58,667		$72.65		January 25, 2017
	February 14, 2007									9,333	$457,300
	August 21, 2007		30,720	*	—		$72.71		January 6, 2014
	January 22, 2008		—		99,000		$57.21		January 22, 2018
	February 14, 2008									8,091	$396,500
	July 21, 2008		—		142,000		$63,69	(f)	July 21, 2018
	1/1/2006-12/31/2008											41,998	$2,057,900
	1/1/2007-12/31/2009											28,058	$1,374,800
	1/1/2008-12/31/2010											33,037	$1,618,800

Name		Option Awards						Stock Awards
	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(a)	(b)						(c)	(d)	(e)	(d)
Timothy G. Shack	January 4, 2001	47,250	**	—		$74.59	January 4, 2011
	January 8, 2001	10,917	*	—		$72.09	January 6, 2010
	January 6, 2004	17,888	*	—		$54.04	January 3, 2013
	January 6, 2005							13,500	$661,500
	January 25, 2005	71,250		—		$53.50	January 25, 2015
	August 15, 2005	17,603	*	—		$57.05	January 3, 2013
	January 23, 2006	55,000		27,500		$65.45	January 23, 2016
	February 15, 2006							5,230	$256,300
	February 16, 2006	16,071	*	—		$69.66	January 3, 2013
	August 16, 2006	31,451	*	—		$71.38	January 6, 2014
	January 25, 2007	20,166		40,334		$72.65	January 25, 2017
	February 14, 2007							6,285	$308,000
	February 16, 2007	1,159	*	—		$75.63	January 3, 2012
	February 16, 2007	20,515	*	—		$75.63	January 6, 2014
	January 22, 2008	—		71,500		$57.21	January 22, 2018
	February 14, 2008							4,730	$231,800
	April 22, 2008							7,000	$343,000
	April 23, 2008	—		65,000		$66.18	April 23, 2018
	1/1/2006-12/31/2008									33,156	$1,624,600
	1/1/2007-12/31/2009									23,742	$1,163,400
	1/1/2008-12/31/2010									26,843	$1,315,300

*	With respect to these options, the officer exercised a previously granted option with a “reload” feature and received a new stock option grant, shown in this table, as the result of “reloading” the previously granted option.

**	This option is still subject to a “reload” feature, but the officer has not yet exercised his ability to “reload” the option.

The Committee no longer grants options with “reload” features. However, there are still reload options outstanding from prior years that could be exercised and result in additional option grants in future years. If an option holder exercises an option with a reload feature, the option holder uses shares of stock already owned to satisfy the exercise price and meet any associated tax withholding obligation, and the options exercised are replaced (or “reloaded”) with a new, at-the-market option for each share of common stock used. Options with this feature can only be reloaded once; the reload options cannot be replaced when they are exercised. The reload option normally will become exercisable in one year and will have the same remaining term as the option that was exercised.

(a)	For additional clarity, we have included this new column, which shows the grant date of stock options and restricted stock, and the performance period for the regular and special incentive performance unit awards.

(b)	The vesting schedule for the stock option grants listed in this column is as follows:

•	Option grants that have been “reloaded” – vest 100% on the anniversary of the grant date.

•	Option grants on July 21, 2008 – 3-year cliff vesting, if the performance criterion in footnote (f) below has been achieved.

•	All other options – 1/3 vest each year, beginning on the anniversary of the grant date.

(c)	This column includes the restricted stock portion of our bonuses, as well as other shares of our restricted stock (or restricted phantom common stock units deferred under our Deferred Compensation Plan). The vesting schedule for the grants listed in this column is as follows:

Grant Date	Vesting
January 6, 2005	4-year cliff vesting
February 14, 2006	3-year cliff vesting
February 15, 2006	3-year cliff vesting
February 14, 2007	3-year cliff vesting
February 14, 2007 (33,000 shares to Mr. Rohr)	4-year cliff vesting
February 14, 2008	3-year cliff vesting
April 22, 2008	1-year cliff vesting
(d)	The market value of restricted stock awards, restricted phantom common stock units or incentive performance units is calculated using our common stock closing price of $49.00 a share, the price on December 31, 2008, as reported in The Wall Street Journal, and rounded to the nearest hundred dollars.
(e)	This column reflects the “Maximum” amounts that would have been paid under the 2006, 2007 and 2008 incentive performance unit grants. These amounts also include any “deemed” dividends accrued through the end of 2008, as measured at a “Maximum” level of 200%. Actual payouts, if any, will not be determined until early 2010 (for the 2007 grants) and early 2011 (for the 2008 grants), and may be substantially less than the amounts listed in this column. The actual payout for the 2006 grant was less than the Maximum and is described in more detail on pages 56 and 57.
For Mr. Demchak, his amount also includes the special incentive performance unit grants made in 2006, 2007 and 2008. For 2007 and 2008, this column reflects a payout of zero, as the threshold payout amount has not been achieved in either of those two years. His payout under the 2006 grant is discussed on pages 56 and 57. His grants do not include any “deemed” dividends accrued. Please see footnote (c) to the Summary Compensation Table on page 69 and footnote (b) of the Grants of Plan-Based Awards in 2008 table on page 72, as well as pages 58 and 59 of our CD&A.
(f)	As stated in the CD&A, these are performance-vesting options and will generally vest in their entirety on or after the third anniversary of the grant, if PNC stock has closed at or above 120% of the exercise price for the five trading days before the vesting date. Based on an exercise price of $63.69, these options will not be exercisable until the PNC stock price closes above $76.428 a share.
(g)	These special incentive performance unit grants were awarded to Mr. Demchak and are described in footnote (e) above and the CD&A.

Option Exercises and Stock Vested in Fiscal 2008

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
		(a)	(b)	(c)
James E. Rohr	151,945	$2,077,000	18,696	$1,179,000
Richard J. Johnson	20,000	$552,000	4,587	$274,000
William S. Demchak	65,294	$1,163,000	7,156	$451,000
Joseph C. Guyaux	44,334	$1,001,000	9,151	$577,000
Timothy G. Shack	58,665	$595,000	4,920	$310,000

(a)	The dollar amount in this column includes the value realized upon the exercise of various options throughout 2008. This amount was computed by determining the difference between the average of the high and low sales prices of our common stock on the date of exercise (as reported in The Wall Street Journal), less the exercise price.

(b)	The number of shares in this column includes shares that vested and were withheld for tax purposes. The number of shares also includes the following number of restricted phantom common stock units previously deferred by Messrs. Johnson (2,087) and Demchak (7,156).

(c)	The dollar amount in this column includes the value realized upon the vesting of other restricted stock grants.

Pension Benefits at 2008 Fiscal Year-End

The principal elements of our post-employment compensation include a qualified defined benefit cash balance pension plan, as well as a non-qualified cash balance pension plan. We also maintain a separate supplemental retirement benefit plan for most of our executive officers.

Cash Balance Pension Plan. We maintain a pension plan for most of our full-time employees. The pension plan is a defined benefit cash balance pension plan under the Employee Retirement Income Security Act of 1974, as amended (ERISA), and is qualified under Section 401(a) of the Internal Revenue Code. Each calendar quarter, eligible participants receive “earnings credits” expressed as a percentage of covered earnings, in accordance with a schedule based on the participant’s age plus years of credited service.

We define “covered earnings” as regular earnings plus eligible variable compensation, such as paid bonuses. Covered earnings do not include deferred bonus payments, which are applied to our excess pension plan discussed below. For a calendar year, we generally limit total eligible variable compensation to the greater of $25,000, or 50% of the employee’s total eligible variable compensation. We generally limit eligible variable compensation to $250,000 for purposes of the 50% calculation in this plan.

We contribute an actuarially determined amount necessary to fund the total benefits payable to participants. Actuaries calculate contributions in the aggregate rather than with respect to each individual participant.

For this plan, a recordkeeping “account” was established for each participant beginning in 1999. The initial account balance was determined as the present value of each participant’s accrued benefit as of December 31, 1998, using the plan provisions in effect on December 31, 1998. In addition, employees who were at least age 40 and had at least 10 years of credited service as of January 1, 1999 receive additional quarterly “Transitional Credits” for up to 10 years. Participants also receive quarterly “interest credits” at the prevailing 30-year U.S. Treasury Bond rate.

Excess Pension Plan. We also maintain an ERISA excess pension plan, which is a supplemental non-qualified pension plan. The excess pension plan provides retirement benefits equal to the difference, if any, between the maximum benefit allowed under the Internal Revenue Code and the amount that would be provided by the pension plan if no limits were applied. The excess pension plan also recognizes deferred bonuses that are not included in the pension plan as covered earnings.

Supplemental Retirement Benefit Plan. We also maintain a separate supplemental retirement benefit plan for our executive officers. This plan provides earnings credits for eligible bonuses. Some of our executive officers continue to be entitled to benefits under the pension plan and supplemental retirement benefit plan resulting from their participation in a prior pension plan, as described above. As part of its ongoing review of compensation practices, the Committee decided in 2007 to eliminate participation in this supplemental retirement benefit plan (and the Key Executive Equity Plan) for new executive officers in the future.

With respect to this plan, officers age 50 or over with at least five years of credited service as of January 1, 1999 receive benefits based on the formula in effect prior to January 1, 1999. All other executive officers participating in this plan will receive a benefit based upon the qualified pension plan formula described above. In order to mitigate the effect of the transition to the qualified pension plan formula, we doubled the “earnings credit” percentages for all executive officers at or above a certain organizational level who previously participated in the supplemental retirement benefit plan in effect before January 1, 1999.

Messrs. Rohr, Guyaux and Shack received the credits and benefits in connection with the transitional provisions of the cash balance pension plan and the supplemental retirement benefit plan described above.

Defined Contribution Plans—ISP and SISP. We maintain an incentive savings plan (ISP), which is a qualified defined contribution plan (401(k) plan) and a supplemental incentive savings plan (SISP), which is a non-qualified excess defined contribution plan. We match contributions by all eligible employees to both of these plans. The ISP match is subject to limitations imposed by the IRS. The Committee caps our match on SISP contributions at $5,000.

Deferred Compensation Plan. We maintain a deferred compensation plan for eligible employees. This plan provides employees with the opportunity to defer all or a portion of a cash incentive award. No deferral may be less than $25,000. Distributions under the plan are paid in cash in accordance with the employee’s election, but no deferral may be for less than one full calendar year. An employee participating in the plan is credited with earnings pursuant to investment alternatives selected by the employee.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
	(a)	(b)	(c)
James E. Rohr	Qualified Pension Plan	36	$1,102,807
	ERISA Excess Pension Plan	36	$4,820,812
	Supplemental Executive Retirement Plan	36	$20,447,284

	TOTAL		$26,370,903

Richard J. Johnson	Qualified Pension Plan	6	$56,931
	ERISA Excess Pension Plan	6	$92,794
	Supplemental Executive Retirement Plan	6	$94,377

	TOTAL		$244,102

William S. Demchak	Qualified Pension Plan	6	$49,798
	ERISA Excess Pension Plan	6	$227,629
	Supplemental Executive Retirement Plan	6	$299,810

	TOTAL		$577,237

Joseph C. Guyaux	Qualified Pension Plan	36	$766,593
	ERISA Excess Pension Plan	36	$1,374,796
	Supplemental Executive Retirement Plan	36	$2,890,045

	TOTAL		$5,031,434

Timothy G. Shack	Qualified Pension Plan	32	$696,893
	ERISA Excess Pension Plan	32	$1,074,058
	Supplemental Executive Retirement Plan	32	$2,080,629

	TOTAL		$3,851,580

(a)	No payments were made under any of these plans during fiscal 2008 to any named executive officer.

(b)	The number of years of service is computed as of the same plan measurement date used for financial statement reporting with respect to our 2008 audited financial statements.

(c)	The present values shown here are computed as of December 31, 2008 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 87, Employers’ Accounting for Pensions (FAS 87), as specified in the SEC regulations and do not necessarily reflect the amounts to which the executive officers would have been entitled under the terms of these plans as of December 31, 2008.

Non-Qualified Deferred Compensation in Fiscal 2008

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
	(a)	(b)	(c)	(d)
James E. Rohr	$150,738	$5,000	$(1,381,984)	$4,662,000
Richard J. Johnson	$545,473	$5,000	$(274,489)	$1,648,000
William S. Demchak	$1,195,803	$5,000	$(1,088,749)	$9,092,000
Joseph C. Guyaux	$12,625	$5,000	$(296,990)	$3,165,000
Timothy G. Shack	$45,900	$5,000	$(547,120)	$1,133,000

(a)	The dollar amounts in this column include the value of the contributions made by the executive to our SISP in the following amounts: Messrs. Rohr ($150,738); Johnson ($70,473); Demchak ($70,200); Guyaux ($12,625); and Shack ($45,900) and under our Deferred Compensation Plan for Mr. Johnson ($475,000) and Mr. Demchak ($1,125,603).

(b)	For all officers, this column includes the value of matching contributions ($5,000 each) made pursuant to our SISP.

(c)	Our ISP is a 401(k) plan, a contributory, qualified, defined contribution plan that covers most of our employees. SISP participants and ISP participants have the same investment options. The employee directs investment of contributions under either plan. Investment options include several publicly available mutual funds (including BlackRock mutual funds), proprietary PNC investment funds, and a PNC common stock fund.

Employees who are eligible to defer compensation under our Deferred Compensation Plan have many of the same investment options available to ISP and SISP participants. Deferred Compensation Plan participants also have seven additional investment options, consisting of BlackRock mutual funds. Deferred Compensation Plan investments are invested on a phantom basis and considered “deemed” investments.

None of the amounts included in this table have been reported in the Summary Compensation Table on page 69 as no executive officer received above-market or preferential earnings.

Please see page 80 for an explanation of our ISP, SISP and Deferred Compensation Plan.

The following table shows the 2008 investment options for the ISP, SISP and Deferred Compensation Plan, along with annual rates of return. Ticker symbols are listed for investment options available to the general public.

Fund	Ticker Symbol	Deferred Compensation Plan	ISP/SISP	2008 Annual Rate of Return
AM EuroPacific Growth Fund R5	RERFX	X	X	-40.38%
American Beacon Small-Cap Value	AVFIX	X	X	-31.92%
BlackRock Asset Allocation Portfolio	PBAIX	X		-26.69%
BlackRock High Yield Bond Portfolio	BRHYX	X	X	-27.75%
BlackRock Intermediate Government Bond Portfolio	PNIGX	X		5.50%
BlackRock International Bond Portfolio	CINSX	X		2.72%
BlackRock International Opportunities Portfolio	BISIX	X		-43.12%
BlackRock Large-Cap Core Portfolio	MALRX	X		-37.34%
BlackRock Liquidity Funds TempFund	TMPXX	X	X	2.97%
BlackRock Managed Income Portfolio	PNMIX	X		-6.89%
BlackRock Small-Cap Growth Equity Portfolio	PSGIX	X	X	-39.84%
BlackRock Total Return Portfolio II	CCBBX		X	-7.92%
BlackRock U.S. Opportunities Portfolio	BMCIX	X		-34.88%
CRM Mid-Cap Value Fund	CRIMX	X	X	-35.03%
Dodge & Cox Stock Fund	DODGX	X	X	-43.31%
Fidelity Spartan International	FSIIX	X	X	-41.43%
Harbor Capital Appreciation Fund	HACAX	X	X	-37.13%
ISP Aggressive Profile Fund	n/a		X	-36.63%
ISP Conservative Profile Fund	n/a		X	-16.30%
ISP Moderate Profile Fund	n/a		X	-24.68%
Munder Mid Cap Core Growth Y	MGOYX	X	X	-43.45%
PNC Common Stock Fund	PNC	X	X	-22.18%
PNC Investment Contract Fund	n/a	X	X	4.76%
Vanguard Institutional Index Plus Fund	VIIIX	X	X	-36.94%

(d)	We calculate the dollar amounts in this column by taking the aggregate balance at the end of fiscal year 2007 and then adding the totals in columns (a), (b) and (c) to that balance. The aggregate balance at the end of fiscal year 2008 includes any unrealized gains and losses on investments.

In previous years, some executive officers have deferred receipt of restricted stock under our 25/25 Program. The amounts deferred as restricted phantom stock units are included in the amounts under this column.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

TARP Capital Purchase Program Restrictions

As described in the CD&A on page 47, on December 31, 2008, the U.S. Treasury made an investment in PNC under the TARP Capital Purchase Program. As a result, effective on that date, PNC amended certain of its compensation plans and agreements to comply with the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008 (EESA) as applicable to participants in the Capital Purchase Program. Among the changes effected to its compensation plans and agreements are prohibitions on “golden parachute payments” being made to our “senior executive officers” (which currently are the same as our named executive officers disclosed in this proxy statement) while the U.S. Treasury holds an equity or debt position in PNC. For these purposes, golden parachute payments are payments in the nature of compensation on account of involuntary terminations of employment or in connection with bankruptcy filings, insolvency or receiverships that equal or exceed three times a “base amount” generally representing average compensation for the prior five years. Such payments include acceleration of payment or vesting of compensation but do not include certain other amounts, such as amounts payable under tax-qualified retirement plans and vested supplemental retirement benefits and deferred compensation.

The American Recovery and Reinvestment Act of 2009 (ARRA), which was enacted on February 17, 2009, amended Section 111 of EESA. The amended Section 111 requires the Secretary of the Treasury to require recipients of TARP assistance, including participants in the Capital Purchase Program, to meet executive compensation and corporate governance standards beyond those currently applicable to us. The amended Section 111 requires the Treasury standards to include certain matters, including limits on bonuses and incentive compensation, expanded “golden parachute” limitations and compensation “clawback” provisions for specified employees. As of March 11, 2009, the Secretary had not yet promulgated any new requirements.

The discussion in this section, including the tabular information, is presented without giving effect to the changes already implemented as a result of our Capital Purchase Program participation or any changes that might be implemented in the future to comply with any new standards under ARRA. Thus, the payments described in this section are those that would be applicable if we were not subject to Capital Purchase Program restrictions. During the period we are subject to these restrictions, some of the payments to our named executive officers following a termination of employment might be reduced or eliminated, depending on the nature of Treasury’s ultimate implementation of ARRA as well as the nature of the payment itself.

Potential Payments Upon Termination of Employment and Change in Control

Upon termination of employment, a named executive officer may receive various forms of post-employment compensation or benefits. The following factors will impact this.

•	Whether the termination occurred as a result of death or disability.

•	Whether the company or the officer terminated employment.

•	If the company terminated, whether it was with cause or not.

•	Whether termination followed a change in control. (Changes in control also result in some benefits, even without a termination of employment.)

•	Whether the officer is retirement-eligible. If a retirement-eligible employee resigns or is terminated without cause, it is treated as a retirement.

¡	For these purposes, “retirement-eligible” means a person who is at least 55 years old with at least five years of service with us.

¡	As of December 31, 2008, Messrs. Rohr, Guyaux and Shack were retirement-eligible, while Messrs. Johnson and Demchak were not.

Most of our executive officers may participate in the plans and benefits described below, many of which are also available on a broader basis to other employees.

General Benefits

Our named executive officers participate in our qualified cash balance pension plan, our excess pension plan, our supplemental retirement benefit plan, our incentive savings plan (a 401(k) plan we sometimes call the ISP), our supplemental incentive savings plan (the SISP) and our Deferred Compensation Plan. Please see our CD&A at page 80. The officers earn these benefits for services provided to us while employed. For the most part, an officer’s entitlement to these benefits does not depend on how employment terminates.

Change in Control Benefits

Unvested Equity. An executive officer’s equity vests upon a change in control. It does not matter whether the officer’s employment is terminated.

Upon a change in control, any unvested restricted stock will vest. Any unvested options will also vest. Following a termination without cause or resignation for good reason, the executive will have three years after termination to exercise options. This option exercise period will not extend beyond the original option termination date, however.

With respect to the vesting and payment of incentive performance units, the following occurs upon a change in control:

Incentive Performance Unit Grants. First, a share amount is determined by multiplying the following components:

•	The target number of share units granted, adjusted for dividends since the grant date.

•	The proration factor (how much time has elapsed in the three-year performance period).

•	The higher of 100% or the performance to date (through the end of the prior quarter). This performance is expressed as a percentage and calculated in accordance with the plan’s performance metrics.

This share amount is then multiplied by the fair market value on the date of the change in control. Fair market value is defined as the average of the high and low stock prices. The final amount will be paid in cash, if no PNC common stock exists after the change in control.

Special Incentive Performance Unit Grants. The calculation for Mr. Demchak’s additional special incentive performance unit grants is the same as for the regular incentive performance unit grants, with the following exceptions:

•	The units are not dividend-adjusted.

•	Awards are paid in cash on the date of the change in control.

Cash Severance. If a named executive officer resigns for good reason or the surviving company terminates the officer without cause, the officer is entitled to severance benefits under change in control employment agreements. We describe these agreements below.

These agreements pay cash to our executives, as calculated under various compensation components. The agreements also continue benefits under (or compute cash payments by reference to) some of our retirement and health and welfare benefit plans. The agreements also require a payment to the named executive officer to reimburse for any excise taxes on severance or other benefits that are considered “excess parachute payments” under the Internal Revenue Code.

Benefits Under Other Termination Scenarios

Equity. Under other termination scenarios, a named executive officer generally forfeits equity-based compensation, with the following exceptions. If the officer dies, his equity-based compensation is treated the same way as upon a change in control, except that his entitlement to a portion of his outstanding incentive performance units is subject to the discretion of the Personnel and Compensation Committee. His options will generally remain exercisable until the original option termination date.

Upon retirement, the outstanding stock options granted more than one year before retirement continue in effect in accordance with their original terms. For stock options granted more than six months but less than one year before retirement, one-third continue in effect in accordance with their original terms. The rest of the options are forfeited. Our Personnel and Compensation Committee has discretion to permit the vesting of restricted stock to accelerate. The committee also has the discretion to award an amount, payable on the originally scheduled payment date, for incentive performance units.

If the officer’s termination results from disability, his outstanding options vest, and he has three years to exercise them (but not past the original termination date). The restricted shares are treated the same as in retirement. The committee has discretion to award an amount, payable on the originally scheduled payment date, equal to the full incentive performance unit, without proration.

Severance Benefits. Under other termination scenarios, named executive officers are generally not entitled to severance benefits. There is no specific plan or program for this. The committee has discretion to provide severance benefits.

Description of Change in Control Arrangements

Change in Control Employment Agreements. We had previously entered into change in control severance agreements with each of our named executive officers and certain other executive officers. These agreements have been a valuable component of our executive compensation program for several years. We believe that these arrangements assist in ensuring the impartial and dedicated service of our executive officers, notwithstanding concerns that they might have regarding their continued employment following a change in control. Potential payments under these arrangements do not directly impact the yearly decisions made regarding other elements of our executive compensation.

In connection with our review of existing executive compensation arrangements in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the Code), the Committee approved a form of change of control employment agreement in September 2008. Each of our named executive officers (and certain other executive officers) entered into the revised agreement. The previous change in control severance agreements were terminated.

Similar to the prior agreements, the new change in control agreements provide for the following payments and benefits to our named executive officers upon a qualifying termination of employment following a change of control:

•

A lump sum cash payment equal to the sum of: (1) accrued and unpaid amounts; (2) three times annual base salary and bonus (based on the applicable annual base salary and a percentage that averages the percentage of base salary that the executive’s bonus represented for the prior three years); (3) the target bonus for the fiscal year during which employment is terminated; (4) three years of Company matching amounts under the Company’s qualified and supplemental savings plans; and (5) three years of annual premium payments on group term life insurance policies.

•

Three years of continued access to coverage under the Company’s medical and dental insurance plans, subject to the executive paying the full monthly premium, with the Company paying the executive monthly an amount equal to the employer portion of the monthly premium.

•	Three years of additional age and service credit and/or earnings credits for purposes of determining the executive’s benefits under the Company’s qualified and non-qualified pension plans.

Like the prior agreements, these replacement agreements provide the executive with an additional payment for any excise tax and related taxes on change of control payments or benefits that are considered “excess parachute payments” under the Code. Unlike the prior agreements, the replacement agreements only provide for this additional payment if the parachute value of all such payments exceeds 105% of the maximum amount that the executive could receive without being subject to the excise tax, and if this threshold is not met, the executive’s payments are cut back so that no excise tax is imposed.

Like the prior agreements, each of the replacement agreements prohibits the executive from using or disclosing any of our confidential business or technical information or trade secrets. The executive may also not employ or solicit any of our officers during the one-year period following termination.

The replacement agreements differ from the prior agreements in the following material respects:

•	The replacement agreements eliminate or reduce some of the payments and benefits provided under the prior agreements, including payments based on personal benefits provided to the executive.

•

The replacement agreements are written as employment agreements, the terms of which become operative upon a change of control, instead of severance agreements, to provide greater specificity regarding the parties’ rights and obligations following a change of control.

•	The replacement agreements modify the manner in which certain types of benefits are provided in order to comply with Section 409A of the Code.

•

The replacement agreements provide that the severance pay multiple will be reduced to one and one-half (1.5) when an executive attains age 65 instead of providing that the three-times severance pay multiple will be reduced to the number of years from the date of termination until the date the executive attains age 65 (with the agreement expiring when the executive reaches age 65) under the prior agreement.

We have also entered into change in control employment agreements with certain other officers under which they will receive benefits similar to those described above. In some cases, however, these benefits have a lower level of payment and a shorter coverage period.

For a discussion of potential payments to our named executive officers upon a change in control or other events resulting in termination please see “Potential Payments Upon Termination of Employment and Change in Control,” beginning on page 83 and “Potential Change in Control Payments” below.

Change in Control Provisions in Other Grants. We also typically include provisions in our stock option, restricted stock, and incentive share and incentive performance unit grants providing certain protections to our officers. Upon a change in control of PNC, all of the outstanding unvested employee stock options, restricted stock, and restricted share unit grants will vest, whether or not the employee has a qualifying termination of employment. As described above, there is a provision in our incentive performance unit programs entitling the officer to receive a payment if a change in control occurs. In addition, if an officer is terminated by the surviving company without cause or by the employee for good reason after a change in control, the officer will have a period of three years to exercise his or her options but not extending past the original option termination date.

Our displaced employee assistance plans for employees generally provide for an increase in severance benefits following a change in control under certain circumstances. These plans do not apply to our executive officers, as they have change in control agreements as described above. If an employee’s employment is terminated by the surviving corporation within two years following consummation of a change in control, the employee will receive a lump sum payment equal to twice the benefits to which such employee otherwise would be entitled under the applicable plan. In addition to that lump sum payment, selected officers and employees will become eligible for an additional severance benefit under similar circumstances, based on their annual variable cash compensation

Potential Change in Control Payments

This table summarizes potential change in control benefits for each of the named executive officers employed by PNC as of December 31, 2008. For these benefits, we assumed a change in control of PNC and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason). We assumed that both events occurred on December 31, 2008. To the extent relevant, the amounts assume a PNC stock price of $49.00, the closing price for our stock on that date. As described on page 83, the payout of some of these amounts may be affected by our participation in the TARP Capital Purchase Program.

If we calculated these amounts using a different date, the change in the amounts could be significant. For example, each of these executive officers received new equity awards in February 2009. Other equity awards vested during the first quarter of 2009. If we had calculated the amounts shown based on a February 2009 change in control and termination, the total payment amount would differ. In addition, several of the items shown (particularly under “Cash Severance” and “Excise Tax Gross-Up”) depend on compensation received over a period of time.

As noted above, the benefits shown under “Acceleration of Unvested Equity” are received upon the change in control itself and do not require termination of employment, while the other benefits require a qualifying termination of employment. In addition, it is possible that an Excise Tax Gross-Up payment may be required if a change in control occurred even without a qualifying employment termination.

The “Restricted Stock” amounts reflect the market value of restricted stock held by the named executive officer on December 31, 2008, including restricted stock issuable under the 25/25 Program but deferred in the form of restricted phantom common stock units. The amounts shown under “Incentive Performance Unit” and, in the case of Mr. Demchak, “Special Incentive Performance Unit” are the amounts determined as described above. The amounts shown under “Unexercisable Options” include the excess of the market price over the exercise price for all of the executive officer’s unvested options. We computed the other amounts in accordance with the terms of the change in control employment agreements.

	Mr. Rohr	Mr. Johnson	Mr. Demchak	Mr. Guyaux	Mr. Shack
Change in Control Severance Benefits
Bonus for Year of Separation	$2,000,000	$475,000	$960,000	$930,000	$561,000
Cash Severance	$15,078,947	$3,930,856	$7,711,113	$7,766,438	$5,378,375
Enhanced Retirement Benefit (Defined Benefit and Defined Contribution Plans)	$8,702,263	$350,148	$589,733	$1,386,488	$948,475
General Health and Welfare Benefits	$27,384	$23,607	$27,384	$24,302	$23,607

Change in Control Severance Benefits	$25,808,594	$4,779,611	$9,288,230	$10,107,228	$6,911,457

Acceleration of Unvested Equity
Restricted Stock	$5,416,264	$440,951	$4,508,993	$2,133,264	$1,800,505
Incentive Performance Unit	$4,528,545	$993,943	$1,744,804	$1,744,804	$1,446,797
Special Incentive Performance Unit	$—	$—	$3,596,600	$—	$—
Unexercisable Options	$—	$—	$—	$—	$—

Total Unvested Equity	$9,944,809	$1,434,894	$9,850,397	$3,878,068	$3,247,302

Excise Tax Gross-Up	$—	$2,382,469	$4,778,262	$—	$—

Total Benefits	$35,753,403	$8,596,974	$23,916,889	$13,985,296	$10,158,759

REQUIREMENTS FOR DIRECTOR NOMINATIONS AND SHAREHOLDER PROPOSALS

Director Nominations, Proposals for Action, and Other Business Brought Before the Annual Meeting

Shareholders may make nominations for the election of directors and other proposals for action at an annual meeting of shareholders. Under our by-laws, nominations or other business may be brought before the meeting:

•	Pursuant to our notice of the meeting.

•	By, or at the direction of, a majority of our Board of Directors.

•	By one or more of our shareholders who:

¡	is a shareholder of record at the time of giving of the notice required by our by-laws and will be such at the time of the annual meeting; and

¡	is entitled to vote at the meeting; and

¡	complies with the notice and other procedures set forth in our by-laws as to such business or nomination.

The by-law procedures described above are the exclusive means for a shareholder to make nominations or submit other business before the meeting, other than matters properly brought under Exchange Act Rule 14a-8, and included in our notice of meeting.

If you would like to include a proposal in our notice of the annual meeting and proxy materials under Rule 14a-8, please see the requirements under “Proxy Proposals Brought Under Rule 14a-8” on page 91.

If you do not want to make a nomination of a director for consideration at our annual meeting, but would like to submit the name of a director candidate to our Board for consideration, please see “Recommendations of Director Candidates From Shareholders” on page 91. If you follow the process discussed in that section, our Board’s Nominating and Governance Committee will consider your candidate.

Please direct any questions about the requirements or notices in this section to our Corporate Secretary at the address given on page 7.

Requirements for Nominations or Other Business. If you are a shareholder who would like to nominate candidates for election as directors, or bring other proposals for action (other than under SEC Rule 14a-8) at the 2010 annual meeting, our by-laws require that you deliver a notice to the Corporate Secretary at the principal executive offices of PNC.

To be timely, the notice must be delivered not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (for the 2010 annual meeting, this would mean that timely notice would be delivered between December 29, 2009 and January 28, 2010).

If the date of next year’s annual meeting is more than 30 days before, or 60 days after, April 28, 2010, timely notice must be delivered not earlier than (1) the close of business on the 120th day prior to the date of the 2010 annual meeting and not later than (2) the close of business on the later of the 90th day prior to the date of the 2010 annual meeting or, if the first public announcement of the date of the 2010 annual meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we make a public announcement of the meeting date.

The notice must contain, on behalf of the shareholder and beneficial owner, if any, on whose behalf the nomination or proposal is being made, the following information, which is summarized from, and should be read in conjunction with, our by-laws:

Include in All Notices of Nominations for Director, or Other Proposals for Action	Additional Specific Information for Notices of Nominations for Director	Additional Specific Information for Notices of All Other Proposals for Action

•     The name and address of the shareholder, any beneficial owner, and any affiliates or associates.

•     The class or series and number of shares of PNC which are, directly or indirectly, owned beneficially and of record by the shareholder, beneficial owner, affiliates or associates.

•     Disclosure of any indirect, derivative, convertible, synthetic, or other right related to any class or series of shares of PNC, or any stock borrowings, dividend rights, or proxy or other voting arrangements, or other direct or indirect interests as enumerated in our by-laws.

•     Disclosure of any information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

•     All information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

•     A description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships as enumerated in our by-laws.

•     A completed and signed questionnaire, representation and agreement as enumerated in our by-laws.

•     Such other information as may reasonably be required by PNC to determine the eligibility of such proposed nominee to serve as an independent director of PNC or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

•     A brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business.

•     The text of the proposal or business (including the text of any resolutions proposed for consideration).

•     A description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

The proxies we appoint for the 2010 annual meeting may exercise their discretionary authority to vote on any shareholder proposal timely received and presented at the meeting. Our proxy statement must advise shareholders of the proposal and how our proxies intend to vote. A shareholder may mail a separate proxy statement to our shareholders, and satisfy certain other requirements, to remove discretionary voting authority from our proxies.

The Chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the annual meeting was made or proposed in accordance with our by-laws, and to declare that a defective proposal or nomination be disregarded.

Proxy Proposals Brought Under Rule 14a-8. If you are a shareholder who would like us to include your proposal in our notice of annual meeting and related proxy materials, you must follow SEC Rule 14a-8. In submitting your proposal, our Corporate Secretary must receive your proposal, in writing, at our principal executive officers, no later than November 19, 2009. If you do not follow these procedures, we will not consider your proposal for inclusion in next year’s proxy statement.

Recommendations of Director Candidates From Shareholders

If a shareholder recommends a candidate for director in good faith, our Nominating and Governance Committee will consider it. The committee has adopted a policy to formalize this long-standing practice.

If you are a shareholder, the committee will consider your candidate if you follow these procedures. Your recommendation must be in writing, and submitted no later than November 19, 2009.

You must submit your recommendation to the Corporate Secretary at the address provided on page 7. Your written recommendation must include the following information:

•	The nominee’s name and address.

•	A description of all arrangements or understandings between you, the nominee and any other person or persons regarding the nomination of the director. You must also name such other persons.

•

Any commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationships involving the proposed nominee and us or our subsidiaries that may be relevant in determining whether your nominee is independent of our management and eligible to serve on the Board’s Audit, Nominating and Governance and Personnel and Compensation Committees, under SEC and NYSE rules, and for the Personnel and Compensation Committee, under Section 162(m) of the Internal Revenue Code.

•

The educational, professional and employment-related background and experience of your nominee, together with any other facts and circumstances that may be relevant in determining whether your nominee is an “audit committee financial expert” under SEC rules.

•	Such other information regarding the nominee as would be required to be included in proxy materials had the nominee been nominated by our Board.

•	The written consent of the nominee to serve as a PNC director, if elected.

The committee will not consider any candidate with an obvious impediment to serving as one of our directors. Under current practices, the committee does not evaluate candidates recommended by a shareholder any differently than candidates recommended by the committee.

OTHER MATTERS

Our Board of Directors does not know of any other business to be presented at the meeting. If any other business should properly come before the meeting, or if there is any meeting adjournment, proxies will be voted in accordance with the best judgment of the persons named in the proxies.

By Order of the Board of Directors,

George P. Long, III

Corporate Secretary

EXHIBIT A

THE PNC FINANCIAL SERVICES GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated as of January 1, 2009)

ARTICLE I. PURPOSE AND SCOPE OF THE PLAN

1.1 Purpose. The PNC Financial Services Group, Inc. Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Corporation. The Plan as set forth herein is effective for Option Periods beginning on or after January 1, 2009, and it supersedes and replaces in its entirety the prior Employee Stock Purchase Plan (the “Prior Plan”), as originally established effective as of June 1, 2003 and as amended and restated from time to time thereafter, with respect to any such Option Period. The Plan as in effect prior to this amendment and restatement shall govern any Option Period beginning prior to January 1, 2009.

1.2 Definitions. Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

Board of Directors or Board means the Board of Directors of the Corporation.

Code means the Internal Revenue Code of 1986, as amended.

Common Stock means shares of the common stock, par value $5.00 per share, of the Corporation.

Compensation means the regular remuneration paid to an Employee by the Corporation or Designated Subsidiary which: (i) in the case of an Employee who receives commission income, means commissions; and (ii) in the case of any other Employee, means any base salary or wage amount paid to an Employee by the Corporation or a Designated Subsidiary that would be included in the Employee’s U.S. taxable income but for the fact that such amount was contributed by the Employee to a tax-qualified plan pursuant to an elective deferral under Section 401(k) of the Code, was contributed by the Employee under a flexible benefit arrangement described in Section 125 of the Code, or was deferred by the Employee’s election pursuant to the terms of the Corporation’s SISP or any successor plan to the SISP.

Continuous Service means the period of time, uninterrupted by a termination of employment, that an Employee has been employed by the Corporation and/or a Designated Subsidiary immediately preceding an Offering Date. Such period of time will include any approved leave of absence.

Corporate Retirement Plans means the department of the Corporation responsible for the day-to-day administration of and recordkeeping for the Plan.

Corporation means The PNC Financial Services Group, Inc.

Designated Subsidiary means any Subsidiary that has been designated by the Plan Committee to participate in the Plan.

Employee means any individual classified by the Corporation or a Designated Subsidiary as an employee.

Exercise Date means June 30 and December 31 of each Plan Year.

Fair Market Value as it relates to a share of Common Stock as of any given date means the closing trading price on the New York Stock Exchange (or such successor reporting system as the Corporation may select) for a share of Common Stock on such date (as reported by The Wall Street Journal), or, if no Common Stock trades have been reported for that day, the average of such closing prices for the next preceding day and the next following day for which there were reported trades.

ISP means the Corporation’s Incentive Savings Plan.

Offering Date means July 1 and January 1 of each Plan Year.

Option Period or Period means the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

Option Price means the purchase price of a share of Common Stock hereunder as provided in Section 3.1.

Participant means any Employee who (i) is eligible to participate in the Plan under Section 2.1 hereof and (ii) elects to participate.

Plan means the Corporation’s Employee Stock Purchase Plan, which is the Plan set forth in this document, as the same may be amended from time to time in accordance with the terms of Section 6.3.

Plan Account or Account means the account established and maintained under the Plan in the name of the Participant.

Plan Committee means a committee of officers of the Corporation and/or Designated Subsidiaries appointed by the Board of Directors or the Personnel and Compensation Committee of the Board, which committee of officers will administer the Plan as provided in Section 1.3.

Plan Year means the twelve (12) consecutive month period beginning on January 1 and ending on the following December 31.

“Retire,” “Retires,” or “Retirement” means termination of Participant’s employment with the Corporation or a Designated Subsidiary at any time and for any reason (other than termination by reason of the Participant’s death or by the Corporation or a Designated Subsidiary for cause and, if the Plan Committee so determines prior to such divestiture, other than by reason of termination in connection with a divestiture of assets or a divestiture of one or more subsidiaries of the Corporation) on or after the date on which Participant attains age fifty-five (55) and completes five (5) years of service, where a year of service is determined in the same manner as the determination of a year of vesting service calculated under the provisions of The PNC Financial Services Group, Inc. Pension Plan.

RSP means the PNC Global Investment Servicing Retirement Savings Plan.

SISP means the Corporation’s Supplemental Incentive Savings Plan.

Subsidiary means any company in which the Corporation owns, directly or indirectly, shares possessing 50% or more of the total combined voting power of all classes of stock.

1.3 Administration of Plan; Delegation. Subject to oversight by the Board of Directors or the Board’s Personnel and Compensation Committee, the Plan Committee will have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan or the Code. The Plan Committee or the Plan Manager, if any, will adopt the form of all notices required hereunder. Its interpretations and decisions in respect to the Plan will, subject as aforesaid, be final and conclusive. The Plan Committee will have the authority to appoint an Employee as Plan Manager and to delegate to the Plan Manager such authority with respect to the administration of the Plan as the Plan Committee, in its sole discretion, deems advisable from time to time.

The Board or the Personnel and Compensation Committee of the Board may, in its sole discretion, delegate authority hereunder, including but not limited to delegating authority to amend, administer, interpret, construe or vary the Plan, to the extent permitted by applicable law or administrative or regulatory rule.

1.4 Effective Date of Plan. The effective date of the Plan is January 1, 2009.

1.5 Extension or Termination of Plan. The Plan will continue in effect through and including December 31, 2013, unless terminated prior thereto pursuant to Section 4.3 or by the Board of Directors or the Personnel and Compensation Committee of the Board, each of which will have the right to extend the term of or terminate the Plan at any time. Upon any such termination, the balance, if any, in each Participant’s Account will be refunded to the Participant, or otherwise disposed of in accordance with policies and procedures prescribed by the Plan Committee in cases where such a refund may not be possible.

ARTICLE II. PARTICIPATION

2.1 Eligibility. Effective beginning with the Option Period commencing on January 1, 2009, each full-time Employee or rehired Employee, including those serving on the Plan Committee or serving as Plan Manager, who on an Offering Date will have at least six (6) months of Continuous Service, and each part-time Employee (excluding peak-time employees who were not otherwise previously participating in the Plan or the Prior Plan as full or part-time employees) or rehired Employee who on an Offering Date will have at least twelve (12) months of Continuous Service, may become a Participant by filing a notice with Corporate Retirement Plans prior to such Offering Date. Participants who participated in the Prior Plan will continue to participate in this Plan pursuant to the same elections made under the Prior Plan until they make elections in accordance with Section 2.2 or otherwise withdraw or are terminated in accordance with Article V. No Employee may participate in the Plan if said Employee, immediately after an Offering Date, would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary.

2.2 Payroll Deductions. Payment for shares of Common Stock purchased hereunder will be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. Said deductions will be expressed as a whole number percentage that is at least 1% but not more than 10%. A Participant may not increase or decrease the percentage deduction during an Option Period. However, a Participant may change the percentage deduction for any subsequent Option Period by filing notice thereof with Corporate Retirement Plans prior to the Offering Date on which such Option Period commences. During an Option Period, a Participant may discontinue payroll deductions but have the payroll deductions previously made during that Option Period remain in the Participant’s Account to purchase Common Stock on the next Exercise Date, provided that he or she is an Employee as of that Exercise Date. Payroll deductions may be automatically suspended if, during a Plan Year, a Participant has reached any applicable limit imposed by law or has taken a hardship withdrawal from the ISP or RSP. For Participants that have been suspended due to reaching any applicable limits imposed by law, payroll deductions will recommence at the same percentage at the beginning of the next Plan Year if the Participant continues to be eligible to participate and has not elected to discontinue deductions. Participants suspended because of a hardship withdrawal are eligible to enroll for any subsequent offering period. Any amount remaining in the Participant’s Account after the purchase of Common Stock will be carried over to the next Offering Period unless the Participant submits a request to discontinue payroll deductions to Corporate Retirement Plans. Any Participant who discontinues payroll deductions during an Option Period may again become a Participant for a subsequent Option Period by filing a notice in accordance with Section 2.1. Amounts deducted from a Participant’s Compensation pursuant to Section 2.2 will be credited to the Participant’s Account.

ARTICLE III. PURCHASE OF SHARES

3.1 Option Price. Effective beginning with the Option Period commencing on January 1, 2009, the Option Price per share of the Common Stock sold to Participants under the Plan will be 95% of the Fair Market Value of such share on the Exercise Date of the Option Period; provided, however, in no event will the Option Price per share be less than the par value of the Common Stock.

3.2 Purchase of Shares. On each Exercise Date, the amount in a Participant’s Account will be charged with the aggregate Option Price of the largest number of whole shares of Common Stock which can be purchased with said amount. Shares of Common Stock purchased by a Participant on any Exercise Date will be issued in the manner most recently elected by the Participant and on file with Corporate Retirement Plans.

3.3 Limitations on Purchase. No Participant’s purchase of Common Stock under the Plan will exceed the limitations imposed by Section 423(b)(8) of the Code.

3.4 Transferability of Rights. Only Participants can exercise rights to purchase shares hereunder. Such rights are not transferable.

ARTICLE IV. PROVISIONS RELATING TO COMMON STOCK

4.1 Common Stock Reserved. As of January 1, 2009, there will be 2,000,000 shares of Common Stock authorized and reserved for use in accordance with the Plan, subject to adjustment in accordance with Section 4.2, in addition to the shares previously authorized and issued under the Plan. The 2,000,000 shares of Common Stock authorized and reserved for issuance hereunder includes all of the shares authorized and reserved for issuance under the Prior Plan for Option Periods beginning prior to January 1, 2009 but that were not issued thereunder (“Unissued Shares”), plus additional shares, which, when added to the Unissued Shares, total 2,000,000 shares. The aggregate number of shares which may be purchased thereafter under the Plan will not exceed the number of shares reserved for the Plan.

4.2 Adjustment for Changes in Common Stock. Upon the occurrence of a corporate transaction or transactions (including, without limitation, stock dividends, stock splits, spin-offs, split-offs, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation (each, a “Corporate Transaction”)), the Plan Committee shall make those adjustments, if any, in (i) the number, class or kind of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the Option Price that it deems appropriate in its discretion to reflect the Corporate Transaction(s) such that the rights of Participants are neither enlarged nor diminished as a result of such Corporate Transaction or Transactions. All determinations hereunder shall be made by the Plan Committee in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation the Participants. The Corporation shall determine the manner in which any fractional shares will be treated.

4.3 Insufficient Shares. If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1, then (i) the Plan Committee will proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess and (ii) the Plan will automatically terminate immediately after such Exercise Date.

4.4 Confirmation. Each purchase of Common Stock hereunder will be confirmed in writing to the Participant. A record of purchases will be maintained by appropriate entries on the books of the Corporation.

4.5 Rights as Shareholders. The shares of Common Stock purchased by a Participant on an Exercise Date will, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Corporation will exist with respect to such shares.

ARTICLE V. TERMINATION OF PARTICIPATION

5.1 Voluntary Withdrawal. A Participant may withdraw from the Plan at any time by filing notice of withdrawal prior to the close of business on an Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant’s Account will be refunded to him or to her without interest. Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1.

5.2 Termination of Eligibility. A Participant who Retires during an Option Period may elect to withdraw the entire cash balance, if any, in the Participant’s Plan Account. If a Participant who Retires during an Option Period has not made a withdrawal election as provided for in the preceding sentence at least fifteen (15) days prior to the next succeeding Exercise Date, any cash balance remaining in the Participant’s Plan Account will be applied toward the purchase of whole shares of Common Stock on the next succeeding Exercise Date and any cash balance remaining in the Participant’s Plan Account after such purchase will be refunded to the Participant without interest.

If a Participant ceases to be eligible under Section 2.1 during an Option Period because of the Participant’s death while employed by the Corporation or a Designated Subsidiary, the cash balance remaining in the Participant’s Plan Account will be distributed without interest to the Participant’s designated beneficiary or, in the absence of an effective beneficiary designation, to the Participant’s personal representative or, if no personal representative has qualified, to the persons entitled thereto under the laws of descent and distribution. During the Participant’s lifetime, a Participant may file a beneficiary designation with the Corporation in such manner and form as the Corporation may from time to time direct.

If a Participant ceases to be eligible under Section 2.1 during an Option Period because the Participant’s employer, while remaining a Subsidiary, ceases to be a Designated Subsidiary, then any cash balance remaining in the Participant’s Plan Account at the time such Subsidiary ceases to be a Designated Subsidiary will be applied toward the purchase of whole shares of Common Stock on the next succeeding Exercise Date (unless withdrawn pursuant to Section 5.1) and any cash balance remaining in the Participant’s Plan Account after such purchase will be refunded without interest.

If a Participant ceases to be eligible under Section 2.1 during an Option Period because the Participant’s employment with the Corporation or a Designated Subsidiary has ended for any other reason, the cash balance remaining in the Participant’s Plan Account will be refunded or distributed without interest to the Participant.

Notwithstanding the above, in cases where a refund or distribution in accordance with the provisions of Section 5.2 may not be possible or practicable, the cash balance remaining in the Participant’s Plan Account will be disposed of as determined by the Plan Committee.

ARTICLE VI. GENERAL PROVISIONS

6.1 Notices. Any notice, which a Participant files pursuant to the Plan, shall be made as prescribed by the Plan Committee or the Plan Manager, if any, and will be effective only when such notices are received by Corporate Retirement Plans.

6.2 Condition of Employment. Neither the creation of the Plan nor participation therein will be deemed to create any right of continued employment or in any way affect the right of the Corporation or a Designated Subsidiary to terminate an Employee’s employment.

6.3 Amendment of the Plan. The Board of Directors or the Board’s Personnel and Compensation Committee may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders, no amendment may increase the aggregate number of shares reserved under the Plan other than as provided in Section 4.2, materially increase the benefits accruing to Participants, or materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, with any other applicable law or regulations, and with any applicable requirements of the principal exchange upon which the Common Stock is listed.

6.4 Application of Funds. All funds received by the Corporation by reason of purchases of Common Stock hereunder may be used for any corporate purpose.

6.5 Legal Restrictions. The Corporation will not be obligated to sell shares of Common Stock hereunder if counsel to the Corporation determines that such sale would violate any applicable law or regulation.

6.6 Gender. Whenever used herein, use of any gender will be applicable to both genders.

6.7 Governing Law. The Plan and all rights and obligations thereunder will be constructed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions, and any applicable provisions of the Code and the related regulations.

EXHIBIT B

THE PNC FINANCIAL SERVICES GROUP, INC.

CATEGORICAL STANDARDS TO ASSIST THE BOARD OF DIRECTORS IN DETERMINING THE INDEPENDENCE OF THE CORPORATION’S DIRECTORS FOR PURPOSES OF SECTION 303A, AS AMENDED, OF THE NEW YORK STOCK EXCHANGE LISTED COMPANY MANUAL AS AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON JANUARY 19, 2005

INTRODUCTION

The Board of Directors has adopted the categorical standards set forth below to assist it in determining whether or not certain relationships between its directors and the Corporation or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation) are “material relationships” for purposes of Section 303A.02(a) of the New York Stock Exchange Listed Company Manual.

Relationships not described in these categorical standards will be evaluated on an individual basis as provided for in Section 303A.02(a). A director who has a relationship with the Corporation or its subsidiaries that is not described in these categorical standards nevertheless may be determined to be independent by the Board of Directors. In such a case, the Board’s basis for the determination of independence will be specifically explained in the proxy statement for the annual meeting of shareholders at which the director is standing for election to the Board of Directors.

The term “immediate family members” as used in these categorical standards is defined in the general commentary to Section 303A.02(b) to include a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home.

APPLICATION OF CATEGORICAL STANDARDS

None of the relationships described below shall be deemed to be a “material relationship” between a director and the Corporation and thus a director having such a relationship may be deemed to be “independent” for purposes of Section 303A.02, unless the relationship causes the director not to be independent as a result of any of the provisions of Section 303A.02(b). The provisions of Section 303A.02(b) establish mandatory independence standards involving the employment, affiliations, and compensation of a director or an immediate family member. Also, a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Corporation or its subsidiaries in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold (the “Payments Test”).

In applying these categorical standards, the Corporation’s Board of Directors will take into account any “look-back” or transition period specified for purposes of Section 303A of the New York Stock Exchange Listed Company Manual.

(1) Relationships arising in the ordinary course of business. Lending, deposit, banking, or other financial service relationships (such as those involving fiduciary, brokerage, investment management,

custody, capital markets, treasury management, or similar products and services) or other relationships involving the provision of products or services either by or to the Corporation or its subsidiaries and involving a director, his or her immediate family members, or a company or charitable organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director will not be considered “material relationships” if the following conditions and the Payments Test are satisfied:

(a) the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers;

(b) the relationship does not involve the provision of consulting, legal, or accounting services to the Corporation or its subsidiaries by the director or immediate family member personally when the Corporation or a subsidiary is the primary client of the director or immediate family member, or by a firm of which the director or immediate family member is a partner, managing member, principal, or an executive officer with significant policy-making authority over the firm; and

(c) any extension of credit: (i) was made in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; (ii) is pass-rated and performing; and (iii) complies with any additional requirements imposed on the extension of credit by Regulation O of the Board of Governors of the Federal Reserve System or other applicable laws and regulations.

(2) Relationships with companies of which a director is a shareholder or partnerships of which a director is a partner. Any relationship not described in Section (1), above, between the Corporation or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder or partner will not be considered a “material relationship,” provided the director is not a principal shareholder of the company or a principal partner of the partnership. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10 percent of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25 percent or more general partnership interest, or more than a 10 percent overall partnership interest and has the single largest interest in the partnership. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

(3) Contributions made or pledged to charitable organizations. Contributions made to any charitable organization pursuant to a matching gift program maintained by the Corporation or by its subsidiaries or by any foundation sponsored by or associated with the Corporation or its subsidiaries are not considered to be a “material relationship” and shall not be included in calculating the materiality threshold set forth in (a), below. Other contributions made or pledged by the Corporation, its subsidiaries, or by any foundation sponsored by or associated with the Corporation or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee will not be considered a “material relationship” if the following conditions are satisfied:

(a) within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2 percent of the charitable organization’s consolidated gross revenues for that fiscal year; and

(b) the charitable organization is not a family foundation created by the director or an immediate family member.

(4) Certain familial relationships. A relationship involving a director’s relative will not be considered a “material relationship” solely by virtue of the familial relationship if the relative is not an immediate family member of the director.

PNC

The PNC Financial Services Group

000004

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Admission Ticket

C123456789

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 28, 2009.

Vote by Internet

Log on to the Internet and go to

www.envisionreports.com/PNC

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

123456

C0123456789

12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends that you vote FOR the following proposals:

1. Election of Directors:

01 - Mr. Berndt

04 - Mr. Clay

07 - Mr. Lindsay

10 - Mr. Rohr

13 - Mr. Strigl

16 - Mr. Walls

For

Against

Abstain

02 - Mr. Bunch

05 - Ms. James

08 - Mr. Massaro

11 - Mr. Shepard

14 - Mr. Thieke

17 - Mr. Wehmeier

For

Against

Abstain

03 - Mr. Chellgren

06 - Mr. Kelson

09 - Ms. Pepper

12 - Ms. Steffes

15 - Mr. Usher

For

Against

Abstain

2. Approval of The PNC Financial Services Group, Inc. Employee Stock Purchase Plan as amended and restated as of January 1, 2009.

For

Against

Abstain

3. Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2009.

For

Against

Abstain

4. Approval of an advisory vote on executive compensation.

The Board of Directors recommends that you vote AGAINST the following proposal:

5. A shareholder proposal regarding equity ownership, if properly presented before the meeting.

For

Against

Abstain

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND C ON BOTH SIDES OF THIS CARD.

C 1234567890

J N T

1 U PX

0 2 1 1 3 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#>

010NSE

Notice of Annual Meeting of Shareholders

THE PNC FINANCIAL SERVICES GROUP, INC.

2009 Annual Meeting of Shareholders

For the purpose of considering and acting upon the election of 17 directors to serve until the next annual meeting and until their successors are elected and qualified, the approval of The PNC Financial Services Group, Inc. Employee Stock Purchase Plan, the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2009, the approval of an advisory vote on executive compensation, a shareholder proposal regarding equity ownership, if properly presented before the meeting and such other business as may properly come before the meeting or any adjournments thereof.

Tuesday, April 28, 2009 - 11:00 a.m. Eastern Time

One PNC Plaza - 249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Upon arrival, please present this admission ticket and photo identification at the registration desk.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proxy - The PNC Financial Services Group, Inc.

This proxy is solicited on behalf of the Board of Directors for the

Annual Meeting of Shareholders on April 28, 2009.

James E. Rohr, Joseph C. Guyaux, and George P. Long, III, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders to be held on April 28, 2009, or at any adjournment thereof, and to vote, as indicated on the reverse side, the shares of common stock and/or preferred stock that the undersigned would be entitled to vote if personally present at said meeting. The above-named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment(s) thereof, in accordance with their best judgment.

If you are a participant in any incentive savings plan (e.g., a 401(k) plan), except for the National City Corporation Savings and Investment Plan, sponsored by The PNC Financial Services Group, Inc., PNC Global Investment Servicing (U.S.) Inc., or any other affiliate, this proxy also serves as a voting instruction card and directs the Trustee of such plan to vote all shares credited to your account as indicated on the reverse side at the Annual Meeting of Shareholders to be held on April 28, 2009 or at any adjournment(s) thereof.

The Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa. C.S.A. section 1759 (b), provides that shareholders voting by means of the telephone or the Internet, as instructed, will be treated as transmitting a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.

Please sign and return promptly.

B Non-Voting Items

Change of Address — Please print your new address below.

Will use Webcast

Will use Teleconference

Will attend Meeting

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND C ON BOTH SIDES OF THIS CARD.

PNC

The PNC Financial Services Group

000004

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Admission Ticket

C123456789

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your card, you may choose one of the two voting methods outlined below to direct the vote of your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Voting Instructions submitted by mail, the internet or telephone must be received by 1:00 a.m., Central Time, on April 23, 2009.

Vote by Internet

Log on to the Internet and go to

www.envisionreports.com/PNC

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Voting Instruction Card - National City Savings and Investment Plan

123456

C0123456789

12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals - The Board of Directors recommends that you vote FOR the following proposals:

1. Election of Directors:

01 - Mr. Berndt

04 - Mr. Clay

07 - Mr. Lindsay

10 - Mr. Rohr

13 - Mr. Strigl

16 - Mr. Walls

For

Against

Abstain

02 - Mr. Bunch

05 - Ms. James

08 - Mr. Massaro

11 - Mr. Shepard

14 - Mr. Thieke

17 - Mr. Wehmeier

For

Against

Abstain

03 - Mr. Chellgren

06 - Mr. Kelson

09 - Ms. Pepper

12 - Ms. Steffes

15 - Mr. Usher

For

Against

Abstain

2. Approval of The PNC Financial Services Group, Inc. Employee Stock Purchase Plan as amended and restated as of January 1, 2009.

For

Against

Abstain

3. Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2009.

For

Against

Abstain

4. Approval of an advisory vote on executive compensation.

The Board of Directors recommends that you vote AGAINST the following proposal:

5. A shareholder proposal regarding equity ownership, if properly presented before the meeting.

For

Against

Abstain

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND C ON BOTH SIDES OF THIS CARD.

C 1234567890

J N T

1 U P X

0 2 1 1 3 0 4

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#>

010S9F

Notice of Annual Meeting of Shareholders

THE PNC FINANCIAL SERVICES GROUP, INC.

2009 Annual Meeting of Shareholders

For the purpose of considering and acting upon the election of 17 directors to serve until the next annual meeting and until their successors are elected and qualified, the approval of The PNC Financial Services Group, Inc. Employee Stock Purchase Plan, the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2009, the approval of an advisory vote on executive compensation, a shareholder proposal regarding equity ownership, if properly presented before the meeting and such other business as may properly come before the meeting or any adjournments thereof.

Tuesday, April 28, 2009 - 11:00 a.m. Eastern Time

One PNC Plaza - 249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Instructions— Participants in the National City Savings and Investment Plan

As a participant in the National City Savings and Investment Plan (the “Plan”), you have the right to instruct Bank of America, National Association, acting through U.S. Trust, Bank of America Private Wealth Management (“U.S. Trust”), the named fiduciary and investment manager of The PNC Financial Services Group, Inc. Stock Fund in the Plan, to vote your proportionate share of the Plan’s investment in The PNC Financial Services Group, Inc. Common Stock in The PNC Financial Services Group, Inc. Stock Fund. You also have the ability, acting as a Named Fiduciary under the Plan, to separately instruct U.S. Trust to vote a pro rata portion of the Plan’s investment in The PNC Financial Services Group, Inc. Common Stock in The PNC Financial Services Group, Inc. Stock Fund for which U.S. Trust has not received voting instructions.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Voting Instruction Card — National City Savings and Investment Plan

The undersigned, a Participant in the National City Savings and Investment Plan (the “Plan”), hereby instructs Bank of America, National Association, acting through U.S. Trust, Bank of America Private Wealth Management (“U.S. Trust”), the named fiduciary and investment manager of The PNC Financial Services Group, Inc. Stock Fund in the Plan, to vote as indicated on the reverse side at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders, and at any adjournment thereof, the undersigned’s proportionate share of The PNC Financial Services Group, Inc. Common Stock in The PNC Financial Services Group, Inc. Stock Fund in the Plan as of the record date for such meeting. Subject to ERISA, U.S. Trust will vote The PNC Financial Services Group, Inc. Common Stock as directed by Plan participants.

If the box below has been marked, the undersigned participant in the Plan, acting as a Named Fiduciary under the Plan, hereby instructs U.S. Trust to vote as indicated on the reverse side at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders, and at any adjournment thereof, a pro rata portion of the Plan’s interest in the shares of The PNC Financial Services Group, Inc. Common Stock in The PNC Financial Services Group, Inc. Stock Fund as of the record date for such meeting for which U.S. Trust has not otherwise received participant voting instructions. Subject to ERISA, U.S. Trust will vote The PNC Financial Services Group, Inc. Common Stock as directed by Plan participants.

I instruct U.S. Trust to vote a pro rata portion of the Plan’s uninstructed shares, as indicated on the reverse side.

B Non-Voting Items

Please indicate to the right if you plan to attend the Annual Meeting of Shareholders, or if you will listen via Webcast or Teleconference.

Will use Webcast

Will use Teleconference

Will attend Meeting

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND C ON BOTH SIDES OF THIS CARD.